Exhibit (a)(1)(A)

PROLOGIS

OFFER TO EXCHANGE
CERTAIN OUTSTANDING SHARE OPTIONS FOR
RESTRICTED SHARE UNITS OR CASH

This document constitutes part of the prospectuses relating to the securities that have been registered under the Securities Act of 1933, as amended. The prospectuses relate to the
ProLogis 2006 Long-Term Incentive Plan, as amended, and
ProLogis 1997 Long-Term Incentive Plan, as amended.
June 10, 2010

PROLOGIS
Offer to Exchange Certain Outstanding Share Options
for Restricted Share Units or Cash

This offer and the related withdrawal rights will expire at 6:00 a.m., U.S. Mountain Time, on July 9, 2010, unless we extend the expiration date.

     By this offer, ProLogis (referred to as “ProLogis,” “we,” “our” or “us”) is giving eligible employees of ProLogis and our subsidiaries the opportunity to exchange some or all of their outstanding share options granted under our 2006 Long-Term Incentive Plan, as amended, and our 1997 Long-Term Incentive Plan, as amended, with an exercise price greater than $15.04 (which is equal to the 52-week high trading price of our common shares as of the start of this offer), whether vested or unvested, for restricted share units or cash payment (as applicable). Restricted share units or “RSUs” are a right to receive common shares in the future provided that the vesting criteria are satisfied.
     You are an eligible employee if you are an employee of ProLogis as of the start of the offer and remain an employee of ProLogis through the expiration of the offer and the RSU grant date. However, our named executive officers and trustees are not eligible employees and therefore may not participate in the offer.
     If you participate in the offer, the number of RSUs, or cash payment (as applicable), you receive will depend in part on the number of eligible share options that you elect to exchange and the exercise price of those share options.
     We will grant RSUs on the U.S. calendar day on which the offer expires, which is the same U.S. calendar day on which we will cancel the exchanged share options. This date is referred to as the “RSU grant date.” We expect the RSU grant date to be July 9, 2010. If the expiration date of the offer is extended, the RSU grant date similarly will be delayed. The RSUs will be granted pursuant to the ProLogis 2006 Long-Term Incentive Plan, as amended.
     The vesting of the RSUs will generally be conditioned on your continued employment with us through each applicable vesting date generally over a period of at least 2 years following the RSU grant date, depending on the extent to which the corresponding exchanged share options were vested and the vesting schedule of any unvested corresponding exchanged share options. The vesting schedule of the RSUs is detailed in Section 9 of this Offer to Exchange Certain Outstanding Share Options for Restricted Share Units or Cash (the “Offer to Exchange”).
     Our common shares are traded on the New York Stock Exchange under the symbol “PLD.” On June 8, 2010, the closing price of our common shares was $10.08 per share. You should evaluate the risks related to our business, our common shares, and this offer, and review current market quotes for our common shares, among other factors, before deciding to participate in this offer.
     See “Risks of Participating in the Offer” beginning on page 24 for a discussion of risks that you should consider before participating in this offer.
IMPORTANT
     If you want to participate in the offer, you must submit your election via the ProLogis offer website at https://prologis.equitybenefits.com (except with respect to eligible employees located in either France or Poland) or via facsimile to Kristi Oberson, Stock Plan Administration at (303) 567-5761, by the expiration date, currently expected to be 6:00 a.m., U.S. Mountain Time, on July 9, 2010. Due to applicable requirements under local law, eligible employees located in either France or Poland may only submit elections via facsimile.

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     Your delivery of all documents, including elections, is at your own risk. Only responses that are properly completed and actually received by ProLogis by the deadline either via the offer website at https://prologis.equitybenefits.com (except with respect to eligible employees located in either France or Poland) or via facsimile to Kristi Oberson, Stock Plan Administration, at (303) 567-5761 will be accepted. Eligible employees located in either France or Poland may submit elections only via facsimile. Responses submitted by any other means, including email, hand delivery, interoffice, U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you submit your election via the offer website, you should print and keep a copy of the Election Confirmation that you will see on the offer website at the time that you complete and submit your election. The printed Election Confirmation will provide evidence that you submitted your election. If you submit your election via facsimile, we intend to confirm the receipt of your election by email within 2 U.S. business days of receiving your election. If you do not receive a confirmation, it is your responsibility to confirm that we have received your election. Note that if you submit any election via facsimile within the last 2 U.S. business days prior to the expiration of the offer, time constraints may prevent ProLogis from providing a confirmation by email prior to the expiration of the offer.
     Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state or foreign securities commission has approved or disapproved of these securities or passed judgment upon the accuracy or adequacy of this offer. Any representation to the contrary is a criminal offense.
     You should direct questions about this offer and requests for additional copies of this Offer to Exchange and other offer documents to:
Stock Plan Administration
Phone: (303) 567-5277 or (915) 298-6650
Email: stockplan@prologis.com
Offer to Exchange dated June 10, 2010
You should rely only on the information contained in this Offer to Exchange or documents to which we have referred you. We have not authorized anyone to provide you with different information. We are not making an offer to exchange certain outstanding share options for restricted share units or cash in any jurisdiction in which the offer is not permitted. However, we may, at our discretion, take any actions necessary for us to make the offer to holders of share options in any of such jurisdictions. You should not assume that the information provided in this Offer to Exchange is accurate as of any date other than the date as of which is shown, or if no date is indicated, the date of this offer. This Offer to Exchange summarizes various documents and other information. These summaries are qualified in their entirety by reference to the documents and information to which they relate.

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TABLE OF CONTENTS
(continued)
LIST OF SCHEDULES

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SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS
     The following are answers to some of the questions that you may have about this offer. You should read carefully this entire Offer to Exchange, the accompanying email from Walt Rakowich, our Chief Executive Officer, dated June 10, 2010, announcing the offer, and the election form included with the email, together with its associated instructions. The email from Walt Rakowich will be sent to your ProLogis email account via Stock Plan Administration. This offer is made subject to the terms and conditions of these documents as they may be amended. The information in this summary is not complete. Additional important information is contained in the remainder of this Offer to Exchange and the other offer documents. We have included in this summary references to other sections in this Offer to Exchange to help you find more complete information with respect to these topics.

Q1.	What is the offer?	1
Q2.	How do I participate in this offer?	2
Q3.	What will I receive for the options that I exchange?	4
Q4.	How many RSUs will I receive, or what will be the amount of the cash payment I will receive (as applicable), for the options that I exchange?	5
Q5.	How will changes in ProLogis’ common share price impact the final exchange ratios?	7
Q6.	Why do the preliminary exchange ratios for eligible options with per share exercise prices of $21.75 and $24.25 differ so much from the other preliminary exchange ratios?	8
Q7.	Who may participate in this offer?	8
Q8.	Why is ProLogis making this offer?	8
Q9.	Which of my options are eligible?	9
Q10.	Are there circumstances under which I would not be granted RSUs?	9
Q11.	Am I required to participate in this offer?	10
Q12.	Are you making any recommendation as to whether I should exchange my eligible options?	10
Q13.	Do I have to pay for my RSUs?	10
Q14.	When will my RSUs vest?	10
Q15.	If I receive a cash payment rather than RSUs pursuant to the offer, will my cash payment be subject to a vesting schedule?	14
Q16.	If I participate in this offer, do I have to exchange all of my eligible options?	14
Q17.	What happens if I have an eligible option grant that is subject to a domestic relations order or comparable legal document as the result of the end of a marriage?	14
Q18.	When will my exchanged options be cancelled?	15
Q19.	When will I receive RSUs or my cash payment (as applicable)?	15
Q20.	Once I surrender my exchanged options, is there anything I must do to receive the RSUs or cash payment (as applicable)?	15
Q21.	Do I need to exercise my RSUs in order to receive shares?	16
Q22.	May I exchange ProLogis common shares that I acquired upon a prior exercise of ProLogis options?	16
Q23.	Will I be required to give up all of my rights under the cancelled options?	16
Q24.	What will happen to the accrued balance of dividend equivalent units associated with my eligible options?	16
Q25.	Will the terms and conditions of my RSUs be the same as my exchanged options?	16
Q26.	What happens to my options if I choose not to participate or if my options are not accepted for exchange?	17
Q27.	How does ProLogis determine whether an option has been properly tendered?	17

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Q28.	Will I have to pay taxes if I participate in the offer?	18
Q29.	What if ProLogis is acquired by another company?	18
Q30.	Will I receive an RSU agreement?	19
Q31.	Are there any conditions to this offer?	19
Q32.	If you extend or materially change the offer, how will you notify me?	19
Q33.	Can I change my mind and withdraw from this offer?	20
Q34.	May I change my mind about which options I want to exchange?	20
Q35.	Do I have to wait until the final exchange ratios are determined on the date immediately prior to the expiration date of the offer (currently expected to be July 8, 2010) to make my election?	20
Q36.	How do I change my election and add or withdraw some or all of my eligible option grants?	20
Q37.	What if I withdraw my election and then decide that I do want to participate in this offer?	23
Q38.	Will my decision to participate in the offer have an impact on my ability to receive options or other equity awards in the future?	23
Q39.	Whom can I contact if I have questions about the offer, or if I need additional copies of the offer documents?	23

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Q1.	What is the offer?

A1.	This offer is a voluntary opportunity for eligible employees to exchange certain outstanding share options with an exercise price per share greater than $15.04 (which is equal to the 52-week high trading price of our common shares as of the start of this offer), for restricted share units or, with respect to certain eligible employees, a cash payment.

The following are some terms that are frequently used in this Offer to Exchange.

Terms Used in This Offer to Exchange
•	“1997 Plan” refers to the ProLogis 1997 Long-Term Incentive Plan, as amended.

•	“2006 Plan” refers to the ProLogis 2006 Long-Term Incentive Plan, as amended.

•	“cancellation date” refers to the same U.S. calendar day as the expiration date, which is the date when exchanged options will be cancelled. This cancellation will occur after the offer expires. We expect that the cancellation date will be July 9, 2010. If the expiration date of the offer is extended, then the cancellation date similarly will be delayed.

•	“common share” refers to a ProLogis common share of beneficial interest.

•	“eligible employee” refers to an employee of ProLogis as of the start of the offer who remains an employee of ProLogis through the expiration of the offer and the RSU grant date. However, our named executive officers and trustees are not eligible employees and may not participate in the offer.

•	“eligible option grant” refers to all of the eligible options issued by ProLogis to an individual that is part of the same grant and subject to the same award agreement.

•	“eligible options” refers to share options to purchase ProLogis’ common shares that have an exercise price greater than $15.04 per share (which is equal to the 52-week high trading price of our common shares as of the start of this offer), that remain outstanding and unexercised as of the offer expiration date and that were granted under the 2006 Plan or the 1997 Plan.

•	“Equity Plans” refers to the 2006 Plan and 1997 Plan.

•	“exchanged options” refers to all share options to purchase ProLogis common shares that you exchange pursuant to this offer.

•	“expiration date” refers to the date that this offer expires. We expect that the expiration date will be July 9, 2010, at 6:00 a.m., U.S. Mountain Time. We may extend the expiration date at our discretion. If we extend the offer, the term “expiration date” will refer to the time and date at which the extended offer expires.

•	“named executive officers” refers to those officers of ProLogis identified on Schedule A to this Offer to Exchange as “named executive officers.” Our named executive officers are not eligible employees and may not participate in the offer.

•	“offer period” or “offering period” refers to the period from the start of this offer to the expiration date. This period will commence on June 10, 2010, and we expect it to end at 6:00 a.m., U.S. Mountain Time, on July 9, 2010.

•	“Offer to Exchange” refers to this Offer to Exchange Certain Outstanding Share Options for Restricted Share Units or Cash.

•	“options” or “share options” refers to options to purchase ProLogis common shares.

•	“ProLogis,” “we,” “our,” or “us” refers to ProLogis, a Maryland real estate investment trust, except that for purposes of any discussions in the offer documents referring to employment, the term also includes ProLogis’ subsidiaries.

•	“restricted share units” or “RSUs” refers to the restricted share units issued pursuant to this offer that replace your exchanged options. RSUs are rights to receive our common shares on a one-for-one basis in the future provided that the vesting criteria are satisfied. RSUs granted in connection with this offer will be granted on the RSU grant date pursuant to the 2006 Plan and subject to the terms and conditions of your RSU agreement.

•	“RSU grant date” refers to the date when restricted share units will be granted. The RSU grant date will be the same U.S. calendar date as the expiration date and the cancellation date (but the RSUs will be granted following the expiration of the offer). We expect that the RSU grant date will be July 9, 2010. If the expiration date of the offer is extended, then the RSU grant date similarly will be delayed.

•	“tender” refers to your election to cancel your eligible options pursuant to the offer
Q2.	How do I participate in this offer?

A2.	Participation in this offer is voluntary. If you are an eligible employee, you will receive at the start of the offer an email from Walt Rakowich via Stock Plan Administration, dated June 10, 2010, announcing this offer. If you want to participate in the offer, you must do one of the following by the expiration date, currently expected to be 6:00 a.m., U.S. Mountain Time, on July 9, 2010:

(All eligible employees can access the ProLogis offer website at https://prologis.equitybenefits.com and view information with respect to the offer, the offer documents, and their eligible option grants. However, eligible employees located in either France or Poland may submit elections only via facsimile and not via the offer website.)

Elections via the Offer Website (Other than Eligible Employees Located in Either France or Poland)
1.	Access ProLogis’ offer website by going to https://prologis.equitybenefits.com and enter your ProLogis email address and password. If this is the first time you are logging into the offer website, you should use the password as specified in the email from Walt Rakowich via Stock Plan Administration, dated June 10, 2010.

2.	After logging into the offer website, first review the information and documents provided in the “Learn” section located on the “Welcome” page and then select the “View/Make/Change My Election” option.

3.	Make My Election (Step 1 of 4): You will be provided with personalized information regarding the eligible option grants you hold, including the grant date of each of your eligible option grants, the per share exercise price of each of your eligible option grants, the number of common shares subject to each of your eligible option grants and the number of vested options for each of your eligible option grants. Election instructions are provided below the eligible option grant information. You should review these instructions prior to making your elections. While eligible employees located in either France or Poland may submit elections only via facsimile, they can access their personalized eligible option grant information via the offer website.

Next to each of your eligible option grants, there is an “Election” box. Select the appropriate box (either “Yes” or “No”) next to each of your eligible option grants to indicate which eligible option grants you choose to exchange pursuant to the offer. Proceed to the next step.

4.	Review My Election (Step 2 of 4): Your selections are noted on this page of the offer website. If you are satisfied with these selections, proceed through the offer website to the next step.

5.	Review Election Terms and Conditions; Submit My Election (Step 3 of 4): Review, acknowledge and agree to the Election Terms and Conditions provided and submit your election by selecting the button at the bottom of the page titled “Acknowledge and Agree. Submit My Election.”

6.	Print Election Confirmation (Step 4 of 4): Upon submitting your election, an Election Confirmation will be generated by the offer website. Please print and keep a copy of the Election Confirmation for your records.
Elections via Facsimile (Must be Used by Eligible Employees Located in Either France or Poland)
Any eligible employee may choose to submit their election form via facsimile. Due to applicable requirements under local law, eligible employees located in either France or Poland may submit elections only via facsimile. To submit an election form via facsimile, you must do the following:
1.	Properly complete, sign and date the election form included in the email from Walt Rakowich via Stock Plan Administration, dated June 10, 2010, announcing the offer and also available on the offer website; and

2.	Send the properly completed election form via facsimile to:

Kristi Oberson Stock Plan Administration Facsimile: (303) 567-5761
We must receive your properly completed and submitted election by the expiration date, currently expected to be 6:00 a.m., U.S. Mountain Time, on July 9, 2010.

Eligible employees subject to tax in the Netherlands also must agree to and sign any tax ruling obtained from the Netherlands tax authorities (confirming the tax neutral aspect of the exchange) in order to exchange your eligible options. Your employer will provide you with a copy of the consent to the ruling once a ruling is obtained. See Question and Answer 14 for more details.

If you elect to exchange an eligible option grant in this offer, you must elect to exchange all shares subject to that eligible option grant. If you hold more than one eligible option grant, however, you may choose to exchange one or more of such eligible option grants without having to exchange all of your eligible option grants. To help you recall your outstanding eligible option grants and give you the information necessary to make an informed decision, please refer to the grant information available via the offer website that lists your eligible option grants, the grant date of each of your eligible option grants, the per share exercise price of each of your eligible option grants, the number of common shares subject to each of your eligible option grants and the number of vested options for each of your eligible option grants.

On the Make My Election page of the offer website, a Breakeven Calculator has been provided to you as a convenience for purposes of making limited mathematical calculations regarding the potential amount that could be received from eligible option grants, the RSUs to be granted or cash paid pursuant to the offer based on the preliminary exchange ratios as of the beginning of the offer period. The Breakeven Calculator can be accessed by all eligible employees and is explained in more detail under Question and Answer 4.

If you need an election form or other offer documents or are unable to access your grant information via the offer website, you may contact:
Stock Plan Administration
Phone: (303) 567-5277 or (915) 298-6650
Email: stockplan@prologis.com
This is a one-time offer, and we will strictly enforce the offering period. We reserve the right to reject any option tendered for exchange that we determine is not in the appropriate form or that we determine is unlawful to accept. Subject to the terms and conditions of this offer, we will accept all properly tendered options promptly after the expiration of this offer. (See Section 4, “Procedures for electing to exchange options,” below).

We may extend this offer. If so, we will issue a press release, email or other communication disclosing the extension no later than 7:00 a.m., U.S. Mountain Time, on the U.S. business day following the previously scheduled expiration date.

Your delivery of all documents, including elections, is at your own risk. If you submit your election via the offer website, you should print and keep a copy of the Election Confirmation on the offer website at the time that you complete and submit your election. The printed Election Confirmation will provide evidence that you submitted your election. If you submit your election via facsimile, we intend to confirm the receipt of your election by email within 2 U.S. business days of receiving your election. If you do not receive a confirmation, it is your responsibility to confirm that we have received your election. Note that if you submit any election by facsimile within the last 2 U.S. business days prior to the expiration of the offer, it is possible that ProLogis may not be able to confirm receipt prior to the expiration of the offer. Only responses that are properly completed and actually received by ProLogis by the deadline either via the offer website at https://prologis.equitybenefits.com (except with respect to eligible employees located in France or Poland) or via facsimile to Kristi Oberson, Stock Plan Administration, at (303) 567-5761 will be accepted. Eligible employees located in either France or Poland may submit elections only via facsimile. Responses submitted by any other means, including email, hand delivery, interoffice, U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted.

(See Section 4, “Procedures for electing to exchange options,” below)

Q3.	What will I receive for the options that I exchange?

A3.	Except as specified in Question and Answer 8 below, eligible employees, other than those eligible employees who are subject to tax in Canada, who properly tender eligible options pursuant to this offer will receive RSUs. RSUs are a right to receive ProLogis common shares on a one-for-one basis in the future provided that the vesting criteria are satisfied. You do not have to make any cash payment to ProLogis to receive your RSUs or the common shares upon the vesting of your RSUs. Due to local law requirements, eligible employees subject to tax in Canada who properly tender eligible options pursuant to this offer will receive a payment in cash.

(See Section 9, “Source and amount of consideration, terms of RSUs,” below)

Q4.	How many RSUs will I receive, or what will be the amount of the cash payment I will receive (as applicable), for the options that I exchange?

A4.	This offer is not a one-for-one exchange of your eligible options for RSUs. Eligible options that are tendered by eligible employees other than eligible employees subject to tax in Canada and that are cancelled pursuant to the offer will be exchanged on a grant-by-grant basis for a lesser number of RSUs. Due to local law requirements, eligible employees subject to tax in Canada will receive a cash payment for their exchanged options pursuant to the offer, and will not receive any RSUs pursuant to the offer. Eligible options that are tendered by eligible employees subject to tax in Canada that are cancelled pursuant to the offer will be exchanged for a cash payment based on the number of common shares underlying the grant of exchanged options and an exchange ratio.

The final exchange ratios will be determined by dividing the closing sales price of our common shares on the New York Stock Exchange as of the last trading day immediately prior to the expiration date, by the lowest fair value of an eligible option in the applicable tier (as such tiers are set forth in the table below). For this purpose, the applicable tier is the tier that contains the per share exercise price of your eligible option. The fair values of the options are determined based on the Black-Scholes option pricing model as described in Question and Answer 5. The Black-Scholes value of the eligible options will be calculated as of the last trading day of our common shares on the New York Stock Exchange immediately prior to the expiration date using the closing sales price of our common shares on such date (currently expected to be July 8, 2010). Therefore, the Black-Scholes value of the eligible options, and accordingly, the exchange ratio applicable to each of your eligible option grants, will not be known until the day immediately prior to the expiration date.

For eligible employees other than those subject to tax in Canada, the number of RSUs that will be granted will be determined as (a) the number of common shares underlying the grant of exchanged options, divided by (b) the applicable exchange ratio, with any fractional shares rounded down to the nearest whole RSU, on a grant-by-grant basis.

For eligible employees subject to tax in Canada, the amount of cash that will be paid will be determined as (a) the number of common shares underlying the grant of exchanged options, divided by (b) the applicable exchange ratio, multiplied by (c) the closing sales price of our common shares on the New York Stock Exchange as of the last trading day immediately prior to the expiration date.

To ensure that you will have the information you may need to make an informed decision concerning the number of RSUs that could be granted, or cash payment that could be made (as applicable), for your exchanged options, we will post on the offer website and email you the closing sales price of our common shares for the last trading day immediately prior to the expiration date and the final exchange ratios that will apply to the eligible options in each of the tiers in the table below. We will also deliver to you (by email or other method) a notification of this information and such information will be made available on the offer website at https://prologis.equitybenefits.com. Currently, the expiration date is expected to be 6:00 a.m., U.S. Mountain Time, on July 9, 2010. Accordingly, the closing sales price of our common shares and the exchange ratios currently are expected to be posted on the offer website and emailed to you after the close of the trading day on July 8, 2010. If the expiration date is extended, then the date on which the exchange ratios and the applicable closing sales price of our common shares similarly will be extended.

Please also refer to the grant information available via the offer website that lists your eligible option grants, the grant date of each of your eligible option grants, the per share exercise price of each of your eligible option grants, the number of common shares subject to each of your eligible option grants and the number of vested options for each of your eligible option grants. The grant information is available via the offer website to all eligible employees, including eligible employees located in either France or Poland.

If you are unable to access your grant information via the offer website, you may contact:
Stock Plan Administration
Phone: (303) 567-5277 or (915) 298-6650
Email: stockplan@prologis.com
Preliminary Exchange Ratios (Provided for Illustrative Purposes Only)

To assist you in evaluating the offer prior to the determination of the final exchange ratios, we have computed preliminary exchange ratios by dividing the closing sales price of our common shares on the New York Stock Exchange as of June 8, 2010, by the lowest fair value of an eligible option in the applicable tier (as such tiers are set forth in the table below). The fair values of the options are determined based on the Black-Scholes option pricing model as described more fully in Question and Answer 6. The Black-Scholes value of the eligible options was calculated as of June 8, 2010 using, in addition to other assumptions, the closing sales price of our common shares on June 8, 2010. These preliminary exchange ratios, which are also provided on the offer website, are as follows:

Preliminary Exchange Ratios
Per Share Exercise Price of Eligible Options	(the number of options exchanged for one RSU)
$21.75 (granted in December 2000)	781.7 exchanged options for one (1) RSU
$24.25 (granted in September 2000)	15,732.2 exchanged options for one (1) RSU
$20.68	7.0 exchanged options for one (1) RSU
$22.02	3.7 exchanged options for one (1) RSU
$24.76	2.4 exchanged options for one (1) RSU
$29.41 to $31.27	2.8 exchanged options for one (1) RSU
$34.08 to $34.93	3.0 exchanged options for one (1) RSU
$40.87 to $43.57	3.5 exchanged options for one (1) RSU
$45.46	3.6 exchanged options for one (1) RSU
$54.51	4.0 exchanged options for one (1) RSU
$59.92	4.3 exchanged options for one (1) RSU
$60.60	4.5 exchanged options for one (1) RSU
$61.75	3.8 exchanged options for one (1) RSU
$64.82	4.4 exchanged options for one (1) RSU
Example Using Preliminary Exchange Ratios (Provided for Illustrative Purposes Only)

Assume that you are an eligible employee located in the U.S. and you hold an eligible option grant to purchase 560 shares with an exercise price of $30.00 per share. The preliminary exchange ratio applicable to this eligible option grant is 2.8. Assuming the preliminary exchange ratios are final exchange ratios, if you exchange this eligible option grant pursuant to this offer, then on the RSU grant date you would receive 200 RSUs. This is equal to the 560 shares subject to the eligible option grant divided by 2.8 (the exchange ratio for this eligible option grant), rounded down to the nearest whole RSU.

You also can review your eligible options in the Breakeven Calculator on the ProLogis offer website at https://prologis.equitybenefits.com, which has been provided to you as a convenience for purposes of making limited mathematical calculations regarding the potential amount that could be received from eligible option grants, the RSUs to be granted or cash paid (as applicable) pursuant to the offer if you choose to exchange your eligible option grants. The Breakeven Calculator can be accessed by all eligible employees. The Breakeven Calculator does not take into account all of the factors that you should consider in deciding whether to participate in the offer. For example, the Breakeven Calculator does not account for vesting of the eligible option grants or RSUs. Note that you will be able to profit from an RSU only if it actually vests. Therefore, even if the Breakeven Calculator shows that the potential profit on an RSU is greater than for an exchanged option based on the preliminary exchange ratios as of the beginning of the offer period and the assumed prices of our common shares that you enter, you would be able to profit from the RSU only if it actually vests. In addition, the Breakeven Calculator does not take into consideration the difference in taxation among RSUs, share options and cash payments. Note also that because of the rounding resulting from the vesting of fractional shares, the values shown could be slightly higher or lower than the actual result. The Breakeven Calculator is based on the preliminary exchange ratios included on the offer website and cannot be used to estimate the final exchange ratios that will be determined as of the date immediately prior to the expiration date based on the Black-Scholes option pricing model. The final exchange ratios may be higher or lower than the preliminary exchange ratios, as described above.

For purposes of this offer, including the exchange ratios, the term “option” generally refers to an option to purchase one common share. (See Section 2, “Number of RSUs and amount of cash payments; expiration date,” below)

Q5.	How will changes in ProLogis’ common share price impact the final exchange ratios?

A5.	The preliminary exchange ratios were based on an assumed price of our common shares of $10.08, the closing sales price on the New York Stock Exchange on June 8, 2010. The fair values of the eligible options were also determined as of June 8, 2010. Our common share price of $10.08 on June 8, 2010, is one of the assumptions utilized in the Black-Scholes option pricing model to determine the fair value of the eligible options for each of the applicable tiers. We do not expect any of the inputs that were used to determine the fair value of the eligible options on June 8, 2010, to vary significantly when the fair value of the eligible options is computed on the date immediately prior to the expiration date (currently expected to be July 8, 2010) except possibly for our common share price. To illustrate the impact that movements in our common share price might have on the fair value of the eligible options and the exchange ratios, the table below indicates what the preliminary exchanges ratios would have been if our common share price was higher or lower by the per share amounts indicated below, on June 8, 2010:

	Potential	Potential	Preliminary	Potential	Potential
	Exchange Ratio	Exchange Ratio	Exchange Ratio	Exchange Ratio	Exchange Ratio
Per Share Exercise	(assuming	(assuming	(assuming	(assuming	(assuming
Price of Eligible	common share	common share	common share	common share	common share
Options	price of $6.54)	price of $9.08)	price of $10.08)	price of $11.08)	price of $15.04)
$21.75 (granted in December 2000)	N/A *	N/A *	781.7	357.6	45.1
$24.25 (granted in September 2000)	N/A *	N/A *	15,732.2	4,747.1	199.8
$20.68	13.7	8.1	7.0	6.2	4.3
$22.02	5.3	4.0	3.7	3.4	2.8
$24.76	2.9	2.5	2.4	2.3	2.1
$29.41 to $31.27	3.4	2.9	2.8	2.7	2.4
$34.08 to $34.93	3.7	3.2	3.0	2.9	2.6

	Potential	Potential	Preliminary	Potential	Potential
	Exchange Ratio	Exchange Ratio	Exchange Ratio	Exchange Ratio	Exchange Ratio
Per Share Exercise	(assuming	(assuming	(assuming	(assuming	(assuming
Price of Eligible	common share	common share	common share	common share	common share
Options	price of $6.54)	price of $9.08)	price of $10.08)	price of $11.08)	price of $15.04)
$40.87 to $43.57	4.3	3.7	3.5	3.3	2.9
$45.46	4.5	3.8	3.6	3.4	3.0
$54.51	5.0	4.2	4.0	3.8	3.3
$59.92	5.4	4.5	4.3	4.1	3.5
$60.60	5.7	4.7	4.5	4.3	3.7
$61.75	4.6	4.0	3.8	3.6	3.2
$64.82	5.6	4.7	4.4	4.2	3.6

*	Due to the very high exchange ratio that results from assuming this common share price and because RSUs will be rounded down to the nearest whole RSU, no exchange of eligible options with this per share exercise price would result in any RSUs being granted in exchange for such eligible options.

Q6.	Why do the preliminary exchange ratios for eligible options with per share exercise prices of $21.75 and $24.25 differ so much from the other preliminary exchange ratios?

A6.	The fair value of the eligible options is based on the Black-Scholes option pricing model and is determined by many factors, including but not limited to the option’s exercise price, the current price of the underlying common shares and the remaining term of the option. The eligible options with per share exercise prices of $21.75 and $24.25 (included in the first two tiers in the table above) were all granted in the year 2000 and will expire in either September 2010 or in December 2010. Due to the short amount of time remaining prior to the expiration of these eligible options and the difference between our current share price and the per share exercise prices of the eligible options, these eligible options have a very low fair value. As a result, the number of RSUs that could be received in exchange for these eligible options is also very low.

Q7.	Who may participate in this offer?

A7.	You may participate in this offer if you have eligible options, you are an eligible employee at the time of this offer and you remain an eligible employee through the expiration of the offer and the RSU grant date. However, our named executive officers and our trustees are not eligible employees and may not participate in the offer. (See Section 1, “Eligibility,” below)

Q8.	Why is ProLogis making this offer?

A8.	We believe that this offer will foster retention of valuable employees of ProLogis, provide meaningful incentive to them, and better align the interests of our employees and shareholders to maximize shareholder value. Our employees are integral and vital to the long-term success of ProLogis. We believe it is imperative that we retain, compensate, and motivate these employees on whom we rely to implement our business strategy, achieve our goals and objectives, and guide us through the existing economic environment.

ProLogis, like most companies, was impacted by the pervasive and fundamental disruptions of the global financial markets, primarily beginning late in the third quarter of 2008, and we experienced a significant correction to our share price during the latter part of 2008. Contributing to the share price decline were liquidity concerns due to our debt levels and the timing of certain debt maturities. Since that time, we believe that we have been very successful in our efforts to reposition ProLogis and to focus on conserving capital and strengthening our balance sheet, which has been reflected in our share price to the extent that it has recovered from the previous lows experienced in late 2008 and early 2009. However, this repositioning and the activities undertaken to address liquidity concerns over the last 18 months have resulted in declines in operating income (due to discontinuing our CDFS business segment which was necessitated by a change in business strategy), the recognition of impairment charges on certain of our investments, and the issuance of common shares which had a dilutive impact on previous shareholders. As a result, many of the options granted under our Equity Plans now have exercise prices that are higher than the trading price of our common shares.

We consider long-term equity incentives to be an important part of our compensation structure and an important incentive and retention tool over the longer term. With the decline in our common share price, the outstanding options have become considerably less effective in retaining and motivating our employees, who view their existing options as having little or no value because the exercise prices substantially exceed the current market price of our common shares. We believe that this offer will provide renewed incentives that are essential to continue to retain and motivate our employees. (See Section 3, “Purposes of the offer,” below)

Q9.	Which of my options are eligible?

A9.	Your eligible options are those options to purchase common shares of ProLogis granted under the 2006 Plan and 1997 Plan that have an exercise price greater than $15.04 per share (which is equal to the 52-week high trading price of our common shares as of the start of this offer) and that remain outstanding and unexercised as of the expiration date, currently expected to be July 9, 2010. Both vested and unvested options are eligible for the exchange.

To help you recall your outstanding eligible option grants and give you the information necessary to make an informed decision, please refer to the grant information available via the offer website that lists your eligible option grants, the grant date of each of your eligible option grants, the per share exercise price of each of your eligible option grants, the number of common shares subject to each of your eligible option grants and the number of vested options for each of your eligible option grants. If you are unable to access your grant information via the offer website, you may contact:
Stock Plan Administration
Phone: (303) 567-5277 or (915) 298-6650
Email: stockplan@prologis.com
(See Section 2, “Number of RSUs and amount of cash payments; expiration date,” below)

Q10.	Are there circumstances under which I would not be granted RSUs?

A10.	Yes. Due to local law requirements, if you are an eligible employee subject to tax in Canada and you participate in the offer, you will receive a cash payment, less any applicable withholdings, with respect to each eligible option grant that is cancelled pursuant to the offer. No RSUs will be issued with respect to any such eligible option grant that is exchanged for a cash payment.

In addition, if, for any reason, you do not remain an employee of ProLogis during the offer period through the expiration of the offer, you will not receive any RSUs or cash payment (as applicable). Instead, you will keep your current eligible options and those options will vest and/or expire in accordance with their original terms. Except as provided by applicable law and/or any employment agreement between you and ProLogis, your employment with ProLogis will remain “at-will” regardless of your participation in the offer and can be terminated by you or your employer at any time with or without cause or notice. (See Section 1, “Eligibility,” below)

Moreover, even if we accept your eligible options for exchange, we will not grant RSUs or make a cash payment (as applicable) to you if we are prohibited from doing so by applicable laws. For example, we could become prohibited from granting RSUs as a result of changes in SEC, New York Stock Exchange, or any particular jurisdiction’s rules. We do not anticipate any such prohibitions at this time.

In addition, if you hold options that expire before the currently scheduled cancellation date of the eligible options under this offer or, if we extend the offer such that the cancellation date is a later date and you hold options that expire before the rescheduled cancellation date, those options will not be eligible for exchange and such options will continue to be governed by their original terms. (See Section 15, “Extension of offer; termination; amendment,” below)

Q11.	Am I required to participate in this offer?

A11.	No. Participation in this offer is completely voluntary. (See Section 2, “Number of RSUs and amount of cash payments; expiration date,” below)

Q12.	Are you making any recommendation as to whether I should exchange my eligible options?

A12.	No. We are not making any recommendation as to whether you should accept this offer. The program does carry risk (see “Risks of Participating in the Offer” beginning on page 24 for information regarding some of these risks), and there are no guarantees regarding whether you ultimately would receive greater value from your eligible options or from the RSUs or cash payment (with respect to eligible employees subject to tax in Canada) you would receive in exchange. As a result, you must make your own decision as to whether or not to participate in this offer. For questions regarding personal tax implications or other investment-related questions, you should talk to your personal legal counsel, accountant, and/or financial advisor. (See Section 3, “Purposes of the offer,” below)

Q13.	Do I have to pay for my RSUs?

A13.	No. You do not have to make any cash payment to ProLogis to receive your RSUs or the common shares upon the vesting of your RSUs. However, ProLogis typically will have a tax withholding obligation at the time of issuance of the common shares underlying the RSUs after the RSUs vest and we will satisfy tax withholding obligations, if applicable, pursuant to the terms of the 2006 Plan and the RSU agreement (see Question and Answer 25). (See Section 9, “Source and amount of consideration, terms of RSUs,” below)

Q14.	When will my RSUs vest?

A14.	Each RSU will represent a right to receive one common share on a specified future date if the RSU vests according to the following vesting schedule, subject generally to your continued employment with ProLogis through each relevant vesting date:
•	None of the RSUs will be vested on the RSU grant date, unless necessary or most practical under non-U.S. law, as described below.

•	An eligible option grant that is fully vested as of the cancellation date will be exchanged for RSUs that will be scheduled to vest over a period of 2 years in 2 equal installments such that 50% of the RSUs will vest on the first anniversary of the RSU grant date and the remaining 50% of the RSUs will vest on the second anniversary of the RSU grant date. (See example below)

•	An eligible option grant that is entirely unvested as of the cancellation date will be exchanged for RSUs that will be scheduled to vest over a 2-year period from the date the eligible option grant was scheduled to vest under its original vesting schedule. For each date that a portion of the options subject to the eligible option grant otherwise would have vested in accordance with its vesting schedule, a proportionate number of common shares underlying the RSUs will be scheduled to vest as to 50% of such shares on the first anniversary following such eligible option grant vesting date and as to the remaining 50% on the second anniversary following such eligible option grant vesting date. (See example below)

•	An eligible option grant that is partially vested as of the cancellation date will be exchanged for RSUs that will be scheduled to vest based on the portion of the eligible option grant that is vested versus the portion that is unvested, as follows:
•	The number of common shares underlying the RSU grant that corresponds proportionately to the vested portion of the eligible option grant as of the cancellation date will be scheduled to vest over a period of 2 years in 2 equal installments. 50% of such RSUs will vest on the first anniversary of the RSU grant date and the remaining 50% will vest on the second anniversary of the RSU grant date.

•	The number of common shares underlying the RSU grant that corresponds proportionately to the unvested portion of the eligible option grant as of the cancellation date will be scheduled to vest based on the eligible option grant’s original vesting schedule. For each date that a portion of the eligible option grant otherwise would have vested in accordance with its vesting schedule after the cancellation date, a proportionate number of common shares underlying the RSUs will be scheduled to vest as to 50% of such shares on the first anniversary following such eligible option grant vesting date and as to the remaining 50% on the second anniversary following such eligible option grant vesting date.
•	If your employment with ProLogis terminates for any reason other than due to death, disability (as defined in the 2006 Plan), or retirement (as defined in the 2006 Plan), before part or all of your RSUs vest, the unvested RSUs will expire unvested and you will not be entitled to any common shares from those RSUs. In the event your employment with ProLogis terminates due to your death, disability (as defined in the 2006 Plan), or retirement (as defined in the 2006 Plan) following the grant of your RSUs but before part or all of your RSUs vest, your RSUs will become vested in accordance with the terms and conditions of the 2006 Plan and the applicable RSU agreement. You should refer to Section 9 of this Offer to Exchange for further information regarding vesting of the RSUs, including the treatment of RSUs if there occurs a change in control of ProLogis (See Section 1, “Eligibility,” and Section 9, “Source and amount of consideration; terms of RSUs,” below)

•	We will make minor modifications to the vesting schedule of any RSUs to eliminate fractional vesting (such that a whole number of shares subject to the RSU grant will vest on each vesting date). As a result, subject generally to your continued employment with ProLogis through each relevant vesting date, (i) the number of shares that vest on each RSU vesting date will be rounded down to the nearest whole number of shares that will vest on each vesting date and (ii) fractional shares, if any, will be accumulated until such vesting date on which the sum of the accumulated fractional shares equals or exceeds one whole share and will vest as an additional whole share on such vesting date, with any fractional shares remaining thereafter accumulated.

•	RSUs that do not vest will be forfeited to ProLogis without any payment required by us.

•	Note that there are special rules with respect to grants of RSUs made to eligible employees subject to tax in the Netherlands who participate in the offer. ProLogis is seeking a tax ruling from the Netherlands tax authorities to the effect that the exchange of eligible options for RSUs is a tax-neutral event and no taxes are due as of the moment that options are cancelled and RSUs are granted. We expect to receive such a ruling. All eligible employees subject to tax in the Netherlands must agree to any ruling we receive as a condition of participating in the offer.
•	If a favorable ruling is received prior to the expiration date, RSUs will vest in accordance with the vesting schedule described above. As of the date of this offer, we have applied for but have not obtained such ruling and we cannot guarantee that ProLogis will receive a favorable tax ruling.

•	In the event that a favorable tax ruling from the Netherlands tax authorities is not obtained by the expiration of the offer, the vesting schedules of the RSUs granted to eligible employees located in the Netherlands will be adjusted to provide for immediate vesting of a number of RSUs, on a grant-by-grant basis, necessary to cover the applicable employer tax withholding obligations under local law that arise at the time of grant. The common shares underlying such immediately vested RSUs will then be withheld by ProLogis to satisfy the applicable tax withholding obligations. With respect to each grant of RSUs, the withheld common shares underlying the RSUs will be deemed to have reduced the number of RSUs that were scheduled to vest on each applicable vesting date on a prorated basis, as measured compared to the number of RSUs that otherwise would have been scheduled to vest on each applicable vesting date if no immediate vesting and withholding had occurred. (See Schedule L to this Offer to Exchange)
Example 1 — Fully Vested Eligible Option Grant (Provided for Illustrative Purposes Only)

Assume that an eligible employee, not subject to tax in Canada or the Netherlands, holds an eligible option grant for 840 common shares with an exercise price of $29.41 per share and that all of the options are vested on July 9, 2010 (the expected expiration date of the offer and expected cancellation date of the eligible option). Assume that on July 9, 2010, the eligible employee elects to exchange this eligible option grant and, assuming that the preliminary exchange ratios described above are the final exchange ratios, the employee receives 300 RSUs pursuant to the offer. Subject generally to the eligible employee’s continued employment with us through each such relevant vesting date, the vesting schedule of the RSUs will be as follows:
Vesting Schedule of RSUs
0 RSUs will be vested as of July 9, 2010.
150 RSUs will be scheduled to vest on July 9, 2011.
150 RSUs will be scheduled to vest on July 9, 2012.
Example 2 — Entirely Unvested Eligible Option Grant (Provided for Illustrative Purposes Only)

Assume that an eligible employee, not subject to tax in Canada or the Netherlands, holds an eligible option grant covering 1,400 common shares with an exercise price of $41.51 per share and that none of the options are vested on July 9, 2010 (the expected expiration date of the offer and expected cancellation date of the eligible option). The eligible employee’s eligible option grant, subject generally to continued

employment with us through each such relevant date, is scheduled to vest as to 350 options on December 21 of each of 2010, 2011, 2012 and 2013.

Assume that on July 9, 2010, the eligible employee elects to exchange this eligible option grant and, assuming that the preliminary exchange ratios described above are the final exchange ratios, receives 400 RSUs pursuant to the offer. Subject generally to the eligible employee’s continued employment with us through each such relevant date, the vesting schedule of the RSUs, as compared to the vesting schedule of the shares subject to the eligible option grant, will be as follows:

Vesting Schedule of	Vesting Schedule of
Eligible Option Grant Covering 1400 Shares	Grant of 400 RSUs

350 options are scheduled to vest on December 21, 2010	50 RSUs will be scheduled to vest on December 21, 2011, and 50 RSUs will be scheduled to vest on December 21, 2012

350 options are scheduled to vest on December 21, 2011	50 RSUs will be scheduled to vest on December 21, 2012, and 50 RSUs will be scheduled to vest on December 21, 2013

350 options are scheduled to vest on December 21, 2012	50 RSUs will be scheduled to vest on December 21, 2013, and 50 RSUs will be scheduled to vest on December 21, 2014

350 options are scheduled to vest on December 21, 2013	50 RSUs will be scheduled to vest on December 21, 2014, and 50 RSUs will be scheduled to vest on December 21, 2015
Example 3 — Partially Vested Eligible Option Grant (Provided for Illustrative Purposes Only)

Assume that an eligible employee, not subject to tax in Canada or the Netherlands, holds an eligible option grant covering 1,800 common shares with an exercise price of $34.90 per share and that a portion of the options are vested on July 9, 2010 (the expected expiration date of the offer and expected cancellation date of the eligible option). Of the total eligible options, 900 are vested and the remaining 900 are unvested (50% of the eligible options are vested and 50% of the eligible options are unvested and scheduled to vest after July 9, 2010). Subject generally to the eligible employee’s continued employment with us through each such relevant vesting date, the unvested eligible options are scheduled to vest as to 450 eligible options on each of December 15, 2010, and December 15, 2011.

Assume that on July 9, 2010, the eligible employee elects to exchange this eligible option grant and, assuming that the preliminary exchange ratios described above are the final exchange ratios, the eligible employee receives 600 RSUs pursuant to the offer. Subject to the eligible employee’s continued employment with us through each such relevant date, the vesting schedule of the RSUs, as compared to the vesting schedule of the shares subject to the eligible option grant, will be as follows:

Vesting Schedule of	Vesting Schedule of
Eligible Option Grant Covering 1,800 Shares	Grant of 600 RSUs

900 options are vested as of July 9, 2010	150 RSUs will be scheduled to vest on July 9, 2011, and 150 RSUs will be scheduled to vest on July 9, 2012

450 options are scheduled to vest on December 15, 2010	75 RSUs will be scheduled to vest on December 15, 2011, and 75 RSUs will be scheduled to vest on December 15, 2012

450 options are scheduled to vest on December 15, 2011	75 RSUs will be scheduled to vest on December 15, 2012, and 75 RSUs will be scheduled to vest on December 15, 2013
(See Section 9, “Source and amount of consideration; terms of RSUs,” below)

Q15.	If I receive a cash payment rather than RSUs pursuant to the offer, will my cash payment be subject to a vesting schedule?

A15.	No. If you are an eligible employee subject to tax in Canada and you participate in the offer, you will receive a cash payment, less any applicable withholdings, for your exchanged options that will be paid promptly following the expiration of the offer. Accordingly, the cash payments made pursuant to the offer will not be subject to any vesting requirements.

Q16.	If I participate in this offer, do I have to exchange all of my eligible options?

A16.	No. You will be able to choose which, if any, of your outstanding eligible options you wish to exchange. However, if you decide to participate in this offer and to exchange an eligible option grant, you must elect to exchange all options subject to each specific eligible option grant. We are not accepting tenders of only portions of eligible option grants, except that you may elect to exchange the entire remaining portion of an eligible option grant even if you previously exercised some of the options in that eligible option grant. You may not elect to exchange only some of the options that are outstanding in a particular option grant.

For example, if you hold (1) an eligible option grant to purchase 1,000 shares, 700 of which you have already exercised, (2) an eligible option grant to purchase 1,000 shares, and (3) an eligible option grant to purchase 3,000 shares, you may choose to exchange all three eligible option grants, or any two of the three eligible option grants, or any one of the three eligible option grants, or none at all. You may not elect to exchange a partial amount under any eligible option grant (such as an election to exchange only 150 shares of the remaining 300 shares under the first eligible option grant). (See Section 2, “Number of options; expiration date,” below)

Q17.	What happens if I have an eligible option grant that is subject to a domestic relations order or comparable legal document as the result of the end of a marriage?

A17.	If you have an eligible option grant that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and a person who is not an eligible employee of ProLogis beneficially owns a portion of that eligible option grant, you may only accept this offer with respect to the entire remaining outstanding portion of the eligible option grant if so directed by the beneficial owner as to his or her portion in accordance with the domestic relations order or comparable legal documents. As described in Question and Answer 16, we are not accepting tenders of only portions of eligible option grants. Therefore, you may not accept this offer with respect to the portion of an eligible option grant that is beneficially owned by you while rejecting it with respect to the portion beneficially owned by someone else, or vice versa. You are the legal owner of the eligible option grant, and as a result, we will respect an election to exchange such eligible option grant pursuant to the offer that is made by you and accepted by us. However, we will not be responsible to you or the beneficial owner of the eligible option grant for any action taken by you with respect to such eligible option grant. Accordingly, you should consider carefully whether to make an election to exchange any eligible option grant that is not completely beneficially owned by you.

(See Section 2, “Number of options; expiration date,” below)

Q18.	When will my exchanged options be cancelled?

A18.	Your exchanged options will be cancelled following the expiration of the offer on the same U.S. calendar day as the expiration date. We refer to this date as the cancellation date. We expect that the cancellation date will be July 9, 2010, unless the offer period is extended. (See Section 6, “Acceptance of options for exchange and issuance of RSUs,” below)

Q19.	When will I receive RSUs or my cash payment (as applicable)?

A19.	We will grant the RSUs to eligible employees (other than eligible employees subject to tax in Canada) who participate in the offer on the RSU grant date. The RSU grant date will be the same U.S. calendar day as the expiration date. We expect the RSU grant date will be July 9, 2010. If the expiration date of the offer is extended, the RSU grant date similarly will be delayed. You will receive your RSU agreement promptly after the expiration of the offer. You will receive the common shares subject to the RSU award if and when your RSU award vests. RSUs will be subject to the terms and conditions set forth in the 2006 Plan and the award agreement under which the RSU award is granted. The form of RSU agreement (including any country-specific appendix, as applicable) is filed as an exhibit to the Schedule TO with which this Offer to Exchange has been filed and is available by contacting Stock Plan Administration at (303) 567-5277, (915) 298-6650 or stockplan@prologis.com, on the LTIP page of the ProLogis Intranet website, or from the ProLogis filings on the SEC website at www.sec.gov. See Section 9 below for more details on the terms and conditions of RSUs. These documents also are available on the offer website at https://prologis.equitybenefits.com.

However, if you are an eligible employee subject to tax in Canada who participates in the offer, you will receive a cash payment, less any applicable withholdings, in exchange for your exchanged options. You will not receive any RSUs for your exchanged options. The cash payment, less any applicable withholdings, will be made promptly after the expiration of the offer. If the expiration date of the offer is extended, then any cash payment pursuant to the offer similarly will be delayed.

(See Section 6, “Acceptance of options for exchange and issuance of RSUs or payment of cash,” below)

Q20.	Once I surrender my exchanged options, is there anything I must do to receive the RSUs or cash payment (as applicable)?

A20.	No. Once your exchanged options have been cancelled, there is nothing that you must do to receive your RSUs or, with respect to eligible employees subject to tax in Canada, your cash payment. In order to receive the common shares covered by the RSU grant, you generally will need to remain an employee of ProLogis through the applicable vesting dates, as described in Question and Answer 14. If you are an eligible employee subject to tax in Canada and you participate in the offer, the full amount of your cash payment, less any applicable withholdings, will be paid to you promptly after the expiration of the offer.

(See Section 1, “Eligibility,” below)

Q21.	Do I need to exercise my RSUs in order to receive shares?

A21.	No. RSUs do not need to be exercised in order to receive common shares. If your RSUs vest in accordance with the vesting schedule set forth in your RSU agreement, you automatically will receive the common shares subject to the RSUs promptly thereafter. RSUs that do not vest will be forfeited to ProLogis and you will receive no payment for them.

Q22.	May I exchange ProLogis common shares that I acquired upon a prior exercise of ProLogis options?

A22.	No. This offer relates only to certain currently outstanding options to purchase common shares of ProLogis. You may not exchange in this offer any common shares you acquired upon a prior exercise of options. (See Section 2, “Number of options; expiration date,” below)

Q23.	Will I be required to give up all of my rights under the cancelled options?

A23.	Yes. Once we have accepted your exchanged options, your exchanged options will be cancelled and you no longer will have any rights under those options. We intend to cancel all exchanged options following the expiration of the offer on the same U.S. calendar day as the expiration date. We refer to this date as the cancellation date. We expect that the cancellation date will be July 9, 2010. (See Section 6, “Acceptance of options for exchange and issuance of RSUs or payment of cash,” below)

Q24.	What will happen to the accrued balance of dividend equivalent units associated with my eligible options?

A24.	The only eligible options that currently earn dividend equivalent units were granted in 2000. These options will expire in either September 2010 or December 2010. If eligible employees tender these eligible options for exchange, the dividend equivalent units, if any, that have accrued through May 2010, the last dividend payment date, will be issued to the option holder in the form of common shares promptly after the cancellation date, currently expected to be July 9, 2010. No additional dividend equivalent units will be earned after the cancellation date if the eligible option is tendered for exchange and cancelled pursuant to the offer.

If these eligible options are not tendered for exchange in the offer, the options will continue to accrue dividend equivalent units on a quarterly basis through their respective expiration dates (either September 2010 or December 2010). Upon expiration, the accrued dividend equivalent units associated with the expired options will be issued to the option holder in the form of common shares promptly after the original expiration date. You should carefully consider the future dividend equivalent units that can be earned prior to the expiration of your eligible options in making your decision with respect to the offer.

Q25.	Will the terms and conditions of my RSUs be the same as my exchanged options?

A25.	No. RSUs are a different type of equity award from options, and so the terms and conditions of your RSUs necessarily will be different from your options. If you receive RSUs pursuant to the offer, your RSUs will be granted under the 2006 Plan and will be subject to an RSU agreement. The form of RSU agreement (including any country-specific appendix, as applicable) is filed as an exhibit to the Schedule

TO with which this Offer to Exchange has been filed and is available by contacting Stock Plan Administration at (303) 567-5277, (915) 298-6650 or stockplan@prologis.com, on the LTIP page of the ProLogis Intranet website, or from the ProLogis filings on the SEC website at www.sec.gov. See Section 9 below for more details on the terms and conditions of RSUs. These documents also are available on the offer website at https://prologis.equitybenefits.com.

Until your RSUs vest and you are issued common shares in payment for the vested RSUs, you will not have any of the rights or privileges of a shareholder of ProLogis as to the shares associated with such RSUs, other than with respect to the right to receive dividends, as applicable. Eligible employees who participate in the offer will receive RSUs with the right to receive dividend equivalent payments, as set forth in the 2006 Plan and the terms and conditions of the applicable RSU agreement. Once you have been issued such common shares, you will have all of the rights and privileges of a shareholder with respect to those shares, including the right to vote.

The tax treatment of the RSUs will differ significantly from the tax treatment of your options.

Eligible employees subject to tax in Canada who participate in the offer will receive a cash payment in lieu of the grant of RSUs. The tax treatment of cash payments also will differ significantly from the tax treatment of the eligible options.

Please see Question and Answer 25 and the remainder of this Offer to Exchange for further details. In addition, the vesting schedule of your RSUs will be different from the vesting schedule of your exchanged options, while cash payments, less any applicable withholdings, will be made promptly following the expiration of the offer. (See Section 9, “Source and amount of consideration, terms of RSUs,” below)

Q26.	What happens to my options if I choose not to participate or if my options are not accepted for exchange?

A26.	If you choose not to participate or your options are not accepted for exchange, your existing options will (a) remain outstanding until they are exercised or cancelled or they expire by their original terms, (b) retain their current exercise price, (c) retain their current vesting schedule, and (d) retain all of the other terms and conditions as set forth in the relevant agreement related to such option grant. (See Section 6, “Acceptance of options for exchange and issuance of RSUs or payment of cash,” below)

Q27.	How does ProLogis determine whether an option has been properly tendered?

A27.	We will determine, in our discretion, all questions about the validity, form, eligibility (including time of receipt) and acceptance of any options. Our determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties. We reserve the right to reject any election of any option tendered for exchange that we determine is not in an appropriate form or that we determine is unlawful to accept. We will accept all properly tendered options that are not validly withdrawn, subject to the terms of this offer. No tender of options will be deemed to have been made properly until all defects or irregularities have been cured or waived by us. We have no obligation to give notice of any defects or irregularities in any election and we will not incur any liability for failure to give any notice. (See Section 4, “Procedures for electing to exchange options,” below)

Q28.	Will I have to pay taxes if I participate in the offer?

A28.	If you participate in the offer and are a U.S. taxpayer, you generally will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the exchange or the RSU grant date. However, you normally will have taxable income when the common shares underlying your RSUs are issued to you. ProLogis also will typically have a tax withholding obligation at the time of issuance of the common shares underlying the RSUs. You may have a taxable capital gain when you sell the common shares underlying the RSU. Note that the tax treatment of RSUs differs significantly from the tax treatment of your options and, as a result of participating in the offer, your tax liability could be higher than if you had kept your eligible options. We will satisfy tax withholding obligations, if applicable, in the manner specified in your RSU agreement. Please see Section 14 below for a reminder of the general tax consequences associated with your eligible options as well as the “Risks of Participating in the Offer” below.

If you participate in the offer and are an employee subject to tax in the Czech Republic, Canada, France, Germany, Hungary, Japan, Korea, Luxembourg, Mexico, the Netherlands, Poland, Spain or the United Kingdom, please refer to Schedules C through O of this Offer to Exchange for a description of the tax and social insurance consequences that may apply to you.

You should consult with your tax advisor to determine the personal tax consequences to you of participating in this offer. If you are a citizen, a tax resident or otherwise subject to the tax laws of more than one country, or have transferred from one country to another during the vesting period of your eligible options, you should be aware that there may be additional or different tax and social insurance consequences that may apply to you.

Q29.	What if ProLogis is acquired by another company?

A29.	Although we currently are not anticipating a merger or acquisition, if we merge or consolidate with or are acquired by another entity prior to the expiration of the offer, you may choose to withdraw any options that you tendered for exchange and your options will be treated in accordance with the Equity Plan under which they were granted and the relevant award agreements. Further, if ProLogis is acquired prior to the expiration of the offer, we reserve the right to withdraw the offer, in which case your options and your rights under them will remain intact and exercisable for the time period set forth in your award agreement and you will receive no RSUs or cash payment in exchange for them. If ProLogis is acquired prior to the expiration of the offer but does not withdraw the offer, before the expiration of the offer we (or the successor entity) will notify you of any material changes to the terms of the offer or the RSUs or cash payments, including any adjustments to the number of shares that will be subject to the RSUs. Under such circumstances, the type of security and the number of shares covered by your RSU could be adjusted based on the consideration per share given to holders of our common shares in connection with the acquisition. The amount of any cash payment pursuant to the offer also may be adjusted based on the exchange ratios and the price of our common shares being affected by the consideration per share given to holders of our common shares in connection with the acquisition. As a result of any such adjustment, you may receive RSUs covering more or fewer shares of the acquirer’s common stock than the number of shares subject to the eligible options that you tendered for exchange or than the number you would have received pursuant to the RSUs if no acquisition had occurred.

If we are acquired by or merge with another company, your exchanged options might be worth more than the RSUs that you receive in exchange for them.

A transaction involving us, such as a merger or other acquisition, could have a substantial effect on our share price, including increasing the price of our common shares. Depending on the structure and terms of this type of transaction, option holders who elect to participate in the offer may receive less of a benefit from the appreciation in the price of our common shares resulting from the merger or acquisition. This could potentially result in a greater financial benefit for those option holders who did not participate in this offer and retained their original options.

Further, if another company acquires us, that company, as part of the transaction or otherwise, may decide to terminate some or all of the employees of ProLogis before the completion of this offer. Termination of your employment for this or any other reason before the expiration of the offer or RSU grant date means that the tender of your eligible options will not be accepted, you will keep your tendered options in accordance with their original terms, and you will not receive any RSUs or cash payment (as applicable) or other benefit for your tendered options.

If we are acquired after your tendered options have been accepted, cancelled, and exchanged for RSUs or cash payment (as applicable), your RSUs will be treated in the acquisition transaction in accordance with the terms of the transaction agreement or the terms of the 2006 Plan and your RSU agreement. (See Section 9, “Source and amount of consideration, terms of RSUs,” below)

Q30.	Will I receive an RSU agreement?

A30.	Yes. All RSUs will be subject to an RSU agreement between you and ProLogis, as well as to the terms and conditions of the 2006 Plan. The form of RSU agreement (including any country-specific appendix, as applicable) under the 2006 Plan is filed as an exhibit to the Schedule TO with which this Offer to Exchange has been filed. In addition, a copy of the 2006 Plan and the form of the RSU agreement (including any country-specific appendix, as applicable) under the 2006 Plan are available on the LTIP page of the ProLogis Intranet website, from the ProLogis filings on the SEC website at www.sec.gov or on the offer website at https://prologis.equitybenefits.com. (See Section 9, “Source and amount of consideration, terms of RSUs,” below)

Q31.	Are there any conditions to this offer?

A31.	Yes. The completion of this offer is subject to a number of customary conditions that are described in Section 7 of this Offer to Exchange. If any of these conditions are not satisfied, we will not be obligated to accept and exchange properly tendered eligible options, though we may do so at our discretion. (See Section 2, “Number of options; expiration date,” and Section 7, “Conditions of the offer,” below)

Q32.	If you extend or materially change the offer, how will you notify me?

A32.	If we extend or materially change this offer, we will issue a press release, email or other form of communication disclosing the extension no later than 7:00 a.m., U.S. Mountain Time, on the next U.S. business day following the previously scheduled expiration date or the date on which we change the offer, as applicable. (See Section 2, “Number of RSUs and amount of cash payment; expiration date,” and Section 15, “Extension of offer; termination; amendment,” below)

Q33.	Can I change my mind and withdraw from this offer?

A33.	Yes. You may change your mind after you have submitted an election and withdraw some or all of your elected options from the offer at any time before the offer expires (the expiration date currently is expected to be July 9, 2010, at 6:00 a.m., U.S. Mountain Time). If we extend the expiration date, you may withdraw your election at any time until the extended offer expires. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election we receive before the expiration date. Due to certain requirements under U.S. securities laws, an exception to this rule is that if we have not accepted your properly tendered options by 10:00 p.m., U.S. Mountain Time, on August 5, 2010 (which is the 40th U.S. business day following the commencement of the offer), you may withdraw your options at any time thereafter but prior to our acceptance. (See Section 5, “Withdrawal rights and change of election,” below)

Q34.	May I change my mind about which options I want to exchange?

A34.	Yes, but only before the offer expires. You may change your mind after you have submitted an election and change the eligible option grants you elect to exchange at any time before the offer expires by completing and submitting a new election via the offer website (except with respect to eligible employees located in either France or Poland) or via facsimile. Eligible employees located in either France or Poland may submit their elections only via facsimile. If we extend the expiration date, you may change your election at any time until the extended offer expires. You may elect to exchange additional eligible options, fewer eligible options, all of your eligible options or none of your eligible options. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election we receive by the expiration date. Please be sure that any completed and new election you submit includes all the options with respect to which you want to accept this offer and is clearly dated after your last-submitted election. (See Section 4, “Procedures for electing to exchange options,” and Section 5, “Withdrawal rights and change of election,” below)

Q35.	Do I have to wait until the final exchange ratios are determined on the date immediately prior to the expiration date of the offer (currently expected to be July 8, 2010) to make my election?

A35.	No, you may make an election at any time prior to the expiration date (currently expected to be 6:00 a.m., U.S. Mountain Time, on July 9, 2010). Once the final exchange ratios are determined after the close of trading on the date immediately prior to the expiration date (currently expected to be July 8, 2010), you still will have some time to change or withdraw your previous election. However, you will only have until the expiration date, currently expected to be 6:00 a.m., U.S. Mountain Time, on July 9, 2010, to make your initial election, withdraw your previous election or make changes to your previous election.

Q36.	How do I change my election and add or withdraw some or all of my eligible option grants?

A36.	To change an election you previously made with respect to some or all of your eligible option grants, you must do the following before the expiration date, currently expected to be 6:00 a.m., U.S. Mountain Time, on July 9, 2010:

Election Changes and Withdrawals via Offer Website (Other than Eligible Employees Located in Either France or Poland)
1.	Access ProLogis’ offer website by going to https://prologis.equitybenefits.com and enter your ProLogis email address and password. If this is the first time you are logging into the offer website, you should use the password as specified in the email from Walt Rakowich via Stock Plan Administration, dated June 10, 2010.

2.	After logging into the offer website, first review the information and documents provided in the “Learn” section located on the “Welcome” page and then select the “View/Make/Change My Election” option.

3.	Make My Election (Step 1 of 4): You will be provided with personalized information regarding the eligible option grants you hold, including the grant date of each of your eligible option grants, the per share exercise price of each of your eligible option grants, the number of common shares subject to each of your eligible option grants and the number of vested options for each of your eligible option grants. Election instructions are provided below the eligible option grant information. You should review these instructions prior to making your elections. While eligible employees located in either France or Poland may submit elections only via facsimile, they can access their personalized eligible option grant information via the offer website.

Next to each of your eligible option grants, there is an “Election” box. Select the appropriate box (either “Yes” or “No”) next to each of your eligible option grants to indicate which eligible option grants you choose to exchange pursuant to the offer. Proceed to the next step.

4.	Review My Election (Step 2 of 4): Your selections are noted on this page of the offer website. If you are satisfied with these selections, proceed through the offer website to the next step.

5.	Review Election Terms and Conditions; Submit My Election (Step 3 of 4): Review, acknowledge and agree to the Election Terms and Conditions provided and submit your election by selecting the button at the bottom of the page titled “Acknowledge and Agree. Submit My Election.”

6.	Print Election Confirmation (Step 4 of 4): Upon submitting your election, an Election Confirmation will be generated by the offer website. Please print and keep a copy of the Election Confirmation for your records.
Election Changes and Withdrawals via Facsimile (Must be Used by Eligible Employees Located in Either France or Poland)

Any eligible employee may choose to submit their change of election or withdrawal of their election via facsimile. Due to applicable requirements under local law, eligible employees located in either France or Poland may submit elections only via facsimile. To submit an election form via facsimile, you must do the following:
1.	Properly complete, date and sign the election form included in the email from Walt Rakowich, via Stock Plan Administration dated June 10, 2010, announcing the offer; and

2.	Send the properly completed election form via facsimile to:

Kristi Oberson Stock Plan Administration Facsimile: (303) 567-5761
We must receive your properly completed and submitted election by the expiration date, currently expected to be 6:00 a.m., U.S. Mountain Time, on July 9, 2010.

Eligible employees subject to tax in the Netherlands also must agree to and sign any tax ruling obtained from the Netherlands tax authorities (confirming the tax neutral aspect of the exchange) in order to exchange your eligible options. Your employer will provide you with a copy of the consent to the ruling once a ruling is obtained. (See Question and Answer 14 for more details.)

If you elect to exchange an eligible option grant in this offer, you must elect to exchange all shares subject to that eligible option grant. If you hold more than one eligible option grant, however, you may choose to exchange one or more of such eligible option grants without having to exchange all of your eligible option grants. To help you recall your outstanding eligible option grants and give you the information necessary to make an informed decision, please refer to the grant information available via the offer website that lists your eligible option grants, the grant date of each of your eligible option grants, the per share exercise price of each of your eligible option grants, the number of common shares subject to each of your eligible option grants and the number of vested options for each of your eligible option grants.

On the Make My Election page of the offer website, a Breakeven Calculator has been provided to you as a convenience for purposes of making limited mathematical calculations regarding the potential amount that could be received from eligible option grants, the RSUs to be granted or cash paid pursuant to the offer based on the preliminary exchange ratios as of the beginning of the offer period. The Breakeven Calculator can be accessed by all eligible employees and is explained in more detail under Question and Answer 4.

If you need an election form or other offer documents or are unable to access your grant information via the offer website, you may contact:
Stock Plan Administration Phone: (303) 567 5277 or (915) 298 6650 Email: stockplan@prologis.com
This is a one time offer, and we will strictly enforce the offering period. We reserve the right to reject any option tendered for exchange that we determine is not in the appropriate form or that we determine is unlawful to accept. Subject to the terms and conditions of this offer, we will accept all properly tendered options promptly after the expiration of this offer. (See Section 4, “Procedures for electing to exchange options,” below).

Your delivery of all documents, including elections, is at your own risk. Only responses that are completed and actually received by ProLogis by the deadline either via the offer website at https://prologis.equitybenefits.com (except with respect to eligible employees located in either France or Poland) or via facsimile to Kristi Oberson, Stock Plan Administration, at (303) 567-5761 will be accepted. Eligible employees located in either France or Poland may submit elections only via facsimile. If you do not receive a confirmation, it is your responsibility to confirm that we have received your election. Responses submitted by any other means, including email, hand delivery, interoffice, U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you submit your election via the offer website, you should print and keep a copy of the Election Confirmation on the offer website at the time that you complete and submit your election. The printed Election Confirmation will provide evidence that you submitted your election. If you submit your election via facsimile, we intend to confirm the receipt of your election by email within 2 U.S. business days of receiving your election. Note that if you submit any election within the last 2 U.S. business days prior to the expiration of the offer, time constraints may prevent ProLogis from providing confirmation by email prior to the expiration of the offer. (See Section 5, “Withdrawal rights and change of election,” below)

Q37.	What if I withdraw my election and then decide that I do want to participate in this offer?

A37.	If you have withdrawn your election to participate and then again decide to participate in this offer, you may reelect to participate by submitting a new, properly completed election via the offer website at https://prologis.equitybenefits.com (except with respect to eligible employees located in either France or Poland) or via facsimile to Kristi Oberson, Stock Plan Administration, at (303) 567-5761 before the expiration date, that is signed (electronically or otherwise) and dated after the date of your previously submitted election. Eligible employees located in either France or Poland may submit elections only via facsimile. (See Question and Answer 33 and Section 5, “Withdrawal rights and change of election,” below)

Q38.	Will my decision to participate in the offer have an impact on my ability to receive options or other equity awards in the future?

A38.	No. Your election to participate or not to participate in the offer will not have any effect on our making future grants of options, other equity awards, or any other rights to you or anyone else. (See Section 1, “Eligibility,” below)

Q39.	Whom can I contact if I have questions about the offer, or if I need additional copies of the offer documents?

A39.	You should direct questions about this offer and requests for printed copies of this Offer to Exchange and the other offer documents to:
Stock Plan Administration Phone: (303) 567-5277 or (915) 298-6650 Email: stockplan@prologis.com
(See Section 10, “Information concerning ProLogis,” below)

RISKS OF PARTICIPATING IN THE OFFER
     Participating in the offer involves a number of risks and uncertainties, including those described below. This list and the risk factors under the heading “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC, highlight some of the material risks of participating in this offer. You should consider these risks carefully and are encouraged to speak with an investment and tax advisor as necessary before deciding whether to participate in the offer. In addition, we strongly urge you to read the sections in this Offer to Exchange discussing the tax consequences of participating in the offer, as well as the rest of this Offer to Exchange for a more in-depth discussion of the risks that may apply to you.
     In addition, this offer and our SEC reports referred to above include “forward-looking statements” including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations. Generally, words and phrases such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “designed to achieve”, variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume or profitability of developed properties, economic and market conditions in the geographic areas where we operate and the availability of capital in existing or new property funds — are forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, risks and uncertainties, including the risk factors set forth in this discussion and our SEC reports referred to above. The safe harbor afforded by the Private Securities Litigation Reform Act of 1995 to certain forward-looking statements does not extend to forward-looking statements made by us in connection with this Exchange Offer.
     The following discussion should be read in conjunction with the summary financial statements attached as Schedule B, as well as our financial statements and notes to the financial statements included on our most recent Forms 10-K and 10-Q. We caution you not to place undue reliance on the forward-looking statements contained in this offer, which speak only as of the date hereof.
Risks that are Specific to this Offer
Economic Risks
If the price of our common shares increases after the date on which your exchanged options are cancelled, your cancelled options might be worth more than the RSUs that you receive in exchange for them.
     The exchange ratio of this offer is not one-for-one with respect to exchanged options. Therefore, it is possible that, at some point in the future, your eligible options would have been economically more valuable than the RSUs granted pursuant to this offer. For example, this could occur if the appreciation in our share price results in a gain over the exercise price of the eligible options that exceeds the value of the RSUs granted in exchange for the eligible options. For illustrative purposes only, the following provides an example.
     Example
     Assume that you exchange a share option (that is a nonqualified share option) for 1,400 shares with an exercise price of $20.68 for 200 RSUs. Assume, for illustrative purposes only, that the price of our common shares increases to $35.00 per share. Under this example, if you had kept your exchanged options and exercised and sold the underlying shares at $35.00 per share, you would have realized ordinary income of $20,048, but if you exchanged your options for RSUs and sold the common shares subject to the RSU grant at $35.00 per share, you would have realized ordinary income of only $7,000.
     Further, eligible options granted in 2000 currently earn dividend equivalent units. These options will expire in either September 2010 or December 2010. If eligible employees tender these eligible options for exchange, the dividend equivalent units, if any, that have accrued through May 2010, the last dividend payment date, will be issued to the option holder in the form of common shares promptly after the cancellation date, currently expected to be July 9, 2010. No additional dividend equivalent units will be earned after the cancellation date if the eligible option is tendered for exchange and cancelled pursuant to the offer. It is possible that these eligible options (taking into account the dividend equivalent units that such options may earn) would have been economically more valuable than the RSUs granted in exchange pursuant to this offer. If these eligible options are not tendered for exchange in the offer, the options will continue to accrue dividend equivalent units on a quarterly basis through their respective expiration dates (either September 2010 or December 2010). Upon expiration, the accrued dividend equivalent units associated with the expired options will be issued to the option holder in the form of common shares promptly after the original expiration date.
If we are acquired by or merge with another company, your cancelled options might be worth more than the RSUs that you receive in exchange for them.
     Although we are not currently anticipating a merger or acquisition, a transaction involving us, such as a merger or other acquisition, could have a substantial effect on our share price, including increasing the price of our common shares. Depending on the structure and terms of this type of transaction, option holders who elect to participate in the offer might receive less of a benefit from the appreciation in the price of our common share resulting from the merger or acquisition than they would have received had they not participated. This could potentially result in a greater financial benefit for those option holders who did not participate in this offer and retained their original options.
     Furthermore, a transaction involving us, such as a merger or other acquisition, could result in a reduction in our workforce. If your employment with us terminates before part or all of your RSUs vest and if any vesting acceleration provisions set forth in your RSU agreement do not apply to such termination, you will not receive any value from the unvested part of your RSUs.
Your RSUs will be completely unvested on the RSU grant date.
     Except as otherwise provided in this offer with respect to eligible employees subject to tax in the Netherlands, the RSUs will be subject to a vesting schedule and therefore, none of the RSUs will be vested on the RSU grant date even if your exchanged options are 100% vested. If you do not remain an employee of ProLogis through the date your RSUs vest, you will not receive the shares subject to those RSUs (although in certain circumstances, the vesting of your RSUs may become accelerated). Instead, your unvested RSUs generally will expire immediately upon your termination. As a result, you may not receive any value from your RSUs. Eligible employees subject to tax in the Netherlands should refer to Schedule L that is attached to this Offer to Exchange with respect to certain tax-related risks specific to them.

Tax-Related Risks
Certain tax-related risks for tax residents of the U.S. are described below. Certain tax-related risks for tax residents of the Czech Republic, Canada, France, Germany, Hungary, Japan, Korea, Luxembourg, Mexico, the Netherlands, Poland, Spain or the United Kingdom are presented in Schedules C through O, respectively, that are attached to this Offer to Exchange.
The U.S. tax effects of RSUs differ significantly from the U.S. tax treatment of your options.
     If you participate in the offer, you generally will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the exchange and on the RSU grant date. However, you generally will have taxable ordinary income when the common shares underlying your RSUs are issued to you. ProLogis also will typically have a tax withholding obligation at the time of issuance of the shares underlying the RSUs. ProLogis will satisfy all tax withholding obligations in the manner specified in your RSU agreement. More information regarding share withholding is described in the RSU agreement. The form of RSU agreement (including any country-specific appendix, as applicable) is filed as an exhibit to the Schedule TO with which this Offer to Exchange has been filed. The Schedule TO and the exhibits (including the form of RSU agreement) are available by contacting Stock Plan Administration at (303) 567-5277, (915) 298-6650 or stockplan@prologis.com, on the LTIP page of the ProLogis Intranet website, or from the ProLogis filings on the SEC website at www.sec.gov. You also may have taxable capital gains when you sell the shares underlying the RSUs. Note that the tax treatment of RSUs differs significantly from the tax treatment of your options and as a result of your participating in this offer, your tax liability could be higher than if you had kept your eligible options. Please see Section 14 of the Offer to Exchange for a reminder of the general tax consequences associated with options. For illustrative purpose only, the following provides an example.
     Example
     Assume that you exchange an eligible option grant for 1,400 shares with an exercise price of $20.68 per share for 200 RSUs. The eligible options are nonqualified share options. If the eligible option grant was held instead and exercised for $20.68 per share while the fair market value of our common shares was $22.00 per share, you would recognize ordinary income on $1,848 at exercise. If you later sold the common shares at $25.00 per share, you would have a capital gain of $3.00 per share, which is the difference between the sales price of $25.00 and the $22.00 fair market value at exercise. If you held the common shares more than 12 months, this would be taxed at long-term capital gains rates (currently a maximum of 15%), and if you held the common shares for 12 months or less, this would be taxed at short-term capital gains rates (currently a maximum of 35%). If, instead, you had exchanged your eligible options for RSUs, you would be subject to ordinary income tax (currently taxed at a maximum rate of 35%) on the full fair market value of the common shares you receive at the time you receive them (i.e., when they vest). For example, if you vest in the 200 RSUs when the fair market value of our common shares is $22.00 per share, you will recognize ordinary income on $4,400. You then would be subject to additional long- or short-term capital gains tax, as applicable (depending on the length of time you have held such shares) on any additional gain when you sell the shares. For example, if you sold the shares at $25.00 per share, you would have a capital gain of $3.00 per share. When analyzing the tax consequences to you, you should keep in mind that you do not pay a purchase price for the RSUs or the common shares received upon the vesting of the RSUs, while, in the example above, you would have paid $20.68 per share of post-tax dollars for the shares subject to your eligible options.
     Please note that, depending on where you live in the U.S., state income taxes also may apply to you and ProLogis may have tax withholding obligations with respect to such taxes. You should be certain to consult your own tax advisor to discuss these consequences.

Tax effects of RSUs for tax residents of the Czech Republic, France, Germany, Hungary, Japan, Korea, Luxembourg, Mexico, the Netherlands, Poland, Spain or the United Kingdom and tax effects for tax residents of Canada who will be receiving cash.
     Employees who are tax residents of countries other than the U.S. should carefully review the tax information applicable to the country in which they are taxed, provided in Schedules C through O attached to this offer, to determine whether participation in the offer could trigger any negative income tax, social insurance or other tax or legal consequences.
If you are a tax resident of multiple countries, there may be tax and social security consequences of more than one country that apply to you.
     If you are subject to the tax laws in more than one jurisdiction, you should be aware that there may be tax and social security consequences of more than one country that may apply to you. You should be certain to consult your own tax advisor to discuss these consequences.
Risks Relating to Our Business Generally
General
The current market disruptions may adversely affect our operating results and financial condition.
     The global financial markets have been undergoing pervasive and fundamental disruptions since the third quarter of 2008. The continuation or intensification of such volatility may lead to additional adverse impacts on the general availability of credit to businesses and could lead to a further weakening of the U.S. and global economies. To the extent that turmoil in the financial markets continues and/or intensifies, it has the potential to materially affect the value of our properties and our investments in our unconsolidated investees, the availability or the terms of financing that we and our unconsolidated investees have or may anticipate utilizing, our ability and that of our unconsolidated investees to make principal and interest payments on, or refinance, any outstanding debt when due and/or may impact the ability of our customers to enter into new leasing transactions or satisfy rental payments under existing leases.
     The market volatility has made the valuation of our properties and those of our unconsolidated investees more difficult. There may be significant uncertainty in the valuation, or in the stability of the value, of our properties and those of our unconsolidated investees, that could result in a substantial decrease in the value of our properties and those of our unconsolidated investees.
     As a result, we may not be able to recover the current carrying amount of our properties, our investments in and advances to our unconsolidated investees and/or goodwill, which may require us to recognize an impairment charge in earnings in addition to the charges we recognized in 2009 and 2008. Additionally, certain of the fees we generate from our unconsolidated investees are dependent upon the value of the properties held by the investees or the level of contributions we make to the investees. Therefore, property value decreases have impacted and may continue to impact certain fees paid to us by our unconsolidated investees.
     The pervasive and fundamental disruptions that the global financial markets have been experiencing has led to extensive and unprecedented governmental intervention. It is impossible to predict what, if any, additional interim or permanent governmental restrictions and/or increased regulation may be imposed on the financial markets and/or the effect of such restrictions and regulations on us and our results of operations.

General Real Estate Risks
General economic conditions and other events or occurrences that affect areas in which our properties are geographically concentrated, may impact financial results.
     We are exposed to the general economic conditions, the local, regional, national and international economic conditions and other events and occurrences that affect the markets in which we own properties. Our operating performance is further impacted by the economic conditions of the specific markets in which we have concentrations of properties. Approximately 24.3% of our direct owned operating properties (based on our investment before depreciation) are located in California. Properties in California may be more susceptible to certain types of natural disasters, such as earthquakes, brush fires, flooding and mudslides, than properties located in other markets and a major natural disaster in California could have a material adverse effect on our operating results. We also have significant holdings (defined as more than 3.0% of our total investment before depreciation in direct owned operating properties), in certain markets located in Atlanta, Chicago, Dallas/Fort Worth, New Jersey and Japan. Our operating performance could be adversely affected if conditions become less favorable in any of the markets in which we have a concentration of properties. Conditions such as an oversupply of distribution space or a reduction in demand for distribution space, among other factors, may impact operating conditions. Any material oversupply of distribution space or material reduction in demand for distribution space could adversely affect our results of operations, distributable cash flow and the value of our securities. In addition, the property funds and joint ventures in which we have an ownership interest have concentrations of properties in the same markets mentioned above, as well as Pennsylvania, Reno, France, Germany, Poland and the United Kingdom and are subject to the economic conditions in those markets.
Real property investments are subject to risks that could adversely affect our business.
     Real property investments are subject to varying degrees of risk. While we seek to minimize these risks through geographic diversification of our portfolio, market research and our property management capabilities, these risks cannot be eliminated. Some of the factors that may affect real estate values include:
•	local conditions, such as an oversupply of distribution space or a reduction in demand for distribution space in an area;

•	the attractiveness of our properties to potential customers;

•	competition from other available properties;

•	our ability to provide adequate maintenance of, and insurance on, our properties;

•	our ability to control rents and variable operating costs;

•	governmental regulations, including zoning, usage and tax laws and changes in these laws; and

•	potential liability under, and changes in, environmental, zoning and other laws.
Our investments are concentrated in the industrial distribution sector and our business would be adversely affected by an economic downturn in that sector or an unanticipated change in the supply chain dynamics.
     Our investments in real estate assets are primarily concentrated in the industrial distribution sector. This concentration may expose us to the risk of economic downturns in this sector to a greater extent than if our business activities were more diversified.

Our real estate development strategies may not be successful.
     We have developed a significant number of industrial properties since our inception. In late 2008, we scaled back our development activities in response to current economic conditions and, in 2009, we have resumed development activity in a selective manner through build-to-suit transactions on our land, including opportunities to use development capital or take out commitments from one of our partners or customers.
     As of December 31, 2009, we had 163 completed development properties that were 62.2% leased (19.1 million square feet of unleased space) and we had 5 industrial properties under development that were 100.0% leased. As of December 31, 2009, we had approximately $307.8 million of costs remaining to be spent related to our development portfolio to complete the development and lease the space in these properties.
     Additionally as of December 31, 2009, we had 10,360 acres of land with a current investment of $2.6 billion for potential future development of industrial properties or other commercial real estate projects or for sale to third parties. Within our land positions, we have concentrations in many of the same markets as our operating properties. Approximately 16.8% of our land (based on the current investment balance) is in the United Kingdom. During 2009, we recorded impairment charges of $137.0 million, due to the decrease in current estimated fair value of the land and increased probability that we will dispose of certain land parcels rather than develop as previously planned. We will look to monetize the land in the future through sale to third parties, development of industrial properties to hold for long-term investment or sale to an unconsolidated investee for development, depending on market conditions, our liquidity needs and other factors.
     We will be subject to risks associated with such development, leasing and disposition activities, all of which may adversely affect our results of operations and available cash flow, including, but not limited to:
•	the risk that we may not be able to lease the available space in our recently completed developments at rents that are sufficient to be profitable;

•	the risk that we will seek to sell certain land parcels and we will not be able to find a third party to acquire such land or that the sales price will not allow us to recover our investment, resulting in additional impairment charges;

•	the risk that development opportunities explored by us may be abandoned and the related investment will be impaired;

•	the risk that we may not be able to obtain, or may experience delays in obtaining, all necessary zoning, building, occupancy and other governmental permits and authorizations;

•	the risk that due to the increased cost of land, our activities may not be as profitable;

•	the risk that construction costs of a property may exceed the original estimates, or that construction may not be concluded on schedule, making the project less profitable than originally estimated or not profitable at all; including the possibility of contract default, the effects of local weather conditions, the possibility of local or national strikes by construction-related labor and the possibility of shortages in materials, building supplies or energy and fuel for equipment; and

•	the risk that occupancy levels and the rents that can be earned for a completed project will not be sufficient to make the project profitable.

Our business strategy to provide liquidity to reduce debt by contributing properties to property funds or disposing of properties to third parties may not be successful.
     Our ability to contribute or sell properties on advantageous terms is affected by competition from other owners of properties that are trying to dispose of their properties; current market conditions, including the capitalization rates applicable to our properties; and other factors beyond our control. The property funds or third parties who might acquire our properties may need to have access to debt and equity capital, in the private and public markets, in order to acquire properties from us. Should the property funds or third parties have limited or no access to capital on favorable terms, then contributions and dispositions could be delayed resulting in adverse effects on our liquidity, results of operations, distributable cash flow, debt covenant ratios, and the value of our securities.
We may acquire properties, which involves risks that could adversely affect our operating results and the value of our securities.
     We may acquire industrial properties in our direct owned segment. The acquisition of properties involves risks, including the risk that the acquired property will not perform as anticipated and that any actual costs for rehabilitation, repositioning, renovation and improvements identified in the pre-acquisition due diligence process will exceed estimates. There is, and it is expected there will continue to be, significant competition for properties that meet our investment criteria as well as risks associated with obtaining financing for acquisition activities.
Our operating results and distributable cash flow will depend on the continued generation of lease revenues from customers.
     Our operating results and distributable cash flow would be adversely affected if a significant number of our customers were unable to meet their lease obligations. We are also subject to the risk that, upon the expiration of leases for space located in our properties, leases may not be renewed by existing customers, the space may not be re-leased to new customers or the terms of renewal or re-leasing (including the cost of required renovations or concessions to customers) may be less favorable to us than current lease terms. In the event of default by a significant number of customers, we may experience delays and incur substantial costs in enforcing our rights as landlord. A customer may experience a downturn in its business, which may cause the loss of the customer or may weaken its financial condition, resulting in the customer’s failure to make rental payments when due or requiring a restructuring that might reduce cash flow from the lease. In addition, a customer may seek the protection of bankruptcy, insolvency or similar laws, which could result in the rejection and termination of such customer’s lease and thereby cause a reduction in our available cash flow.
Our ability to renew leases or re-lease space on favorable terms as leases expire significantly affects our business.
     Our results of operations, distributable cash flow and the value of our securities would be adversely affected if we were unable to lease, on economically favorable terms, a significant amount of space in our operating properties. We have 28.4 million square feet of industrial and retail space (out of a total of 155.2 million occupied square feet representing 15.3% of total annual base rents) with leases that expire in 2010, including 4.4 million square feet of leases that are on a month-to-month basis. In addition, our unconsolidated investees have a combined 37.4 million square feet of industrial space (out of a total 254.9 million occupied square feet representing 13.0% of total annual base rent) with leases that expire in 2010, including 5.5 million square feet of leases that are on a month-to-month basis. The number of industrial and retail properties in a market or submarket could adversely affect both our ability to re-lease the space and the rental rates that can be obtained in new leases.

Real estate investments are not as liquid as other types of assets, which may reduce economic returns to investors.
     Real estate investments are not as liquid as other types of investments and this lack of liquidity may limit our ability to react promptly to changes in economic or other conditions. In addition, significant expenditures associated with real estate investments, such as mortgage payments, real estate taxes and maintenance costs, are generally not reduced when circumstances cause a reduction in income from the investments. Like other companies qualifying as real estate investment trusts (“REITs”) under the Internal Revenue Code of 1986, as amended (the “Code”), we are only able to hold property for sale in the ordinary course of business through taxable REIT subsidiaries in order to avoid punitive taxation on the gain from the sale of such property. While we are planning to dispose of certain properties that have been held for investment in order to generate liquidity, if we do not satisfy certain safe harbors or if we believe there is too much risk of incurring the punitive tax on the gain from the sale, we may not pursue such sales.
Our insurance coverage does not include all potential losses.
     We and our unconsolidated investees currently carry insurance coverage including property damage and rental loss insurance resulting from such perils as fire, additional perils as covered under an extended coverage policy, named windstorm, flood, earthquake and terrorism; commercial general liability insurance; and environmental insurance, as appropriate for the markets where each of our properties and business operations are located. The insurance coverage contains policy specifications and insured limits customarily carried for similar properties, business activities and markets. We believe our properties and the properties of our unconsolidated investees, including the property funds, are adequately insured. However, there are certain losses, including losses from floods, earthquakes, acts of war, acts of terrorism or riots, that are not generally insured against or that are not generally fully insured against because it is not deemed economically feasible or prudent to do so. If an uninsured loss or a loss in excess of insured limits occurs with respect to one or more of our properties, we could experience a significant loss of capital invested and potential revenues in these properties and could potentially remain obligated under any recourse debt associated with the property.
We are exposed to various environmental risks that may result in unanticipated losses that could affect our operating results and financial condition.
     Under various federal, state and local laws, ordinances and regulations, a current or previous owner, developer or operator of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances. The costs of removal or remediation of such substances could be substantial. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of such hazardous substances.
     A majority of the properties we acquire are subjected to environmental reviews either by us or by the predecessor owners. In addition, we may incur environmental remediation costs associated with certain land parcels we acquire in connection with the development of the land. In connection with the merger in 2005 with Catellus Development Corporation (“Catellus”), we acquired certain properties in urban and industrial areas that may have been leased to, or previously owned by, commercial and industrial companies that discharged hazardous materials. We established a liability at the time of acquisition to cover such costs. We adjust the liabilities, as appropriate, when additional information becomes available. We purchase various environmental insurance policies to mitigate our exposure to environmental liabilities. We are not aware of any environmental liability that we believe would have a material adverse effect on our business, financial condition or results of operations.

     We cannot give any assurance that other such conditions do not exist or may not arise in the future. The presence of such substances on our real estate properties could adversely affect our ability to lease or sell such properties or to borrow using such properties as collateral and may have an adverse effect on our distributable cash flow.
We are exposed to the potential impacts of future climate change and climate-change related risks
     We consider that we are exposed to potential physical risks from possible future changes in climate. Our distribution facilities may be exposed to rare catastrophic weather events, such as severe storms and/or floods. If the frequency of extreme weather events increases due to climate change, our exposure to these events could increase.
     We do not currently consider our company to be exposed to regulatory risks related to climate change, as our operations do not emit a significant amount of greenhouse gases. However, we may be adversely impacted as a real estate developer in the future by stricter energy efficiency standards for buildings.
Risks Related to Financing and Capital
Our operating results and financial condition could be adversely affected if we are unable to make required payments on our debt or are unable to refinance our debt.
     We are subject to risks normally associated with debt financing, including the risk that our cash flow will be insufficient to meet required payments of principal and interest. There can be no assurance that we will be able to refinance any maturing indebtedness, that such refinancing would be on terms as favorable as the terms of the maturing indebtedness, or we will be able to otherwise obtain funds by selling assets or raising equity to make required payments on maturing indebtedness. If we are unable to refinance our indebtedness at maturity or meet our payment obligations, the amount of our distributable cash flow and our financial condition would be adversely affected and, if the maturing debt is secured, the lender may foreclose on the property securing such indebtedness. Our credit facilities and certain other debt bears interest at variable rates. Increases in interest rates would increase our interest expense under these agreements. In addition, our unconsolidated investees have short-term debt that was used to acquire properties from us or third parties and other maturing indebtedness. If these investees are unable to refinance their indebtedness or meet their payment obligations, it may impact our distributable cash flow and our financial condition and/or we may be required to recognize impairment charges to our investments similar to those we recognized in 2009.
Covenants in our credit agreements could limit our flexibility and breaches of these covenants could adversely affect our financial condition.
     The terms of our various credit agreements, including our credit facilities, the indenture under which our senior notes are issued and other note agreements, require us to comply with a number of customary financial covenants, such as maintaining debt service coverage, leverage ratios, fixed charge ratios and other operating covenants including maintaining insurance coverage. In addition, our credit facility currently contains various covenants and certain borrowing limitations based on the value of our unencumbered property pool (as defined in the agreement). These covenants may limit our flexibility in our operations, and breaches of these covenants could result in defaults under the instruments governing the applicable indebtedness. If we default under our covenant provisions and are unable to cure the default, refinance our indebtedness or meet our payment obligations, the amount of our distributable cash flow and our financial condition would be adversely affected.

Federal Income Tax Risks
Failure to qualify as a REIT could adversely affect our cash flows.
     We have elected to be taxed as a REIT under the Code commencing with our taxable year ended December 31, 1993. In addition, we have a consolidated subsidiary that has elected to be taxed as a REIT and certain unconsolidated investees that are REITs and are subject to all the risks pertaining to the REIT structure, discussed herein. To maintain REIT status, we must meet a number of highly technical requirements on a continuing basis. Those requirements seek to ensure, among other things, that the gross income and investments of a REIT are largely real estate related, that a REIT distributes substantially all of its ordinary taxable income to shareholders on a current basis and that the REIT’s equity ownership is not overly concentrated. Due to the complex nature of these rules, the available guidance concerning interpretation of the rules, the importance of ongoing factual determinations and the possibility of adverse changes in the law, administrative interpretations of the law and changes in our business, no assurance can be given that we, or our REIT subsidiaries, will qualify as a REIT for any particular period.
     If we fail to qualify as a REIT, we will be taxed as a regular corporation, and distributions to shareholders will not be deductible in computing our taxable income. The resulting corporate income tax liabilities could materially reduce our cash flow and funds available for dividends and/or reinvestment. Moreover, we might not be able to elect to be treated as a REIT for the four taxable years after the year during which we ceased to qualify as a REIT. In addition, if we later requalified as a REIT, we might be required to pay a full corporate-level tax on any unrealized gains in our assets as of the date of requalification, or upon subsequent disposition, and to make distributions to our shareholders equal to any earnings accumulated during the period of non-REIT status.
REIT distribution requirements could adversely affect our financial condition.
     To maintain qualification as a REIT under the Code, generally a REIT must annually distribute to its shareholders at least 90% of its REIT taxable income, computed without regard to the dividends paid deduction and net capital gains. This requirement limits our ability to accumulate capital and, therefore, we may not have sufficient cash or other liquid assets to meet the distribution requirements. Difficulties in meeting the distribution requirements might arise due to competing demands for our funds or to timing differences between tax reporting and cash receipts and disbursements, because income may have to be reported before cash is received or because expenses may have to be paid before a deduction is allowed. In addition, the Internal Revenue Service (the “IRS”) may make a determination in connection with the settlement of an audit by the IRS that increases taxable income or disallows or limits deductions taken thereby increasing the distribution we are required to make. In those situations, we might be required to borrow funds or sell properties on adverse terms in order to meet the distribution requirements and interest and penalties could apply, which could adversely affect our financial condition. If we fail to make a required distribution, we would cease to qualify as a REIT.
Prohibited transaction income could result from certain property transfers.
     We contribute properties to property funds and sell properties to third parties from the REIT and from taxable REIT subsidiaries (“TRS”). Under the Code, a disposition of a property from other than a TRS could be deemed a prohibited transaction. In such case, a 100% penalty tax on the resulting gain could be assessed. The determination that a transaction constitutes a prohibited transaction is based on the facts and circumstances surrounding each transaction. The IRS could contend that certain contributions or sales of properties by us are prohibited transactions. While we do not believe the IRS would prevail in such a dispute, if the IRS successfully argued the matter, the 100% penalty tax could be assessed against the gains from these transactions, which may be significant.

     Additionally, any gain from a prohibited transaction may adversely affect our ability to satisfy the income tests for qualification as a REIT.
Liabilities recorded for pre-existing tax audits may not be sufficient.
     We are subject to a pending audit by the IRS for the 2003 through 2005 income tax returns of Catellus, including certain of its subsidiaries and partnerships. We have recorded an accrual for the liabilities that may arise from these audits. See Note 15 to our Consolidated Financial Statements in Item 8 of our annual report on Form 10-K for the fiscal year ended December 31, 2009. The finalization of the remaining audits may result in an adjustment in which the actual liabilities or settlement costs, including interest and potential penalties, if any, may prove to be more than the liability we have recorded.
Uncertainties relating to Catellus’ estimate of its “earnings and profits” attributable to C-corporation taxable years may have an adverse effect on our distributable cash flow.
     In order to qualify as a REIT, a REIT cannot have at the end of any REIT taxable year any undistributed earnings and profits that are attributable to a C-corporation taxable year. A REIT has until the close of its first full taxable year as a REIT in which it has non-REIT earnings and profits to distribute these accumulated earnings and profits. Because Catellus’ first full taxable year as a REIT was 2004, Catellus was required to distribute these earnings and profits prior to the end of 2004. Failure to meet this requirement would result in Catellus’ disqualification as a REIT. Catellus distributed its accumulated non-REIT earnings and profits in December 2003, well in advance of the 2004 year-end deadline, and believed that this distribution was sufficient to distribute all of its non-REIT earnings and profits. However, the determination of non-REIT earnings and profits is complicated and depends upon facts with respect to which Catellus may have less than complete information or the application of the law governing earnings and profits, which is subject to differing interpretations, or both. Consequently, there are substantial uncertainties relating to the estimate of Catellus’ non-REIT earnings and profits, and we cannot be assured that the earnings and profits distribution requirement has been met. These uncertainties include the possibility that the IRS could upon audit, as discussed above, increase the taxable income of Catellus, which would increase the non-REIT earnings and profits of Catellus. There can be no assurances that we have satisfied the requirement that Catellus distribute all of its non-REIT earnings and profits by the close of its first taxable year as a REIT, and therefore, this may have an adverse effect on our distributable cash flow.
There are potential deferred and contingent tax liabilities that could affect our operating results or financial condition.
     Palmtree Acquisition Corporation, our subsidiary that was the surviving corporation in the merger with Catellus in 2005, is subject to a federal corporate level tax at the highest regular corporate rate (currently 35%) and potential state taxes on any gain recognized within ten years of Catellus’ conversion to a REIT from a disposition of any assets that Catellus held at the effective time of its election to be a REIT, but only to the extent of the built-in-gain based on the fair market value of those assets on the effective date of the REIT election (which was January 1, 2004). Gain from a sale of an asset occurring more than 10 years after the REIT conversion will not be subject to this corporate-level tax. We do not currently expect to dispose of any asset of the surviving corporation in the merger if such disposition would result in the imposition of a material tax liability unless we can affect a tax-deferred exchange of the property. However, certain assets are subject to third party purchase options that may require us to sell such assets, and those assets may carry deferred tax liabilities that would be triggered on such sales. We have recorded deferred tax liabilities related to these built-in-gains. There can be no assurances that our plans in this regard will not change and, if such plans do change or if a purchase option is exercised, that we will be successful in structuring a tax-deferred exchange.
Other Risks

We are dependent on key personnel.
     Our executive and other senior officers have a significant role in our success. Our ability to retain our management group or to attract suitable replacements should any members of the management group leave is dependent on the competitive nature of the employment market. The loss of services from key members of the management group or a limitation in their availability could adversely affect our financial condition and cash flow. Further, such a loss could be negatively perceived in the capital markets.
Share prices may be affected by market interest rates.
     Our current quarterly distribution is $0.15 per common share. The annual distribution rate on common shares as a percentage of our market price may influence the trading price of such common shares. An increase in market interest rates may lead investors to demand a higher annual distribution rate than we have set, which could adversely affect the value of our common shares.
As a global company, we are subject to social, political and economic risks of doing business in foreign countries.
     We conduct a significant portion of our business and employ a substantial number of people outside of the United States. During 2009, we generated approximately 34% of our revenue from operations outside the United States, primarily due to proceeds from the sale of our investments in the Japan funds. Circumstances and developments related to international operations that could negatively affect our business, financial condition or results of operations include, but are not limited to, the following factors:
•	difficulties and costs of staffing and managing international operations in certain regions;

•	currency restrictions, which may prevent the transfer of capital and profits to the United States;

•	unexpected changes in regulatory requirements;

•	potentially adverse tax consequences;

•	the responsibility of complying with multiple and potentially conflicting laws, e.g., with respect to corrupt practices, employment and licensing;

•	the impact of regional or country-specific business cycles and economic instability;

•	political instability, civil unrest, drug trafficking, political activism or the continuation or escalation of terrorist or gang activities (particularly with respect to our operations in Mexico); and

•	foreign ownership restrictions with respect to operations in countries.
     Although we have committed substantial resources to expand our global development platform, if we are unable to successfully manage the risks associated with our global business or to adequately manage operational fluctuations, our business, financial condition and results of operations could be harmed.
     In addition, our international operations and, specifically, the ability of our non-U.S. subsidiaries to dividend or otherwise transfer cash among our subsidiaries, including transfers of cash to pay interest and principal on our debt, may be affected by currency exchange control regulations, transfer pricing regulations and potentially adverse tax consequences, among other things.

The depreciation in the value of the foreign currency in countries where we have a significant investment may adversely affect our results of operations and financial position.
     We have pursued, and intend to continue to pursue, growth opportunities in international markets where the U.S. dollar is not the national currency. At December 31, 2009, approximately 42% of our total assets are invested in a currency other than the U.S. dollar, primarily the euro, Japanese yen and British pound sterling. As a result, we are subject to foreign currency risk due to potential fluctuations in exchange rates between foreign currencies and the U.S. dollar. A significant change in the value of the foreign currency of one or more countries where we have a significant investment may have a material adverse effect on our results of operations and financial position. Although we attempt to mitigate adverse effects by borrowing under debt agreements denominated in foreign currencies and, on occasion and when deemed appropriate, using derivative contracts, there can be no assurance that those attempts to mitigate foreign currency risk will be successful.
We are subject to governmental regulations and actions that affect operating results and financial condition.
     Many laws, including tax laws, and governmental regulations apply to us, our unconsolidated investees and our properties. Changes in these laws and governmental regulations, or their interpretation by agencies or the courts, could occur, which might affect our ability to conduct business.

THE OFFER
1. Eligibility.
     You are an “eligible employee” if you are an employee of ProLogis and you remain employed by ProLogis through the date on which the offer expires and the RSU grant date. You are not an eligible employee if you are a named executive officer or a trustee of ProLogis. Our trustees and named executive officers are listed on Schedule A to this Offer to Exchange.
     To receive a grant of RSUs, or a cash payment with respect to eligible employees subject to tax in Canada, as part of this offer, you must remain an employee of ProLogis through the RSU grant date, which will be the same U.S. calendar day as the cancellation date. If you do not remain employed by ProLogis through the expiration date (and with respect to receipt of RSUs, the RSU grant date), you will keep your current eligible options and they will vest and/or expire in accordance with their original terms. If we do not extend the offer, the expiration date will be 6:00 a.m., U.S. Mountain Time on July 9, 2010, and the RSU grant date also will be July 9, 2010 (but following expiration of the offer). Except as provided by applicable law and/or any employment agreement between you and ProLogis, your employment with ProLogis will remain “at-will” and can be terminated by you or ProLogis at any time, with or without cause or notice. In order to vest in your RSUs and receive the shares subject to the RSU, you generally must remain an employee of ProLogis through each relevant vesting date.
2. Number of RSUs and amount of cash payments; expiration date.
     Subject to the terms and conditions of this offer, we will accept for exchange options granted with an exercise price greater than $15.04 per share (which is equal to the 52-week high trading price of our common shares as of the start of this offer), whether vested or unvested, that were granted under the 2006 Plan or 1997 Plan, are held by eligible employees, are outstanding and unexercised as of the expiration date of the offer, are properly elected to be exchanged, and are not validly withdrawn before the expiration date of the offer. In order to be eligible, options must be outstanding on the expiration date of the offer. For example, if a particular option grant expires during the offering period, that option grant is not eligible for exchange.
     Participation in this offer is completely voluntary. You may decide which of your eligible option grants you wish to exchange. If you hold more than one eligible option grant, however, you may choose to exchange one or more of such eligible option grants without having to exchange all of your eligible option grants. If you elect to participate in this offer, you must exchange all of the shares subject to any particular eligible option grant that you choose to exchange. We are not accepting partial tenders of eligible option grants. If you elect to participate in this offer with respect to any partially exercised eligible option grant, you must exchange the entire remaining unexercised and outstanding portion of such option grant.
     For example, if you hold (1) an eligible option grant to purchase 1,000 shares, 700 of which you have already exercised, (2) an eligible option grant to purchase 1,000 shares, and (3) an eligible option grant to purchase 3,000 shares, you may choose to exchange all three eligible option grants, or any two of the three eligible option grants, or any one of the three eligible option grants, or none at all. You may not elect to exchange a partial amount under any eligible option grant (such as an election to exchange only 150 shares of the remaining 300 shares under the first eligible option grant).
     If you have an eligible option grant that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and a person who is not an eligible employee of ProLogis beneficially owns a portion of that eligible option grant, you may accept this offer with respect to the entire remaining outstanding portion of the eligible option grant if so directed by the beneficial owner as to his or her portion in accordance with the domestic relations order or comparable legal documents. We are not accepting tenders of only portions of the eligible option grants. Therefore, you may not accept this offer with respect to the portion of an eligible option grant that is beneficially owned by you while rejecting it with respect to the portion beneficially owned by someone else, or vice versa. You are the legal owner of the eligible option grant, and as a result, we will respect an election to exchange such eligible option grant pursuant to the offer that is made by you and accepted by us. However, we will not be responsible to you or the beneficial owner of the eligible option grant for any action taken by you with respect to such eligible option grant. Accordingly, you should consider carefully whether to make an election to exchange any eligible option grant that is not completely beneficially owned by you.
     All eligible employees who properly tender eligible options pursuant to this offer will receive RSUs except that all eligible employees subject to tax in Canada who properly tender eligible options pursuant to this offer will receive a payment in cash. RSUs are promises by ProLogis to issue our common shares on a one-for-one basis in the future provided that the vesting criteria are satisfied. You do not have to make any cash payment to ProLogis to receive your RSUs or the common shares upon vesting of your RSUs. However, ProLogis typically will have a tax withholding obligation at the time of issuance of the common shares underlying the RSUs after the RSUs vest and we will satisfy tax withholding obligations, if applicable, pursuant to the terms of the 2006 Plan and the RSU agreement. Cash payments made pursuant to the offer to eligible employees in Canada will be subject to any applicable tax withholdings.
Exchange Ratios
     This offer is not a one-for-one exchange of your eligible options for RSUs. Eligible options that are tendered by eligible employees other than eligible employees subject to tax in Canada and that are cancelled pursuant to the offer will be exchanged on a grant-by-grant basis for a lesser number of RSUs. Due to local law requirements, eligible employees subject to tax in Canada will receive a cash payment for their exchanged options pursuant to the offer, and will not receive any RSUs pursuant to the offer. Eligible options that are tendered by eligible employees subject to tax in Canada that are cancelled pursuant to the offer will be exchanged for a cash payment based on the number of common shares underlying the grant of exchanged options and an exchange ratio.
     The final exchange ratios will be determined by dividing the closing sales price of our common shares on the New York Stock Exchange as of the last trading day immediately prior to the expiration date, by the lowest fair value of an eligible option in the applicable tier (as such tiers are set forth in the table below). For this purpose, the applicable tier is the tier that contains the per share exercise price of your eligible option. The fair values of the options are determined based on the Black-Scholes option pricing model. The Black-Scholes value of the eligible options will be calculated as of the last trading day of our common shares on the New York Stock Exchange immediately prior to the expiration date using the closing sales price of our common shares on such date (currently expected to be July 8, 2010). Therefore, the Black-Scholes value of the eligible options, and accordingly, the exchange ratio applicable to each of your eligible option grants, will not be known until the day immediately prior to the expiration date.
     For eligible employees other than those subject to tax in Canada, the number of RSUs that will be granted will be determined as (a) the number of common shares underlying the grant of exchanged options, divided by (b) the applicable exchange ratio, with any fractional shares rounded down to the nearest whole RSU, on a grant-by-grant basis.
     For eligible employees subject to tax in Canada, the amount of cash that will be paid will be determined as (a) the number of common shares underlying the grant of exchanged options, divided by (b) the applicable exchange ratio, multiplied by (c) the closing sales price of our common shares on the New York Stock Exchange as of the last trading day immediately prior to the expiration date.
     To ensure that you will have the information you may need to make an informed decision concerning the number of RSUs that could be granted, or cash payment that could be made, for your exchanged options, we will post on the offer website and email you the closing sales price of our common shares for the last trading day immediately prior to the expiration date and the final exchange ratios that will apply to the eligible options in each of the tiers described in the table below. We will also deliver to you (by email or other method) a notification of this information and such information will be made available on the offer website at https://prologis.equitybenefits.com. Currently, the expiration date is expected to be 6:00 a.m., U.S. Mountain Time, on July 9, 2010. Accordingly, the closing sales price of our common shares and the exchange ratios currently are expected to be posted on the offer website and emailed to you after the close of the trading day on July 8, 2010. If the expiration date is extended, then the date on which the exchange ratios and the applicable closing sales price of our common shares similarly will be extended.
     Please also refer to the grant information available via the offer website that lists your eligible option grants, the grant date of each of your eligible option grants, the per share exercise price of each of your eligible option grants, the number of common shares subject to each of your eligible option grants and the number of vested options for each of your eligible option grants. The grant information is available via the offer website to all eligible employees, including eligible employees located in either France or Poland.
     If you are unable to access your grant information via the offer website, you may contact:
Stock Plan Administration
Phone: (303) 567-5277 or (915) 298-6650
Email: stockplan@prologis.com
     Preliminary Exchange Ratios (Provided for Illustrative Purposes Only)
     To assist you in evaluating the offer prior to the determination of the final exchange ratios, we have computed preliminary exchange ratios by dividing the closing sales price of our common shares on the New York Stock Exchange as of June 8, 2010, by the lowest fair value of an eligible option in the applicable tier (as such tiers are set forth in the table below). The fair values of the options are determined based on the Black-Scholes option pricing model. The Black-Scholes value of the eligible options was calculated as of June 8, 2010 using, in addition to other assumptions, the closing sales price of our common shares on June 8, 2010. These preliminary exchange ratios, which are also provided on the offer website, are as follows:

Preliminary Exchange Ratios
Per Share Exercise Price of Eligible Options	(the number of options exchanged for one RSU)
$21.75 (granted in December 2000)	781.7 exchanged options for one (1) RSU
$24.25 (granted in September 2000)	15,732.2 exchanged options for one (1) RSU
$20.68	7.0 exchanged options for one (1) RSU
$22.02	3.7 exchanged options for one (1) RSU
$24.76	2.4 exchanged options for one (1) RSU
$29.41 to $31.27	2.8 exchanged options for one (1) RSU
$34.08 to $34.93	3.0 exchanged options for one (1) RSU
$40.87 to $43.57	3.5 exchanged options for one (1) RSU
$45.46	3.6 exchanged options for one (1) RSU
$54.51	4.0 exchanged options for one (1) RSU
$59.92	4.3 exchanged options for one (1) RSU
$60.60	4.5 exchanged options for one (1) RSU

Preliminary Exchange Ratios
Per Share Exercise Price of Eligible Options	(the number of options exchanged for one RSU)
$61.75	3.8 exchanged options for one (1) RSU
$64.82	4.4 exchanged options for one (1) RSU
     The fair value of the eligible options is based on the Black-Scholes option pricing model and is determined by many factors, including but not limited to the option’s exercise price, the current price of the underlying common shares and the remaining term of the option. Note that the eligible options with per share exercise prices of $20.75 and $24.25 (included in the first tier in the table above) were all granted in the year 2000 and will expire in either September 2010 or in December 2010. Due to the short amount of time left prior to the expiration of these eligible options and the difference between our current share price and the per share exercise prices of the eligible options, these eligible options have a very small fair value. As such, the number of RSUs that could be received in exchange for these eligible options is also very low.
     Example Using Preliminary Exchange Ratios (Provided for Illustrative Purposes Only)
     Assume that you are an eligible employee located in the U.S. and you hold an eligible option grant to purchase 560 shares with an exercise price of $30.00 per share. The preliminary exchange ratio applicable to this eligible option grant is 2.8. Assuming the preliminary exchange ratios are final exchange ratios, if you exchange this eligible option grant pursuant to this offer, then on the RSU grant date you would receive 200 RSUs. This is equal to the 560 shares subject to the eligible option grant divided by 2.8 (the exchange ratio for this eligible option grant), rounded down to the nearest whole RSU.
     You also can review your eligible options in the Breakeven Calculator on the ProLogis offer website at https://prologis.equitybenefits.com, which has been provided to you as a convenience for purposes of making limited mathematical calculations regarding the potential amount that could be received from eligible option grants, the RSUs to be granted or cash paid (as applicable) pursuant to the offer if you choose to exchange your eligible option grants. The Breakeven Calculator can be accessed by all eligible employees. The Breakeven Calculator does not take into account all of the factors that you should consider in deciding whether to participate in the offer. For example, the Breakeven Calculator does not account for vesting of the eligible option grants or RSUs. Note that you will be able to profit from an RSU only if it actually vests. Therefore, even if the Breakeven Calculator shows that the potential profit on an RSU is greater than for an exchanged option based on the preliminary exchange ratios as of the beginning of the offer period and the assumed prices of our common shares that you enter, you would be able to profit from the RSU only if it actually vests. In addition, this Breakeven Calculator does not take into consideration the difference in taxation among RSUs, share options and cash payments. Note also that because of the rounding resulting from the vesting of fractional shares, the values shown could be slightly higher or lower than the actual result. The Breakeven Calculator is based on the preliminary exchange ratios included on the offer website and cannot be used to estimate the final exchange ratios that will be determined as of the date immediately prior to the expiration date based on the Black-Scholes option pricing model. The final exchange ratios may be higher or lower than the preliminary exchange ratios described above.
     The preliminary exchange ratios were based on an assumed price of our common shares of $10.08, the closing sales price on the New York Stock Exchange on June 8, 2010. The fair values of the eligible options was also determined as of June 8, 2010. Our common share price of $10.08 on June 8, 2010, is one of the assumptions utilized in the Black-Scholes option pricing model to determine the fair value of the eligible options for each of the applicable tiers. We do not expect any of the inputs that were used to determine the fair value of the eligible options on June 8, 2010, to vary significantly when the fair value of the eligible options is computed on the date immediately prior to the expiration date (currently expected to be July 8, 2010) except possibly for our common share price. To illustrate the impact that movements in our common share price might have on the fair value of the eligible options and the exchange ratios, the table below indicates what the preliminary exchanges ratios would have been if our common share price was higher or lower by the per share amounts indicated below, on June 8, 2010:

	Potential	Potential		Potential	Potential
	Exchange	Exchange	Preliminary	Exchange	Exchange
	Ratio	Ratio	Exchange Ratio	Ratio	Ratio
Per Share	(assuming common	(assuming common	(assuming common	(assuming common	(assuming common
Exercise Price of	share price of	share price of	share price of	share price of	share price of
Eligible Options	$6.54)	$9.08)	$10.08)	$11.08)	$15.04)
$21.75 (granted in December 2000)	N/A *	N/A *	781.7	357.6	45.1
$24.25 (granted in September 2000)	N/A *	N/A *	15,732.2	4,747.1	199.8
$20.68	13.7	8.1	7.0	6.2	4.3
$22.02	5.3	4.0	3.7	3.4	2.8
$24.76	2.9	2.5	2.4	2.3	2.1
$29.41 to $31.27	3.4	2.9	2.8	2.7	2.4
$34.08 to $34.93	3.7	3.2	3.0	2.9	2.6
$40.87 to $43.57	4.3	3.7	3.5	3.3	2.9
$45.46	4.5	3.8	3.6	3.4	3.0
$54.51	5.0	4.2	4.0	3.8	3.3
$59.92	5.4	4.5	4.3	4.1	3.5
$60.60	5.7	4.7	4.5	4.3	3.7
$61.75	4.6	4.0	3.8	3.6	3.2
$64.82	5.6	4.7	4.4	4.2	3.6

*	Due to the very high exchange ratio that results from assuming this common share price and because RSUs will be rounded down to the nearest whole RSU, no exchange of eligible options with this per share exercise price would result in any RSUs being granted in exchange for such eligible options.
     For purposes of this offer, including the exchange ratios, the term “option” generally refers to an option to purchase one common share. For purposes of applying the exchange ratios, fractional RSUs will be rounded down to the nearest whole RSU on a grant-by-grant basis.
     All RSUs will be subject to the terms of the 2006 Plan and the applicable RSU agreement between you and ProLogis. The form of RSU agreement (including any country-specific appendix, as applicable) under the 2006 Plan is filed as an exhibit to the Schedule TO with which this Offer to Exchange has been filed and is available on the LTIP page of the ProLogis Intranet website, from the ProLogis filings on the SEC website at www.sec.gov and on the offer website at https://prologis.equitybenefits.com.
     You may make an election at any time prior to the expiration date (currently expected to be 6:00 a.m., U.S. Mountain Time, on July 9, 2010). Once the final exchange ratios are determined after the close of trading on the date immediately prior to the expiration date (currently expected to be July 8, 2010), you still will have some time to change or withdraw your previous election. However, you will only have until the expiration date, currently expected to be 6:00 a.m., U.S. Mountain Time, on July 9, 2010, to make your initial election, withdraw your previous election or make changes to your previous election. We may, in our discretion, extend the offer, in which event the expiration date will refer to the latest time and date at which the extended offer expires. See Section 15 of this Offer to Exchange for a description of our rights to extend, terminate and amend the offer.
3. Purposes of the offer.
     The primary purpose of this offer is to improve the retention and incentive benefits of our equity awards. We believe that this offer will foster retention of valuable employees of ProLogis, provide meaningful incentive to them, and better align the interests of our employees and shareholders to maximize shareholder value. Our employees are integral and vital to the long-term success of ProLogis. We believe it is imperative that we retain, compensate, and motivate these employees on whom we rely to implement our business strategy, achieve our goals and objectives, and guide us through the existing economic environment.

     ProLogis, like most companies, was impacted by the pervasive and fundamental disruptions of the global financial markets, primarily beginning late in the third quarter of 2008, and we experienced a significant correction to our share price during the latter part of 2008. Contributing to the share price decline were liquidity concerns due to our debt levels and the timing of certain debt maturities. Since that time, we believe that we have been very successful in our efforts to reposition ProLogis and to focus on conserving capital and strengthening our balance sheet which has been reflected in our share price to the extent that it has recovered from the previous lows experienced in late 2008 and early 2009. However, this repositioning and the activities undertaken to address liquidity concerns over the last 18 months have resulted in declines in operating income (due to discontinuing our CDFS business segment which was necessitated by a change in business strategy), the recognition of impairment charges on certain of our investments, and the issuance of common shares which had a dilutive impact on previous shareholders. As a result, many of the share options granted under our Equity Plans now have exercise prices that are higher than the trading price of ProLogis’ common shares.
     We consider long-term equity incentives to be an important part of our compensation structure and an important incentive and retention tool over the longer term. With the decline in our common share price, the outstanding options have become considerably less effective in retaining and motivating our employees, who view their existing options as having little or no value because the exercise prices substantially exceed the current market price of our common shares. We believe that this offer will provide renewed incentives that are essential to continue to retain and motivate our employees. By making this offer, we intend to provide eligible employees with the opportunity to receive RSUs that have a greater retention value because such RSUs may provide a greater return than the underwater options.
     Except as otherwise disclosed in this offer or in our SEC filings, we presently have no plans, proposals, or negotiations that relate to or would result in:
•	Any extraordinary transaction, such as a merger, reorganization or liquidation, involving ProLogis;

•	Any purchase, sale or transfer of a material amount of our assets;

•	Any material change in our present dividend rate or policy, or our indebtedness or capitalization;

•	Any change in our present board of trustees or management, including, but not limited to, any plans or proposals to change the number or term of trustees or to fill any existing board vacancies or to change any executive officer’s material terms of employment;

•	Any other material change in our corporate structure or business;

•	Our common shares being delisted from the New York Stock Exchange or not being authorized for quotation in an automated quotation system operated by a national securities association;

•	Our common shares becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	The suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

•	The acquisition by any person of an additional amount of our securities or the disposition of an amount of any of our securities; or

•	Any change in our certificate of incorporation or bylaws, or any actions that may impede the acquisition of control of us by any person.
     From time to time, we evaluate acquisition and disposition opportunities. These transactions might be completed in the ordinary course of business consistent with past practice during the period that this offer is open, but there can be no assurance that an opportunity will be available to us or that we will choose to take advantage of an opportunity.
     Neither we nor our board of trustees makes any recommendation as to whether you should accept this offer, nor have we authorized any person to make any such recommendation. You should evaluate carefully all of the information in this offer and consult your investment and tax advisors. You must make your own decision about whether to participate in this offer.
4. Procedures for electing to exchange options.
     Proper election to exchange options.
     Participation in this offer is voluntary. If you are an eligible employee, you will receive at the start of the offer an email from Walt Rakowich via Stock Plan Administration, dated June 10, 2010, announcing this offer. If you want to participate in the offer, you must do one of the following by the expiration date, currently expected to be 6:00 a.m., U.S. Mountain Time, on July 9, 2010:
     (All eligible employees can access the ProLogis offer website at https://prologis.equitybenefits.com and view information with respect to the offer, the offer documents, and their eligible option grants. However, eligible employees located in either France or Poland may submit elections only via facsimile and not via the offer website.)
     Elections via the Offer Website (Other than Eligible Employees Located in Either France or Poland)
1.	Access ProLogis’ offer website by going to https://prologis.equitybenefits.com and enter your ProLogis email address and password. If this is the first time you are logging into the offer website, you should use the password as specified in the email from Walt Rakowich via Stock Plan Administration, dated June 10, 2010.

2.	After logging into the offer website, first review the information and documents provided in the “Learn” section located on the “Welcome” page and then select the “View/Make/Change My Election” option.

3.	Make My Election (Step 1 of 4): You will be provided with personalized information regarding the eligible option grants you hold, including the grant date of each of your eligible option grants, the per share exercise price of each of your eligible option grants, the number of common shares subject to each of your eligible option grants and the number of vested options for each of your eligible option grants. Election instructions are provided below the eligible option grant information. You should review these instructions prior to making your elections. While eligible employees located in either France or Poland may submit elections only via facsimile, they can access their personalized eligible option grant information via the offer website.

Next to each of your eligible option grants, there is an “Election” box. Select the appropriate box (either “Yes” or “No”) next to each of your eligible option grants to indicate which eligible option grants you choose to exchange pursuant to the offer. Proceed to the next step.

4.	Review My Election (Step 2 of 4): Your selections are noted on this page of the offer website. If you are satisfied with these selections, proceed through the offer website to the next step.

5.	Review Election Terms and Conditions; Submit My Election (Step 3 of 4): Review, acknowledge and agree to the Election Terms and Conditions provided and submit your election by selecting the button at the bottom of the page titled “Acknowledge and Agree. Submit My Election.”

6.	Print Election Confirmation (Step 4 of 4): Upon submitting your election, an Election Confirmation will be generated by the offer website. Please print and keep a copy of the Election Confirmation for your records.
     Elections via Facsimile (Must be Used by Eligible Employees Located in Either France or Poland)
     Any eligible employee may choose to submit their election form via facsimile. Due to applicable requirements under local law, eligible employees located in either France or Poland may submit elections only via facsimile. To submit an election form via facsimile, you must do the following:
1.	Properly complete, sign and date the election form included in the email from Walt Rakowich via Stock Plan Administration, dated June 10, 2010, announcing the offer and also available on the offer website; and

2.	Send the properly completed election form via facsimile to:

Kristi Oberson Stock Plan Administration Facsimile: (303) 567-5761
     We must receive your properly completed and submitted election by the expiration date. The expiration date will be 6:00 a.m., U.S. Mountain Time, on July 9, 2010, unless we extend the offer.
     Eligible employees subject to tax in the Netherlands also must agree to and sign any tax ruling obtained from the Netherlands tax authorities (confirming the tax neutral aspect of the exchange) in order to exchange your eligible options. Your employer will provide you with a copy of the consent to the ruling once a ruling is obtained.
     If you participate in this offer, you can decide which of your eligible option grants you wish to exchange. To help you recall your outstanding eligible option grants and give you the information necessary to make an informed decision, please refer to the grant information available via the offer website that lists your eligible option grants, the grant date of each of your eligible option grants, the per share exercise price of each of your eligible option grants, the number of common shares subject to each of your eligible option grants and the number of vested options for each of your eligible option grants.
     You also can review your eligible options in the Breakeven Calculator on the offer website at https://prologis.equitybenefits.com, which has been provided to you as a convenience for purposes of making limited mathematical calculations regarding the potential amount that could be received from eligible option grants, the RSUs to be granted or cash paid (as applicable) pursuant to the offer if you choose to exchange your eligible option grants. The Breakeven Calculator can be accessed by all eligible employees. The Breakeven Calculator does not take into account all of the factors that you should consider in deciding whether to participate in the offer. For example, the Breakeven Calculator does not account for vesting of the eligible option grants or RSUs. Note that you will be able to profit from an RSU only if it actually vests. Therefore, even if the Breakeven Calculator shows that the potential profit on an RSU is greater than for an exchanged option based on the preliminary exchange ratios as of the beginning of the offer period and the assumed prices of our common shares that you enter, you would be able to profit from the RSU only if it actually vests. In addition, the Breakeven Calculator does not take into consideration the difference in taxation among RSUs, share options and cash payments. Note also that because of the rounding resulting from the vesting of fractional shares, the values shown could be slightly higher or lower than the actual result. The Breakeven Calculator is based on the preliminary exchange ratios included on the offer website and cannot be used to estimate the final exchange ratios that will be determined as of the date immediately prior to the expiration date based on the Black-Scholes option pricing model. The final exchange ratios may be higher or lower than the preliminary exchange ratios described above.
     If you are unable to access your grant information via the offer website, you may contact:
Stock Plan Administration
Phone: (303) 567-5277 or (915) 298-6650
Email: stockplan@prologis.com
     Your election to participate becomes irrevocable after 6:00 a.m., U.S. Mountain Time, on July 9, 2010, unless the offer is extended past that time, in which case your election will become irrevocable after the new expiration date. Due to certain requirements under U.S. securities laws, an exception to this rule is that if we have not accepted your properly tendered options by 10:00 p.m., U.S. Mountain Time, on August 5, 2010, (which is the 40th U.S. business day following the commencement of the offer), you may withdraw your options at any time thereafter but prior to our acceptance.
     You may change your mind after you have submitted an election and withdraw from the offer at any time before the expiration date, as described in Section 5. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election we receive before the expiration date. You also may change your mind about which of your eligible option grants you wish to have exchanged. If you wish to include more or fewer eligible option grants in your election, you must complete and submit a new election before the expiration date by following the procedures described in Section 5. This new election must be properly completed, signed (electronically or otherwise) and dated after any prior elections you have submitted and must list all eligible option grants you wish to exchange. Any prior election will be disregarded. If you wish to withdraw some or all of the eligible option grants you elected for exchange, you may do so at any time before the expiration date by following the procedures described in Section 5.
     Your delivery of all documents, including elections, is at your own risk. Only responses that are properly completed and actually received by us by the deadline will be accepted. Responses submitted by any other means, including email, hand delivery, interoffice, U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted. If you submit your election via the offer website, you should print and keep a copy of the Election Confirmation on the offer website at the time that you complete and submit your election. The printed Election Confirmation will provide evidence that you submitted your election. If you submit your election via facsimile, we intend to confirm the receipt of your election by email within 2 U.S. business days of receiving your election. If you do not receive a confirmation, it is your responsibility to confirm that we have received your election. Note that if you submit any election within the last 2 U.S. business days prior to the expiration of the offer, time constraints may prevent ProLogis from providing confirmation by email prior to the expiration of the offer.

     This is a one-time offer, and we will strictly enforce the offering period. We reserve the right to reject any option tendered for exchange that we determine is not in the appropriate form or that we determine is unlawful to accept. Subject to the terms and conditions of this offer, we will accept all properly tendered options promptly after the expiration of this offer.
     Our receipt of your election is not by itself an acceptance of your options for exchange. For purposes of this offer, we will be deemed to have accepted options for exchange that are validly elected to be exchanged and are not properly withdrawn as of the time when we give oral or written notice to the option holders generally of our acceptance of options for exchange. We may issue this notice of acceptance by press release, email or other form of communication. Options accepted for exchange will be cancelled on the cancellation date, which we presently expect will be July 9, 2010.
     Determination of validity; rejection of options; waiver of defects; no obligation to give notice of defects.
     We will determine, in our discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of any options. Our determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties. We reserve the right to reject any election or any option tendered for exchange that we determine is not in the appropriate form or that we determine is unlawful to accept. We will accept all properly tendered options that are not validly withdrawn. We also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any tender of any particular options or for any particular option holder, provided that if we grant any such waiver, it will be granted with respect to all option holders and tendered options. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering option holder or waived by us. Neither we nor any other person are obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice. This is a one-time offer. We will strictly enforce the offering period, subject only to an extension that we may grant in our discretion.
     Our acceptance constitutes an agreement.
     Your election to exchange options through the procedures described above constitutes your acceptance of the terms and conditions of this offer. Our acceptance of your options for exchange will constitute a binding agreement between ProLogis and you upon the terms and subject to the conditions of this offer.
5. Withdrawal rights and change of election.
     You may change an election you previously made with respect to some or all of your eligible option grants, including an election to withdraw all of your eligible option grants from this offer, only in accordance with the provisions of this section. You may change an election you previously made with respect to some or all of your eligible option grants at any time before the expiration date, which is expected to be 6:00 a.m., U.S. Mountain Time, on July 9, 2010. If we extend the offer, you may withdraw your eligible option grants at any time until the extended expiration date. In addition, although we intend to accept all validly tendered options promptly after the expiration of this offer, due to certain requirements under U.S. securities laws, if we have not accepted your options by 10:00 p.m., U.S. Mountain Time, on August 5, 2010 (which is the 40th U.S. business day following the commencement of the offer), you may withdraw your options at any time thereafter but prior to our acceptance.
     To change an election you previously made with respect to some or all of your eligible option grants, including an election to withdraw all of your eligible option grants from this offer, you must deliver a valid new election indicating only the eligible option grants you wish to exchange in the offer or a valid new election indicating that you reject the offer with respect to all of your eligible option grants, while you still have the right to withdraw the eligible option grants:
     Election Changes and Withdrawals via Offer Website (Other than Eligible Employees Located in Either France or Poland)
1.	Access ProLogis’ offer website by going to https://prologis.equitybenefits.com and enter your ProLogis email address and password. If this is the first time you are logging into the offer website, you should use the password as specified in the email from Walt Rakowich via Stock Plan Administration, dated June 10, 2010.

2.	After logging into the offer website, first review the information and documents provided in the “Learn” section located on the “Welcome” page and then select the “View/Make/Change My Election” option.

3.	Make My Election (Step 1 of 4): You will be provided with personalized information regarding the eligible option grants you hold, including the grant date of each of your eligible option grants, the per share exercise price of each of your eligible option grants, the number of common shares subject to each of your eligible option grants and the number of vested options for each of your eligible option grants. Election instructions are provided below the eligible option grant information. You should review these instructions prior to making your elections. While eligible employees located in either France of Poland may submit elections only via facsimile they can access their personalized eligible option grant information via the offer website.

Next to each of your eligible option grants, there is an “Election” box. Select the appropriate box (either “Yes” or “No”) next to each of your eligible option grants to indicate which eligible option grants you choose to exchange pursuant to the offer. Proceed to the next step.

4.	Review My Election (Step 2 of 4): Your selections are noted on this page of the offer website. If you are satisfied with these selections, proceed through the offer website to the next step.

5.	Review Election Terms and Conditions; Submit My Election (Step 3 of 4): Review, acknowledge and agree to the Election Terms and Conditions provided and submit your election by selecting the button at the bottom of the page titled “Acknowledge and Agree. Submit My Election.”

6.	Print Election Confirmation (Step 4 of 4): Upon submitting your election, an Election Confirmation will be generated by the offer website. Please print and keep a copy of the Election Confirmation for your records.
     Election Changes and Withdrawals via Facsimile (Must be Used by Eligible Employees Located in Either France or Poland)
     Any eligible employee may choose to submit their change of election or withdrawal of their election via facsimile. Due to applicable requirements under local law, eligible employees located in either France or Poland may submit elections only via facsimile. To submit an election form via facsimile, you must do the following:
1.	Properly complete, date and sign the election form included in the email from Walt Rakowich via Stock Plan Administration, dated June 10, 2010, announcing the offer; and

2.	Send the properly completed election form via facsimile to:

Kristi Oberson Stock Plan Administration Facsimile: (303) 567-5761
     We must receive your properly completed and submitted election by the expiration date, currently expected to be 6:00 a.m., U.S. Mountain Time, on July 9, 2010.
     Eligible employees subject to tax in the Netherlands also must agree to and sign any tax ruling obtained from the Netherlands tax authorities (confirming the tax neutral aspect of the exchange) in order to exchange your eligible options. Your employer will provide you with a copy of the consent to the ruling once a ruling is obtained.
     To help you recall your outstanding eligible option grants and give you the information necessary to make an informed decision, please refer to the grant information available via the offer website that lists your eligible option grants, the grant date of each of your eligible option grants, the per share exercise price of each of your eligible option grants, the number of common shares subject to each of your eligible option grants and the number of vested options for each of your eligible option grants.
     You also can review your eligible options in the Breakeven Calculator on the offer website at https://prologis.equitybenefits.com, which has been provided to you as a convenience for purposes of making limited mathematical calculations regarding the potential amount that could be received from eligible option grants, the RSUs to be granted or cash paid pursuant to the offer if you choose to exchange your eligible option grants. The Breakeven Calculator can be accessed by all eligible employees. The Breakeven Calculator does not take into account all of the factors that you should consider in deciding whether to participate in the offer. For example, the Breakeven Calculator does not account for vesting of the eligible option grants or RSUs. Note that you will be able to profit from an RSU only if it actually vests. Therefore, even if the Breakeven Calculator shows that the potential profit on an RSU is greater than for an exchanged option based on the preliminary exchange ratios as of the beginning of the offer period and the assumed prices of our common shares htat you enter, you would be able to profit from the RSU only if it actually vests. In addition, the Breakeven Calculator does not take into consideration the difference in taxation among RSUs, share options and cash payments. Note also that because of the rounding resulting from the vesting of fractional shares, the values shown could be slightly higher or lower than the actual result. The Breakeven Calculator is based on the preliminary exchange ratios included on the offer website and cannot be used to estimate the final exchange ratios that will be determined as of the date immediately prior to the expiration date based on the Black-Scholes option pricing model. The final exchange ratios may be higher or lower than the preliminary exchange ratios described above.
General Information:
     You may change your mind as many times as you wish, but you will be bound by the last properly submitted election we receive before the expiration date. Any options that you do not withdraw will be bound pursuant to your prior election.
     If you withdraw some or all of your eligible option grants, you may elect to exchange the withdrawn options again at any time on or before the expiration date. All options that you withdraw will be deemed not properly tendered for purposes of the offer, unless you subsequently properly elect to exchange such eligible option grants by the expiration date. To reelect to exchange some or all of your eligible option grants, you must submit a new election to ProLogis by the expiration date by following the procedures described in Section 4 of this Offer to Exchange. This new election must be properly completed, signed (electronically or otherwise) and dated after your previously-submitted election and must list all eligible option grants you wish to exchange. Upon our receipt of your properly completed, signed (electronically or otherwise) and dated election, any prior election with respect to such withdrawn options will be disregarded.
     Neither we nor any other person are obligated to give you notice of any defects or irregularities in any election, nor will anyone incur any liability for failure to give any notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of elections. Our determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties.
     Your delivery of all documents, including any new elections, is at your own risk. Only responses that are properly completed and actually received by ProLogis by the deadline either via the ProLogis offer website (except with respect to eligible employees located in either France or Poland) or via facsimile will be accepted. Responses submitted by any other means, including email, hand delivery, interoffice, U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted. If you submit your election via the offer website, you should print and keep a copy of the Election Confirmation on the offer website at the time that you complete and submit your election. The printed Election Confirmation will provide evidence that you submitted your election. If you submit your election via facsimile, we intend to confirm the receipt of your election by email within 2 U.S. business days of receiving your election. If you do not receive a confirmation, it is your responsibility to confirm that we have received your election. Note that if you submit any election within the last 2 U.S. business days prior to the expiration of the offer, time constraints may prevent ProLogis from providing confirmation by email prior to the expiration of the offer.
6. Acceptance of options for exchange and issuance of RSUs or payment of cash.
     Upon the terms and conditions of this offer and promptly following the expiration date, we will accept for exchange and cancel all eligible options properly elected for exchange and not validly withdrawn before the expiration date. Once the options are cancelled, you no longer will have any rights with respect to those options. Subject to the terms and conditions of this offer, if your options are properly tendered by you for exchange and accepted by us, these options will be cancelled as of the cancellation date, which we expect to be July 9, 2010.
     For purposes of the offer, we will be deemed to have accepted eligible options for exchange that are validly tendered and are not properly withdrawn as of the expiration of the offer and the cancellation date. Promptly following the expiration date and cancellation date, we will give oral or written notice to the option holders generally of our acceptance for exchange of the eligible options. This notice may be made by press release, email or other method of communication. Subject to our rights to terminate the offer, discussed in Section 15 of this Offer to Exchange, we currently expect that we will accept promptly after the expiration of this offer all properly tendered eligible options that are not validly withdrawn.
     We will grant the RSUs on the RSU grant date, which is the same U.S. calendar day as the cancellation date. We expect the RSU grant date to be July 9, 2010. All RSUs will be granted under the 2006 Plan, and will be subject to an RSU agreement between you and ProLogis. The number of RSUs you will receive will be determined in accordance with the exchange ratios applicable to the exercise price of your exchanged options as described in Section 2 of this Offer to Exchange. Promptly after the expiration date, we will send you your RSU agreement. You will receive the shares subject to the RSUs if and when your RSUs vest, in accordance with the vesting schedule described in Section 9 of this Offer to Exchange. Options that we do not accept for exchange will remain outstanding until they are exercised or expire by their terms and will retain their current exercise price, vesting schedule, and other terms.

7. Conditions of the offer.
     Notwithstanding any other provision of this offer, we will not be required to accept any options tendered for exchange, and we may terminate the offer, or postpone our acceptance and cancellation of any options tendered for exchange, in each case, subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time on or after the date this offer begins, and before the expiration date, any of the following events has occurred, or has been determined by us, in our reasonable judgment, to have occurred:
•	There will have been threatened in writing or instituted or be pending any action, proceeding or litigation seeking to enjoin, make illegal or delay completion of the offer or otherwise relating in any manner, to the offer;

•	Any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction will have been proposed, enacted, enforced or deemed applicable to the offer, any of which might restrain, prohibit or delay completion of the offer or impair the contemplated benefits of the offer to us (see Section 3 of this Offer to Exchange, “Purposes of the offer,” for a description of the contemplated benefits of the offer to us);

•	There will have occurred:
•	any general suspension of trading in, or limitation on prices for, our securities on any national securities exchange or in an over-the-counter market in the United States,

•	the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States,

•	any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, might affect the extension of credit to us by banks or other lending institutions in the United States,

•	in our reasonable judgment, any extraordinary or material adverse change in U.S. financial markets generally, including, a decline of at least 10% in either the Dow Jones Industrial Average or the Standard & Poor’s 500 Index from the date of commencement of this offer,

•	the commencement, continuation, or escalation of a war or other national or international calamity directly or indirectly involving the United States, which reasonably could be expected to affect materially or adversely, or to delay materially, the completion of the offer, or

•	if any of the situations described above existed at the time of commencement of the offer and that situation, in our reasonable judgment, deteriorates materially after commencement of the offer;
•	A tender or exchange offer, other than this offer by us, for some or all of our outstanding common shares, or a merger, acquisition or other business combination proposal involving us, will have been proposed, announced or made by another person or entity or will have been disclosed publicly or we will have learned that:
•	any person, entity or “group” within the meaning of Section 13(d)(3) of the Exchange Act acquires more than 5% of our outstanding common shares, other than a person, entity or group which had publicly disclosed such ownership with the SEC prior to the date of commencement of the offer,
•	any such person, entity or group which had publicly disclosed such ownership prior to such date will acquire additional common shares constituting more than 1% of our outstanding shares, or

•	any new group will have been formed that beneficially owns more than 5% of our outstanding common shares that in our judgment in any such case, and regardless of the circumstances, makes it inadvisable to proceed with the offer or with such acceptance for exchange of eligible options;
•	There will have occurred any change, development, clarification or position taken in generally accepted accounting principles that could or would require us to record for financial reporting purposes compensation expense against our earnings in connection with the offer, other than as contemplated as of the commencement date of this offer (as described in Section 12 of this Offer to Exchange);

•	Any event or events occur that have resulted or is reasonably likely to result, in our reasonable judgment, in a material adverse change in our business or financial condition;

•	Any event or events occur that have resulted or may result, in our reasonable judgment, in a material impairment of the contemplated benefits of the offer to us (see Section 3 of this Offer to Exchange, “Purposes of the offer,” for a description of the contemplated benefits of the offer to us); or

•	Any rules or regulations by any governmental authority, the New York Stock Exchange, or other regulatory or administrative authority or any national securities exchange have been enacted, enforced, or deemed applicable to ProLogis that have resulted or may result, in our reasonable judgment, in a material impairment of the contemplated benefits of the offer to us (See Section 3 of this Offer to Exchange, “Purposes of the offer,” for a description of the contemplated benefits of the offer to us).
     If any of the above events occur, we may:
•	Terminate the offer and promptly return all tendered eligible options to tendering holders;

•	Complete and/or extend the offer and, subject to your withdrawal rights, retain all tendered eligible options until the extended offer expires;

•	Amend the terms of the offer; or

•	Waive any unsatisfied condition and, subject to any requirement to extend the period of time during which the offer is open, complete the offer.
     The conditions to this offer are for our benefit. We may assert them in our discretion before the expiration date regardless of the circumstances giving rise to them. We may waive any condition, in whole or in part, at any time and from time to time before the expiration date, in our discretion, whether or not we waive any other condition to the offer. Any such waiver will apply to all eligible employees in a uniform and nondiscretionary manner. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights, but will be deemed a waiver of our ability to assert the condition that was triggered with respect to the particular circumstances under which we failed to exercise our rights. Any determination we make concerning the events described in this Section 7 will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties.
8. Price range of shares underlying the options.
     The ProLogis common shares that cover your options are traded on the New York Stock Exchange under the symbol “PLD.” The following table shows, for the periods indicated, the high and low sales prices, as reported in the NYSE Composite Tape, and distributions per ProLogis common share.

			Per Common
	High Sales	Low Sales	Share Cash
	Price	Price	Distribution
Fiscal Year Ended December 31, 2010
Second Quarter (through June 8, 2010)	$14.67	$9.61	$0.15 (1)
First Quarter	$14.72	$11.31	$0.15
Fiscal Year Ended December 31, 2009
Fourth Quarter	$15.04	$10.76	$0.15
Third Quarter	$13.30	$6.54	$0.15
Second Quarter	$9.77	$6.10	$0.15
First Quarter	$16.68	$4.87	$0.25
Fiscal Year Ended December 31, 2008
Fourth Quarter	$39.85	$2.20	$0.5175
Third Quarter	$54.89	$34.61	$0.5175
Second Quarter	$66.51	$53.42	$0.5175
First Quarter	$64.00	$51.04	$0.5175

(1)	Paid on May 28, 2010 to shareholders of record on May 14, 2010.
Common Share Distribution Policy
     In order to comply with the REIT requirements of the Code, we are generally required to make common share distributions and preferred share dividends (other than capital gain distributions) to our shareholders in amounts that together at least equal (i) the sum of (a) 90% of our “REIT taxable income” computed without regard to the dividends paid deduction and net capital gains and (b) 90% of the net income (after tax), if any, from foreclosure property, minus (ii) certain excess non-cash income. Our common share distribution policy is to distribute a percentage of our cash flow that ensures that we will meet the distribution requirements of the Code and that allows us to maximize the cash retained to meet other cash needs, such as capital improvements and other investment activities.
     The payment of common share distributions is dependent upon our financial condition, operating results and REIT distribution requirements and may be adjusted at the discretion of the Board during the year.
     On June 8, 2010, the last reported sale price of our common shares, as reported by the New York Stock Exchange, was $10.08 per share.
     You should evaluate current market quotes for our common shares, among other factors, before deciding whether or not to accept this offer.

9. Source and amount of consideration; terms of RSUs.
     Consideration.
     We will issue RSUs or, with respect to eligible employees subject to tax in Canada who participate in the offer, cash payments, in exchange for eligible options properly elected to be exchanged by you and accepted by us for such exchange. RSUs are equity awards under which ProLogis promises to issue common shares on a one-for-one basis in the future, provided that the vesting criteria are satisfied.
     Subject to the terms and conditions of this offer, upon our acceptance of your properly tendered options, you will be entitled to receive RSUs or cash payments (as applicable) based on the per share exercise price of your exchanged options as described in Section 2 of this Offer to Exchange. You do not have to make any cash payment to ProLogis to receive your RSUs or the underlying common shares upon vesting. However, ProLogis typically will have a tax withholding obligation at the time of issuance of the common shares underlying the RSUs after the RSUs vest and we will satisfy tax withholding obligations, if applicable, pursuant to the terms of the 2006 Plan and the RSU agreement. Fractional RSUs will be rounded down to the nearest whole RSU on a grant-by-grant basis. Cash payments (applicable only to eligible employees subject to tax in Canada who participate in the offer) will be made, less any applicable tax withholding, promptly following the expiration of the offer.
     If we receive and accept tenders from eligible employees of all options eligible to be tendered (a total of options to purchase 2,007,963 shares) subject to the terms and conditions of this offer, we will grant RSUs covering a total of approximately 534,000 common shares, or approximately 0.1% of our total common shares outstanding as of June 8, 2010. The number of RSUs in the preceding sentence is based on the preliminary exchange ratios described in Section 2 beginning on page 37 above.
     General terms of RSUs.
     RSUs will be granted under the 2006 Plan and subject to an RSU agreement between you and ProLogis. RSUs are a different type of equity award than options. Therefore, the terms and conditions of the RSUs will vary from the terms and conditions of the options that you tender for exchange. Your RSUs will have a new vesting schedule based on the extent to which the common shares applicable to the exchanged option are vested. Until your RSUs vest and you are issued shares in payment for the vested RSUs, you will not have any of the rights or privileges of a shareholder of ProLogis, other than with respect to the right to receive dividends, as applicable. Eligible employees in countries other than the Czech Republic, Germany and Korea who participate in the offer will receive RSUs with the right to receive cash dividends, as set forth in the 2006 Plan and the terms and conditions of the applicable RSU agreement. Once you have been issued the common shares of ProLogis, you will have all of the rights and privileges of a shareholder with respect to those shares, including the right to vote. If you are an eligible employee in the Czech Republic, Germany or Korea your RSUs will not have the right to receive cash dividends, but you will instead be credited with dividend equivalent units that will result in you being credited with a number of shares equal to the value of the dividend that was paid. These dividend equivalent units will accumulate in a bookkeeping account (and will accumulate further dividend equivalent units) and will be settled to you at the same time as the common shares underlying the RSUs.
     The following description summarizes the material terms of the Equity Plans. Our statements in this Offer to Exchange concerning the Equity Plans and the RSUs are merely summaries and do not purport to be complete. The statements are subject to, and are qualified in their entirety by reference to, the Equity Plans and the form of RSU agreement under the 2006 Plan, which are available the LTIP page of the ProLogis Intranet website, from the ProLogis filings on the SEC website at www.sec.gov. The form of RSU agreement (including any country-specific appendix, as applicable) under the 2006 Plan is filed as an exhibit to the Schedule TO with which this Offer to Exchange has been filed and also is available by contacting Stock Plan

Administration at (303) 567-5277, (915) 298-6650 or stockplan@prologis.com. In addition, a copy of the 2006 Plan and the form of RSU agreement are available on the LTIP page of the ProLogis Intranet website, from the ProLogis filings on the SEC website at www.sec.gov and on the offer website at https://prologis.equitybenefits.com. To receive a copy of the 2006 Plan and the form of RSU agreement, please contact:
     Stock Plan Administration
     Phone: (303) 567-5277 or (915) 298-6650
     Email: stockplan@prologis.com
     We will promptly furnish to you copies of these documents upon request at our expense.
     Equity Incentive Plans.
     The 2006 Plan permits the granting of options, share appreciation rights, cash incentive awards, and full value awards of shares or rights to receive one or more shares in the future. As of May 31, 2010, the number of common shares subject to options, restricted share units and all other awards currently outstanding under the 2006 Plan was approximately 2.17 million, 3.16 million and 1.93 million shares, respectively. As of May 31, 2010, the maximum number of shares available for future issuance under the 2006 Plan was 16.79 million shares. The 2006 Plan is administered by the management development and compensation committee of our board of trustees, which we refer to as the administrator. Subject to the other provisions of the 2006 Plan, the administrator has the power to determine the terms, conditions and restrictions of the awards granted, including the number of shares covering such award and the vesting criteria.
     Our 1997 Plan permits the grant of options, dividend equivalent units and restricted shares. As of May 31, 2010, the number of common shares subject to options, restricted share units and all other awards currently outstanding under the 1997 Plan was approximately 3.73 million, 0.1 million and 0.3 million shares, respectively. The 1997 Plan currently is no longer in effect. As a result, no awards will be granted under the 1997 Plan in the future. However, the 1997 Plan continues to govern the terms and conditions of any outstanding awards previously granted under it.
     Purchase price.
     The administrator of the 2006 Plan generally has the authority to determine the terms and conditions of awards granted under the 2006 Plan. RSUs granted under the 2006 Plan do not have a purchase price. As a result, you do not have to make any cash payment to ProLogis to receive your RSUs or the common shares upon vesting.
     Vesting.
     The vesting applicable to awards granted under the 2006 Plan generally is determined by the administrator in accordance with the terms of the 2006 Plan. The RSUs granted under this offer will be subject to a set vesting schedule. Each of your RSU awards received pursuant to this offer will be scheduled to vest according to the following schedule, subject generally to your continued employment with us through each relevant date:
•	None of the RSUs will be vested on the RSU grant date, unless necessary or most practical under non-U.S. law, as described below.

•	An eligible option grant that is fully vested as of the cancellation date will be exchanged for RSUs that will be scheduled to vest over a period of 2 years in 2 equal installments such that 50% of the

RSUs will vest on the first anniversary of the RSU grant date and the remaining 50% of the RSUs will vest on the second anniversary of the RSU grant date. (See example below)
•	An eligible option grant that is entirely unvested as of the cancellation date will be exchanged for RSUs that will be scheduled to vest over a 2-year period from the date the eligible option grant was scheduled to vest under its original vesting schedule. For each date that a portion of the options subject to the eligible option grant otherwise would have vested in accordance with its vesting schedule, a proportionate number of common shares underlying the RSUs will be scheduled to vest as to 50% of such shares on the first anniversary following such eligible option grant vesting date and as to the remaining 50% on the second anniversary following such eligible option grant vesting date. (See example below)

•	An eligible option grant that is partially vested as of the cancellation date will be exchanged for RSUs that will be scheduled to vest based on the portion of the eligible option grant that is vested versus the portion that is unvested, as follows:
•	The number of common shares underlying the RSU grant that corresponds proportionately to the vested portion of the eligible option grant as of the cancellation date will be scheduled to vest over a period of 2 years in 2 equal installments. 50% of such RSUs will vest on the first anniversary of the RSU grant date and the remaining 50% will vest on the second anniversary of the RSU grant date.

•	The number of common shares underlying the RSU grant that corresponds proportionately to the unvested portion of the eligible option grant as of the cancellation date will be scheduled to vest based on the eligible option grant’s original vesting schedule. For each date that a portion of the eligible option grant otherwise would have vested in accordance with its vesting schedule after the cancellation date, a proportionate number of common shares underlying the RSUs will be scheduled to vest as to 50% of such shares on the first anniversary following such eligible option grant vesting date and as to the remaining 50% on the second anniversary following such eligible option grant vesting date.
•	If your employment with ProLogis terminates for any reason other than due to death, disability (as defined in the 2006 Plan), or retirement (as defined in the 2006 Plan), before part or all of your RSUs vest, the unvested RSUs will expire unvested and you will not be entitled to any common shares from those RSUs. In the event your employment with ProLogis terminates due to your death, disability (as defined in the 2006 Plan), or retirement (as defined in the 2006 Plan) following the grant of your RSUs but before part or all of your RSUs vest, your RSUs will become vested in accordance with the terms and conditions of the 2006 Plan and the applicable RSU agreement.

•	We will make minor modifications to the vesting schedule of any RSUs to eliminate fractional vesting (such that a whole number of shares subject to the RSU grant will vest on each vesting date). As a result, subject generally to your continued employment with ProLogis through each relevant vesting date, (i) the number of shares that vest on each RSU vesting date will be rounded down to the nearest whole number of shares that will vest on each vesting date and (ii) fractional shares, if any, will be accumulated until such vesting date on which the sum of the accumulated fractional shares equals or exceeds one whole share and will vest as an additional whole share on such vesting date, with any fractional shares remaining thereafter accumulated.

•	RSUs that do not vest will be forfeited to ProLogis without any payment required by us.

•	Note that there are special rules with respect to grants of RSUs made to eligible employees subject to tax in the Netherlands who participate in the offer. ProLogis is seeking a tax ruling from the Netherlands tax authorities to the effect that the exchange of eligible options for RSUs is a tax-neutral event and no taxes are due as of the moment that options are cancelled and RSUs are granted. We expect to receive such a ruling. All eligible employees subject to tax in the Netherlands must agree to any ruling we receive as a condition of participating in the offer.
•	If a favorable ruling is received prior to the expiration date, RSUs will vest in accordance with the vesting schedule described above. As of the date of this offer, we have applied for but have not obtained such ruling and we cannot guarantee that ProLogis will receive a favorable tax ruling.

•	In the event that a favorable tax ruling from the Netherlands tax authorities is not obtained by the expiration of the offer, the vesting schedules of the RSUs granted to eligible employees located in the Netherlands will be adjusted to provide for immediate vesting of a number of RSUs, on a grant-by-grant basis, necessary to cover the applicable employer tax withholding obligations under local law that arise at the time of grant. The common shares underlying such immediately vested RSUs will then be withheld by ProLogis to satisfy the applicable tax withholding obligations. With respect to each grant of RSUs, the withheld common shares underlying the RSUs will be deemed to have reduced the number of RSUs that were scheduled to vest on each applicable vesting date on a prorated basis, as measured compared to the number of RSUs that otherwise would have been scheduled to vest on each applicable vesting date if no immediate vesting and withholding had occurred. (See Schedule L to this Offer to Exchange)
Example 1 — Fully Vested Eligible Option Grant (Provide for Illustrative Purposes Only)
     Assume that an eligible employee, not subject to tax in Canada or the Netherlands, holds an eligible option grant for 840 common shares with an exercise price of $29.41 per share and that all of the options are vested on July 9, 2010 (the expected expiration date of the offer and expected cancellation date of the eligible option). Assume that on July 9, 2010, the eligible employee elects to exchange this eligible option grant and, assuming that the preliminary exchange ratios described above are the final exchange ratios, the employee receives 300 RSUs pursuant to the offer. Subject generally to the eligible employee’s continued employment with us through each such relevant vesting date, the vesting schedule of the RSUs will be as follows:
     Vesting Schedule of RSUs
     0 RSUs will be vested as of July 9, 2010.
     150 RSUs will be scheduled to vest on July 9, 2011.
     150 RSUs will be scheduled to vest on July 9, 2012.
Example 2 — Entirely Unvested Eligible Option Grant (Provided for Illustrative Purposes Only)
     Assume that an eligible employee, not subject to tax in Canada or the Netherlands, holds an eligible option grant covering 1,400 common shares with an exercise price of $41.51 per share and that none of the options are vested on July 9, 2010 (the expected expiration date of the offer and expected cancellation date of the eligible option). The eligible employee’s eligible option grant, subject generally to continued employment with us through each such relevant date, is scheduled to vest as to 350 options on December 21 of each of 2010, 2011, 2012 and 2013.
     Assume that on July 9, 2010, the eligible employee elects to exchange this eligible option grant and, assuming that the exchange ratios described above are the final exchange ratios, the eligible employee receives

400 RSUs pursuant to the offer. Subject generally to the eligible employee’s continued employment with us through each such relevant date, the vesting schedule of the RSUs, as compared to the vesting schedule of the shares subject to the eligible option grant, will be as follows:

Vesting Schedule of	Vesting Schedule of
Eligible Option Grant Covering 1,400 Shares	Grant of 400 RSUs

350 options are scheduled to vest on December 21, 2010	50 RSUs will be scheduled to vest on December 21, 2011, and
50 RSUs will be scheduled to vest on December 21, 2012

350 options are scheduled to vest on December 21, 2011	50 RSUs will be scheduled to vest on December 21, 2012, and
50 RSUs will be scheduled to vest on December 21, 2013

350 options are scheduled to vest on December 21, 2012	50 RSUs will be scheduled to vest on December 21, 2013, and
50 RSUs will be scheduled to vest on December 21, 2014

350 options are scheduled to vest on December 21, 2013	50 RSUs will be scheduled to vest on December 21, 2014, and
50 RSUs will be scheduled to vest on December 21, 2015
Example 3 — Partially Vested Eligible Option Grant (Provided for Illustrative Purposes Only)
     Assume that an eligible employee, not subject to tax in Canada or the Netherlands, holds an eligible option grant covering 1,800 common shares with an exercise price of $34.90 per share and that a portion of the options are vested on July 9, 2010 (the expected expiration date of the offer and expected cancellation date of the eligible option). Of the total eligible options, 900 are vested and the remaining 900 are unvested (50% of the eligible options are vested and 50% of the eligible options are unvested and scheduled to vest after July 9, 2010). Subject generally to the eligible employee’s continued employment with us through each such relevant vesting date, the unvested eligible options are scheduled to vest as to 705 eligible options on each of December 15, 2010, and December 15, 2011.
     Assume that on July 9, 2010, the eligible employee elects to exchange this eligible option grant and, assuming that the exchange ratios described above are the final exchange ratios, the eligible employee receives 600 RSUs pursuant to the offer. Subject to the eligible employee’s continued employment with us through each such relevant date, the vesting schedule of the RSUs, as compared to the vesting schedule of the shares subject to the eligible option grant, will be as follows:

Vesting Schedule of	Vesting Schedule of
Eligible Option Grant Covering 1,800 Shares	Grant of 600 RSUs

900 options are vested as of July 9, 2010	150 RSUs will be scheduled to vest on July 9, 2011, and
150 RSUs will be scheduled to vest on July 9, 2012

Vesting Schedule of	Vesting Schedule of
Eligible Option Grant Covering 1,800 Shares	Grant of 600 RSUs

450 options are scheduled to vest on December 15, 2010	75 RSUs will be scheduled to vest on December 15, 2011, and
75 RSUs will be scheduled to vest on December 15, 2012

450 options are scheduled to vest on December 15, 2011	75 RSUs will be scheduled to vest on December 15, 2012, and
75 RSUs will be scheduled to vest on December 15, 2013
     Form of payout.
     RSUs granted under this offer and subsequently vested will be paid out in an equivalent number of common shares. ProLogis will satisfy all tax, social security and social insurance contributions withholding and payment of fringe benefit or other tax obligations with respect to RSUs in the manner specified in your RSU agreement.
     Cash payments made under this offer to eligible employees subject to tax in Canada will be paid promptly following the expiration date of the offer. ProLogis will satisfy all tax, social security and social insurance contributions withholding and payment of fringe benefit or other tax obligations with respect to the cash payments pursuant to applicable local law in Canada.
     Adjustments upon certain events.
     Events Occurring Before the RSU Grant Date. Although we are not anticipating a merger or acquisition, if we merge or consolidate with or are acquired by another entity, prior to the expiration of the offer, you may choose to withdraw any options that you tendered for exchange and your options will be treated in accordance with the applicable plan and award agreement under which they were granted. Further, if ProLogis is acquired prior to the expiration of the offer, we reserve the right to withdraw the offer, in which case your options and your rights under them will remain intact and exercisable for the time period set forth in your award agreement and you will receive no RSUs or cash payment in exchange for them. If ProLogis is acquired prior to the expiration of the offer but does not withdraw the offer, before the expiration of the offer we (or the successor entity) will notify you of any material changes to the terms of the offer or the RSUs or cash payments, including any adjustments to the number of shares that will be subject to the RSUs. Under such circumstances, the type of security and the number of shares covered by your RSU could be adjusted based on the consideration per share given to holders of our common shares in connection with the acquisition. The amount of any cash payment pursuant to the offer also may be adjusted based on the exchange ratios and the price of our common shares being affected by the consideration per share given to holders of our common shares in connection with the acquisition. As a result of any such adjustment, you may receive RSUs covering more or fewer shares of the acquirer’s common stock than the number of shares subject to the eligible options that you tendered for exchange or than the number you would have received pursuant to the RSUs if no acquisition had occurred.
     A transaction involving us, such as a merger or other acquisition, could have a substantial effect on our share price, including increasing the price of our common shares. Depending on the structure and terms of this type of transaction, option holders who elect to participate in the offer might be deprived of the benefit of the appreciation in the price of our common shares resulting from the merger or acquisition. This could potentially result in a greater financial benefit for those option holders who did not participate in this offer and retained their original options.
     Finally, if another company acquires us, that company, as part of the transaction or otherwise, may decide to terminate some or all of the employees of ProLogis before the completion of this offer. Termination of your employment for this or any other reason before the expiration date of the offer or RSU grant date means that the tender of your eligible options will not be accepted, you will keep your tendered options in accordance with their original terms, and you will not receive any RSUs or cash payment (as applicable) or other benefit for your tendered options.
     Events Occurring After the Expiration Date and RSU Grant Date. In the event of certain corporate transactions involving us, the administrator of the 2006 Plan will adjust the awards under the 2006 Plan when an equitable adjustment is required to preserve the benefits or potential benefits of the awards and the administrator may adjust awards in other situations (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares). The administrator may adjust the number and kind of shares deliverable under the 2006 plan, the number and kind of shares subject to outstanding awards, the exercise price of outstanding options and share appreciation rights, and any other terms for which such adjustment is determined to be equitable. Under the 1997 Plan, if we effect any subdivision or consolidation of shares or other capital readjustment, payment of stock dividend, stock split, combination of shares or recapitalization or other increase or reduction of the number of shares outstanding without receiving compensation in money, services or property, then the administrator will equitably adjust the number of shares subject to outstanding awards and the per-share price under any outstanding award.
     In the event that an award holder’s employment or service is terminated by us or a successor company (in the manner as described in the 2006 Plan) for reasons other than cause (as defined in the 2006 Plan) within 24 months following a change in control (as defined in the 2006 Plan), or the 2006 Plan is terminated by us or a successor company following a change in control without provision for the continuation of outstanding awards granted under it, all awards that otherwise have not expired will become immediately exercisable and vested. If, upon a change in control, awards in other shares or securities are substituted for outstanding awards under the 2006 Plan and immediately following the change in control the award holder becomes employed or (becomes a trustee or board member) of the entity into which we have merged, the purchaser of substantially all of our assets, or a successor to such entity or purchaser, the award holder will not be treated as having terminated employment or service for purposes of the accelerated vesting described above.
     If ProLogis is reorganized, merged or consolidated or is party to a plan of exchange with another corporation, pursuant to which reorganization, merger, consolidation or plan of exchange, our shareholders receive any shares of stock or other securities or property, or ProLogis distributes securities of another corporation to our shareholders, there will be substituted for the shares subject to outstanding awards under the 1997 Plan an appropriate number of shares of each class of stock or amount of other securities or property which were distributed to the shareholders of ProLogis in respect of such shares, except that: (i) if the administrator determines that such substitution would not be fully consistent with the purposes of the 1997 Plan or the outstanding awards, the administrator may make other adjustments that the administrator determines are consistent with the purposes of the 1997 Plan and the outstanding awards, (ii) awards may be cancelled by the administrator on or immediately prior to the effective date of the transaction, if the administrator gives reasonable advance notice of the cancellation to award holders and only if (A) the award becomes exercisable in its entirety for a reasonable period prior to cancellation or (B) the award holder receives payment or other benefits that the administrator determines is reasonable compensation for the cancelled award (without regard to whether the award otherwise would vest), (iii) upon the occurrence of ProLogis’ reorganization, any successor to ProLogis will be substituted for ProLogis to the extent that ProLogis and its successor agree to such substitution. Upon the sale to or exchange with a third party of all or substantially all of ProLogis’ assets, all awards will be cancelled, and (x) ProLogis will provide award holders with reasonable advance notice of such cancellation and the award holder will be permitted to exercise all awards for a reasonable period prior to cancellation or (y) the award holder will receive payment or other benefits that the administrator determines to be reasonable compensation for the value of all cancelled awards (without regard to whether the award is vested or unvested). Alternatively, the administrator and purchaser of ProLogis’ assets may provide that an appropriate number of shares or securities of the purchaser or its affiliates will be substituted for shares of outstanding awards under the 1997 Plan, comparable in value and containing terms and conditions similar to the outstanding awards.
     Cash payments under the offer (to eligible employees subject to tax in Canada who participate in the offer) will be made in full, less any applicable withholdings, promptly after the expiration date of the offer. Upon the expiration date of the offer, the exchange ratios that determine the amount of cash payments to be made under the offer will be established and no adjustments to such amount of cash payments will be made thereafter.
     Transferability.
     Unless the administrator indicates otherwise in your award agreement, RSUs generally may not be transferred, other than by will or the laws of descent and distribution.
     Registration and sale of shares underlying RSUs.
     All of ProLogis’ common shares issuable upon the vesting of the RSUs to be granted under the 2006 Plan have been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) on registration statements on Form S-8 filed with the SEC. Unless you are an employee who is considered an affiliate of ProLogis for purposes of the Securities Act, you will be able to sell the shares issuable upon receipt of your RSUs free of any transfer restrictions under applicable U.S. securities laws.
     Tax consequences.
     You should refer to Section 14 of this Offer to Exchange for a discussion of the U.S. federal income tax consequences of the RSUs and exchanged options, as well as the consequences of accepting or rejecting this offer. If you are a taxpayer of the U.S., but also are subject to the tax laws of another non-U.S. jurisdiction, you should be aware that there might be other tax and social insurance consequences that may apply to you. If you are and subject to tax in the Czech Republic, Canada, France, Germany, Hungary, Japan, Korea, Luxembourg, Mexico, the Netherlands, Poland, Spain or the United Kingdom, see Schedules C through O of this Offer to Exchange for the tax, social insurance and other legal consequences that may apply to you. We strongly recommend that you consult with your advisors to discuss the consequences to you of this transaction.

10. Information concerning ProLogis.
     Our principal executive offices are located at 4545 Airport Way, Denver, Colorado 80239, and our telephone number is (303) 567-5000.
     We are a self-administered and self-managed real estate investment trust (“REIT”) that owns, operates and develops real estate properties, primarily industrial properties, in North America, Europe and Asia (directly and through our unconsolidated investees). Our business is primarily driven by requirements for modern, well-located inventory space in key global distribution locations. Our focus on our customers’ needs has enabled us to become a leading global provider of industrial distribution properties. Our current business strategy includes two operating segments: (i) direct owned and (ii) investment management. Our direct owned segment represents the direct long-term ownership of industrial and retail properties. Our investment management segment represents the long-term investment management of property funds, other unconsolidated investees and the properties they own.
     Questions regarding this offer should be directed to:
     Stock Plan Administration
     Phone: (303) 567-5277 or (915) 298-6650
     Email: stockplan@prologis.com
     Please see Section 17 of this Offer to Exchange titled, “Additional information,” for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements.
11. Interests of trustees and named executive officers; transactions and arrangements concerning the options.
     A list of our current trustees and named executive officers as of June 10, 2010 is attached to this Offer to Exchange as Schedule A. Our named executive officers and trustees are not eligible to participate in this offer. As of May 31, 2010, our named executive officers and trustees (13 persons) as a group held options unexercised and outstanding under the Equity Plans to purchase a total of 2,086,899 of our common shares, which represented approximately 35.4% of the shares subject to all options outstanding under the Equity Plans as of that date.
     The following table below sets forth the beneficial ownership of each of our current executive officers and trustees of options outstanding under the Equity Plans as of May 31, 2010. The percentages in the table below are based on the total number of outstanding options (i.e., whether or not eligible for exchange) to purchase our common shares under the Equity Plans, which was 5,902,387 as of May 31, 2010. Our executive officers are our named executive officers who, along with our trustees, are not eligible to participate in the offer.

			Percentage
		Number of	of Total
		Options	Outstanding
Name	Position	Outstanding	Options
Walter C. Rakowich	Chief Executive Officer and Trustee	805,337	13.6%
Ted R. Antenucci	President and Chief Investment Officer	340,899	5.8%
William E. Sullivan	Chief Financial Officer	368,813	6.2%
Edward S. Nekritz	General Counsel, Head of Global Strategic Risk Management and Secretary	410,042	6.9%
Stephen L. Feinberg	Chairman of the Board of Trustees	5,000	*
George L. Fotiades	Trustee	10,000	*
Christine N. Garvey	Trustee	10,000	*

			Percentage
		Number of	of Total
		Options	Outstanding
Name	Position	Outstanding	Options
Lawrence V. Jackson	Trustee	—	—
Donald P. Jacobs	Trustee	15,000	*
Irving F. Lyons III	Trustee	101,808	1.7%
D. Michael Steuert	Trustee	10,000	*
J. Andre Teixeira	Trustee	—	—
Andrea M. Zulberti	Trustee	10,000	*

*	Less than 1%.
     Neither we nor, to the best of our knowledge, any member of our board of trustees or any of our executive officers, nor any affiliate of ours, engaged in transactions involving eligible options during the past 60 days.
12. Status of options acquired by us in the offer; accounting consequences of the offer.
     Options that we acquire through the offer will be cancelled and will not be returned to the pool of shares available for grants of RSUs under the offer.
     The unamortized cost of the eligible options surrendered and cancelled pursuant to the offer will be included as a component of the value of the RSUs granted in this offer. The total value of the RSUs, equal to the unamortized compensation expense associated with the related eligible unvested options surrendered, plus incremental cost, if any, will be recognized as compensation expense over the applicable vesting period of the RSUs. The incremental cost will be measured as the excess of the fair value of each RSU granted over the fair value of the eligible options surrendered in exchange for the RSUs, each measured immediately prior to the expiration date of the offer to exchange. In the event that any of the RSUs are forfeited prior to their vesting due to termination of employment, any unamortized compensation expense of the forfeited RSUs will not be recognized. Therefore, we would expect that the offer will not materially impact the total amount of compensation expense that we will recognize, although it will extend over a longer vesting period.
13. Legal matters; regulatory approvals.
     We are not aware of any license or regulatory permit that appears to be material to our business that might be affected adversely by our exchange of options and issuance of RSUs as contemplated by the offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency or any New York Stock Exchange listing requirements that would be required for the acquisition or ownership of our options as contemplated herein. Should any additional approval or other action be required, we presently contemplate that we will seek such approval or take such other action. We cannot assure you that any such approval or other action, if needed, could be obtained or what the conditions imposed in connection with such approvals would entail or whether the failure to obtain any such approval or other action would result in adverse consequences to our business. Our obligation under the offer to accept tendered options for exchange and to issue RSUs for tendered options is subject to the conditions described in Section 7 of this Offer to Exchange.
     If we are prohibited by applicable laws or regulations from granting RSUs on the RSU grant date, we will not grant any RSUs. We are unaware of any such prohibition at this time, and we will use reasonable efforts to effect the grant, but if the grant is prohibited on the RSU grant date we will not grant any RSUs and you will not receive any other benefit for the options you tendered and your eligible options will not be accepted for exchange.

14. Material income tax consequences.
     The material income tax consequences for tax residents of the U.S. are described below. If you are a tax resident of the Czech Republic, Canada, France, Germany, Hungary, Japan, Korea, Luxembourg, Mexico, the Netherlands, Poland, Spain or the United Kingdom, please refer to Schedules C through O, respectively, of this Offer to Exchange.
     Material U.S. federal income tax consequences.
     The following is a summary of the material U.S. federal income tax consequences of the exchange of options for restricted share units pursuant to the offer for those eligible employees subject to U.S. federal income tax. This discussion is based on the Code, its legislative history, treasury regulations promulgated thereunder, and administrative and judicial interpretations as of the date of this Offer to Exchange, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. If you are a citizen or a resident of the U.S., but also are subject to the tax laws of another country, you should be aware that there might be other tax and social security consequences that may apply to you. We strongly recommend that you consult with your advisors to discuss the consequences to you of this transaction.
     We recommend that you consult your tax advisor with respect to the federal, state and local tax consequences of participating in the offer, as the tax consequences to you are dependent on your individual tax situation.
     Option holders who exchange outstanding options for RSUs under the offer generally will not be required to recognize income for U.S. federal income tax purposes at the time of the exchange. We believe that the exchange will be treated as a non-taxable exchange.
     Restricted share units.
     If you are a U.S. taxpayer, you generally will not have taxable income at the time you are granted an RSU. Instead, you will recognize ordinary income as the shares subject to the RSUs vest at which time they can no longer be forfeited and we will deliver the shares to you. At the same time, ProLogis will also typically have a tax withholding obligation. The amount of ordinary income you recognize will equal the fair market value of the shares. With regard to the shares issued pursuant to the RSUs granted under the offer, you will not have paid any amount for the shares. ProLogis will satisfy all tax withholding obligations in the manner specified in your RSU agreement. Any gain or loss you recognize upon the sale or exchange of shares that you acquire through a grant of RSUs generally will be treated as capital gain or loss and will be long-term or short-term depending upon how long you have held the shares. Shares held more than 12 months are subject to long-term capital gain or loss, while shares held 12 months or less are subject to short-term capital gain or loss.
     You also should note that if your RSUs constitute “deferred compensation” within the meaning of Section 409A of the Code and (1) the vesting of all or a portion of your RSUs is accelerated in connection with your separation from service with us, and (2) you are a “specified employee” (generally, a highly placed officer of ProLogis) at that time, then the delivery of accelerated shares under your RSU award may need to be delayed by 6 months in order to allow you to avoid the imposition of additional taxation under Section 409A.

     Nonqualified share options.
     Under current law, an option holder generally will not realize taxable income upon the grant of a nonqualified share option, nor will such option holder realize taxable income upon the vesting of these shares. However, when you exercise a nonqualified share option, you generally will have ordinary income to the extent the fair market value of the shares on the date of exercise you receive is greater than the exercise price you pay. If the exercise price of a nonqualified share option is paid in common shares or a combination of cash and common shares, the excess of the value (on the date of exercise) of the common shares purchased over the value of the shares surrendered, less any cash paid upon exercise, generally will be ordinary income taxable to you.
     ProLogis generally will be entitled to a deduction equal to the amount of ordinary income taxable to you if we comply with eligible reporting requirements.
     Upon disposition of the shares, any gain or loss is treated as capital gain or loss. The capital gain or loss will be long-term or short-term depending on whether the shares were held for more than 12 months. The holding period for the shares generally will begin just after the time you recognized income. The amount of such gain or loss will be the difference between: (i) the amount realized upon the sale or exchange of the shares, and (ii) the value of the shares at the time the ordinary income was recognized.
     If you were an employee at the time of the grant of the option, any income recognized upon exercise of a nonstatutory stock option generally will constitute wages for which withholding will be required.
     We recommend that you consult your tax advisor with respect to the federal, state, and local tax consequences of participating in the offer.
     If you are subject to taxation in the Czech Republic, Canada, France, Germany, Hungary, Japan, Korea, Luxembourg, Mexico, the Netherlands, Poland, Spain or the United Kingdom, please see Schedules C through O of this Offer to Exchange, as applicable, for a description of these income tax, social insurance and other tax or legal consequences of participating in the offer. We strongly recommend that you consult with your advisors to discuss the consequences to you of this transaction.
     In addition, if you are a resident of or taxpayer in more than one country, you should be aware that there might be income tax, social insurance and other tax or legal consequences for more than one country that may apply to you. Also, if you were granted eligible options while a resident or taxpayer in one country but are a resident of or taxpayer in another country when the RSUs are granted to you pursuant to the offer, you may be subject to tax not only in the new country, but also in the original country (e.g., if the original country views the RSUs as a replacement grant).
15. Extension of offer; termination; amendment.
     We reserve the right, in our discretion, at any time and regardless of whether or not any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to extend the period of time during which the offer is open and delay the acceptance for exchange of any options. If we elect to extend the period of time during which this offer is open, we will give you oral or written notice of the extension and delay, as described below. If we extend the expiration date, we also will extend your right to withdraw tenders of eligible options until such extended expiration date. In the case of an extension, we will issue a press release, email or other form of communication no later than 7:00 a.m., U.S. Mountain Time, on the next U.S. business day after the previously scheduled expiration date.

     We also reserve the right, in our reasonable judgment, before the expiration date to terminate or amend the offer and to postpone our acceptance and cancellation of any options elected to be exchanged if any of the events listed in Section 7 of this Offer to Exchange occurs, by giving oral or written notice of the termination or postponement to you or by making a public announcement of the termination. Our reservation of the right to delay our acceptance and cancellation of options elected to be exchanged is limited by Rule 13e-4(f)(5) under the Exchange Act which requires that we must pay the consideration offered or return the options promptly after termination or withdrawal of a tender offer.
     Subject to compliance with applicable law, we further reserve the right, before the expiration date, in our discretion, and regardless of whether any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to amend the offer in any respect, including by decreasing or increasing the consideration offered in this offer to option holders or by decreasing or increasing the number of options being sought in this offer. As a reminder, if a particular option expires after the start of, but before cancellation under the offer, that particular option is not eligible for exchange. Therefore, if we extend the offer for any reason and if a particular option that was tendered before the originally scheduled expiration of the offer expires after such originally scheduled expiration date but before the actual cancellation date under the extended offer, that option would not be eligible for exchange.
     The minimum period during which the offer will remain open following material changes in the terms of the offer or in the information concerning the offer, other than a change in the consideration being offered by us or a change in the amount of existing options sought, will depend on the facts and circumstances of such change, including the relative materiality of the terms or information changes. If we modify the number of eligible options being sought in this offer or the consideration being offered by us for the eligible options in this offer, the offer will remain open for at least 10 U.S. business days from the date of notice of such modification. If any term of the offer is amended in a manner that we determine constitutes a material change adversely affecting any holder of eligible options, we promptly will disclose the amendments in a manner reasonably calculated to inform holders of eligible options of such amendment, and we will extend the offer’s period so that at least 2 U.S. business days, or such longer period as may be required by the tender offer rules, remain after such change.
     For purposes of the offer, a “business day” means any day other than a Saturday, Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, U.S. Eastern Time.
16. Fees and expenses.
     We will not pay any fees or commissions to any broker, dealer or other person for soliciting options to be exchanged through this offer.
17. Additional information.
     This Offer to Exchange is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision on whether to elect to exchange your options:
1.	Our annual report on Form 10-K for our fiscal year ended December 31, 2009, filed with the SEC on February 26, 2010;

2.	Our definitive proxy statement on Schedule 14A for our 2010 annual meeting of shareholders, filed with the SEC on March 30, 2010;

3.	Our quarterly report on Form 10-Q for our fiscal quarter ended March 31, 2010, filed with the SEC on May 5, 2010;

4.	Our current reports on Form 8-K filed with (but not simply furnished to) the SEC since the end of our last completed fiscal year; and

5.	The description of our common shares contained in our registration statement on Form 8-A filed with the SEC on February 23, 1994, and any further amendment or report filed thereafter for the purpose of updating such description.
     These filings, our other annual, quarterly, and current reports, our proxy statements, and our other SEC filings may be examined, and copies may be obtained, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings also are available to the public on the Investor Relations page of the ProLogis website at www.prologis.com and on the SEC’s website at www.sec.gov.
     Each person to whom a copy of this Offer to Exchange is delivered may obtain a copy of any or all of the documents to which we have referred you, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents, at no cost, by contacting:
Stock Plan Administration
Phone: (303) 567-5277 or (915) 298-6650
Email: stockplan@prologis.com
     As you read the documents listed above, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Offer to Exchange, you should rely on the statements made in the most recent document.
     The information contained in this Offer to Exchange about us should be read together with the information contained in the documents to which we have referred you, in making your decision as to whether or not to participate in this offer.
18. Financial information.
     The financial information, including financial statements and the notes thereto, included in our annual report on Form 10-K for the fiscal year ended December 31, 2009, and quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2010, are incorporated herein by reference. Attached as Schedule B to this Offer to Exchange is a summary of our financial information from our annual report on Form 10-K for our fiscal year ended December 31, 2009, and from our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2010. More complete financial information may be obtained by accessing our public filings with the SEC by following the instructions in Section 17 of this Offer to Exchange.
     We had a book value per share of $16.25 on March 31, 2010.
     For purposes of computing our ratio of earnings to fixed charges: (i) “earnings” consist of earnings from continuing operations, excluding income taxes, noncontrolling interests share in earnings and fixed charges, other than capitalized interest, and (ii) “fixed charges” consist of interest on borrowed funds, including amounts that have been capitalized, and amortization of capitalized debt issuance costs, debt premiums and debt discounts.

     The following table shows our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preferred share dividends for each of the periods indicated:

	Three Months Ended		Year Ended
	March 31,	March 31,	December 31,	December 31,
	2010	2009	2009	2008
Ratio of Earnings to Fixed Charges (1), (2)	0.2	2.2	0.2	0.3
Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends (3), (4)	0.2	2.1	0.2	0.3

(1)	For the three months ended March 31, 2010, our fixed charges exceed our earnings, as adjusted, by $101.6 million.

(2)	The loss from continuing operations for 2009 and 2008 includes impairment charges of $495.2 million and $901.8 million, respectively, that are discussed in our Annual Report on Form 10-K. Due to these impairment charges, our fixed charges exceed our earnings, as adjusted, by $353.2 million and $383.1 million for 2009 and 2008, respectively.

(3)	For the three months ended March 31, 2010, our fixed charges and preferred share dividends exceed our earnings, as adjusted, by $108.0 million.

(4)	The loss from continuing operations for 2009 and 2008 includes impairment charges of $495.2 million and $901.8 million, respectively, that are discussed in our Annual Report on Form 10-K. Due to these impairment charges, our fixed charges and preferred share dividends exceed our earnings, as adjusted, by $378.7 million and $408.5 million for 2009 and 2008, respectively.
19. Miscellaneous.
     We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will options be accepted from, the option holders residing in such jurisdiction.
     We have not authorized any person to make any recommendation on our behalf as to whether you should elect to exchange your options through the offer. You should rely only on the information in this document or documents to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the offer other than the information and representations contained in this Offer to Exchange and in the related offer documents. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation, or information as having been authorized by us.
ProLogis
June 10, 2010

SCHEDULE A
INFORMATION CONCERNING THE EXECUTIVE OFFICERS
AND TRUSTEES OF PROLOGIS
     The executive officers, who are also the named executive officers, and trustees of ProLogis as of June 10, 2010, are set forth in the following table:

Name	Position and Offices Held
Walter C. Rakowich	Chief Executive Officer, Trustee
Ted R. Antenucci	President and Chief Investment Officer
William E. Sullivan	Chief Financial Officer
Edward S. Nekritz	General Counsel, Head of Global Strategic Risk Management and Secretary
Stephen L. Feinberg	Chairman of the Board of Trustees
George L. Fotiades	Trustee
Christine N. Garvey	Trustee
Lawrence V. Jackson	Trustee
Donald P. Jacobs	Trustee
Irving F. Lyons III	Trustee
D. Michael Steuert	Trustee
J. André Teixeira	Trustee
Andrea M. Zulberti	Trustee
     The address of each executive officer and trustee is:
ProLogis
4545 Airport Way
Denver, CO 80239

A-1

SCHEDULE B
SUMMARY FINANCIAL INFORMATION OF PROLOGIS
CONSOLIDATED BALANCE SHEET INFORMATION
(In thousands — unaudited)

	March 31,	December 31,	December 31,
	2010	2009	2008
Real estate, less accumulated depreciation	$13,263,978	$13,544,796	$14,141,973
Total assets	$16,765,477	$16,885,415	$19,269,127

Debt	$8,112,712	$7,977,778	$10,711,368
Total liabilities	$9,022,664	$8,878,129	$12,511,358

Noncontrolling interests	$14,484	$19,962	$19,878
CONSOLIDATED STATEMENT OF OPERATIONS INFORMATION
(In thousands, except per share amounts — unaudited)

	Three Months Ended		Year Ended
	March 31,	March 31,	December 31,	December 31,
	2010	2009	2009	2008

Total revenues	$260,015	$432,756	$1,223,082	$5,565,983
Operating income	$49,520	$221,760	$46,055	$576,578
Earnings (loss) from continuing operations	$(92,998)	$170,435	$(265,013)	$(282,280)
Net earnings (loss) attributable to common shares	$(91,129)	$178,732	$(2,650)	$(479,226)
Net earnings (loss) per share attributable to common shares:
Basic	$(0.19)	$0.67	$(0.01)	$(1.82)
Diluted	$(0.19)	$0.66	$(0.01)	$(1.82)
Weighted average common shares outstanding used in net earnings (loss) per share calculation:
Basic	474,991	267,716	403,149	262,729
Diluted	474,991	270,278	403,149	262,729

B-1

SCHEDULE C
GUIDE TO TAX ISSUES IN CANADA
The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for a cash payment pursuant to the offer for eligible employees subject to tax in Canada. This summary is based on the tax laws in effect in Canada as of May 2010. We have not obtained a tax ruling or other confirmation from the tax authorities in Canada with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time a cash payment is made to you pursuant to the offer.
If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the cash payment pursuant to the offer in the original grant country as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
TAX INFORMATION
Option Exchange
You will not be subject to tax when you elect to participate in the offer and tender your eligible options in exchange for the cash payment.
Receipt of Cash Payment
The cash payment will be treated as salary and will be subject to income tax at your marginal rate and to any applicable Canada Pension Plan and Employment Insurance contributions (to the extent applicable contribution ceilings have not been exceeded). You will be subject to tax when the payment is made to you through local payroll.
Withholding and Reporting
Your employer is required to report the cash payment as salary and to withhold any income tax and applicable Canada Pension Plan and Employment Insurance contributions due on the cash payment. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

C-1

SCHEDULE D
GUIDE TO TAX ISSUES IN THE CZECH REPUBLIC
The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of RSUs pursuant to the offer for eligible employees subject to tax in the Czech Republic. This summary is based on the tax laws in effect in the Czech Republic as of May 2010. We have not obtained a tax ruling or other confirmation from the tax authorities in the Czech Republic with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the RSUs are granted, the RSUs vest or you sell common shares acquired upon vesting of the RSUs.
If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
TAX INFORMATION
Option Exchange
Although there is no clear guidance under local rules on the treatment of the exchange of eligible options for the grant of RSUs, the exchange of eligible options pursuant to the offer is not likely to be considered a taxable event. Please consult your personal tax advisor regarding the potential tax consequences of participating in the offer.
Grant of RSUs
You will not be subject to tax when the RSUs are granted to you.
Dividend Equivalent Payments
Prior to the vesting of your RSUs, as of each dividend payment date with respect to common shares, you will be entitled to receive a dividend equivalent payment in an amount equal to the dividend paid with respect to a common share, multiplied by the number of RSUs you hold on the applicable dividend record date. Dividend equivalent payments will be paid to you in the form of additional shares when the RSUs that entitled you to the dividend equivalent payment vest. The additional RSUs issued to you in connection with the dividend equivalent payments will be subject to the same taxation described herein for the RSUs you received pursuant to the offer.
Vesting of RSUs
You will be subject to income tax when the RSUs vest, but you will not be subject to social security or health insurance contributions, on the fair market value of the common shares issued to you at vesting.

D-1

Sale of Shares
When you subsequently sell or otherwise dispose of any common shares acquired at vesting of the RSUs, you will be subject to additional taxation on any gain you realize if you sell your common shares within six months of acquisition (or if you hold more than 5% of ProLogis’ common shares or voting rights in the 24-month period before you sell your common shares, and the common shares are sold within 5 years of purchase). In this instance, the taxable amount will equal the difference between the sale proceeds and your tax basis in the common shares (i.e., the fair market value of the common shares at vesting that you included in your taxable income at the time of vesting), and this amount generally will be subject to taxation at general income tax rates.
If you hold your common shares acquired upon vesting of the RSUs for more than six months, provided you hold 5% or less of ProLogis’ registered capital or voting rights in the 24-month period before the sale, you will not be subject to additional taxation when you sell your common shares. If you hold more than 5% of ProLogis’ registered capital or voting rights in the 24-month period before the sale, you will not be subject to additional taxation only if you sell your common shares acquired upon vesting of the RSUs more than five years after the acquisition date.
Dividends
If you hold common shares of ProLogis as of an applicable dividend record date, you will be entitled to receive dividends on such common shares. Any dividend paid will be subject to tax in the Czech Republic and also to U.S. federal tax that will be withheld at the source when a dividend is paid. You may be entitled to a tax credit in the Czech Republic for the U.S. federal tax withheld.
Withholding and Reporting
Your employer is not required to withhold or report income tax when the RSUs vest and common shares are issued to you. You are responsible for reporting and paying any tax resulting from the exchange of eligible options, the grant and vesting of the RSUs, the sale of your common shares and the receipt of any dividends in your personal tax return by March 31 of the year following the vesting/sale/receipt, as applicable.
OTHER INFORMATION
Exchange Control Information
Proceeds of the sale of shares may be held in a cash account abroad. Furthermore, you are not required to report the opening or maintenance of a foreign account to the Czech National Bank unless the bank notifies you of such a requirement.

D-2

SCHEDULE E
GUIDE TO TAX ISSUES IN FRANCE
The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of RSUs pursuant to the offer for eligible employees subject to tax in France. This summary is based on the tax laws in effect in France as of May 2010. We have not obtained a tax ruling or other confirmation from the tax authorities in France with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the RSUs are granted, the RSUs vest, or you sell common shares acquired upon vesting of the RSUs.
If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
TAX INFORMATION
Option Exchange
Although there is no clear guidance under local rules on the treatment of the exchange of eligible options for the grant of RSUs, the exchange of eligible options pursuant to the offer is not likely to be considered a taxable event. Please consult your personal tax advisor regarding the potential tax consequences of participating in the offer.
The RSUs you will receive in the exchange are not intended to qualify for the favorable tax and social security treatment applicable to French-qualified RSUs under Section L. 225-197-1 of the French Commercial Code, as amended, or the relevant sections of the French Tax Code or the French Social Security Code, as amended.
Grant of RSUs
You will not be subject to tax when RSUs are granted to you.
Dividend Equivalent Payments
Prior to the vesting of your RSUs, as of each dividend payment date with respect to common shares, you will be entitled to receive a dividend equivalent payment in an amount equal to the dividend paid with respect to a common share, multiplied by the number of RSUs you hold on the applicable dividend record date. Dividend equivalent payments will be paid to you at the same time and in the same form that dividends are paid on common shares. Cash dividend equivalent payments will be taxed in the same manner as your regular salary.

E-1

Vesting of RSUs
You will be subject to personal income tax and social security contributions when the RSUs vest and shares are issued to you. The income received will be considered a benefit-in-kind and taxed in the same manner as your regular salary. The taxable amount will be the fair market value of the common shares issued to you at vesting.
Wealth Tax
Common shares acquired upon vesting of the RSUs are included in your personal estate and must be declared to the tax authorities if the total value of your taxable personal estate (including your household) exceeds a certain amount (€790,000 for 2010), as valued on January 1. You should review the valuation rules applicable to your common shares with your professional advisor if you are uncertain whether the wealth tax applies to you.
Sale of Shares
When you subsequently sell or otherwise dispose of any common shares acquired at vesting of the RSUs, you will be subject to capital gains tax if the total proceeds from the sale of securities (for you and your household) during a calendar year exceeds a certain amount (€25,830 for 2010). If the total proceeds from the sale of securities exceeds this exempt amount in a calendar year, you will be subject to personal income tax of 18% on the entire capital gain you realize. The taxable amount will be the difference between the sales proceeds and the fair market value of the common shares at vesting. In addition, you will be subject to social taxes at the rate of 12.1% on entire amount of capital gain realized, regardless of whether the €25,830 threshold is exceeded.
Dividends
If you hold common shares of ProLogis as of an applicable dividend record date, you will be entitled to receive dividends on such common shares. Any dividend paid will be subject to tax in France and also to U.S. federal tax that will be withheld at the source when a dividend is paid. You may be entitled to a tax credit in France for the U.S. federal tax withheld.
Withholding and Reporting
Your employer will not withhold income tax but will withhold social security contributions upon the vesting of the RSUs and receipt of cash dividend equivalent payments. Your employer will also report the income recognized at vesting and receipt of dividend equivalent payments on your pay-slip for the month in which the RSUs vest or the month in which dividend equivalent units are paid. It is your responsibility to pay any tax resulting from the vesting of the RSUs or receipt of dividend equivalent payments and to report and pay any tax resulting from the sale of common shares or receipt of dividends.
You must declare all foreign bank and brokerage accounts (including the accounts that were opened and closed during the tax year) when you file your annual income tax return.
OTHER INFORMATION
Exchange Control
The value of any cash or securities imported to France without the use of a financial institution must be reported to the customs and excise authorities when the value of such cash or securities exceeds a certain amount (€10,000 for 2010 for transfers outside the European Union).

E-2

SCHEDULE F
GUIDE TO TAX ISSUES IN GERMANY
The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of RSUs pursuant to the offer for eligible employees subject to tax in Germany. This summary is based on the tax laws in effect in Germany as of May 2010. We have not obtained a tax ruling or other confirmation from the tax authorities in Germany with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the RSUs are granted, the RSUs vest, or you sell common shares acquired upon vesting of the RSUs.
If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
TAX INFORMATION
Option Exchange
Although there is no clear guidance under local rules on the treatment of the exchange of eligible options for the grant of RSUs, the exchange of eligible options pursuant to the offer is not likely to be considered a taxable event. Please consult your personal tax advisor regarding the potential tax consequences of participating in the offer.
Grant of RSUs
You will not be subject to tax when the RSUs are granted to you.
Dividend Equivalent Payments
Prior to the vesting of your RSUs, as of each dividend payment date with respect to common shares, you will be entitled to receive a dividend equivalent payment in an amount equal to the dividend paid with respect to a common share, multiplied by the number of RSUs you hold on the applicable dividend record date. Dividend equivalent payments will be paid to you in the form of additional shares when the RSUs that entitled you to the dividend equivalent payment vest. The additional RSUs issued to you in connection with the dividend equivalent payments will be subject to the same taxation described herein for the RSUs you received pursuant to the offer.
Vesting of RSUs
You will be subject to income tax and social insurance contributions (to the extent you have not already reached the applicable contribution ceiling) when the RSUs vest. The taxable amount will be the fair market value of the common shares issued to you at vesting.

F-1

Sale of Shares
When you subsequently sell or otherwise dispose of any common shares acquired at vesting of the RSUs, you will be subject to capital gains tax on any gain at a flat rate of 25% (plus 5.5% solidarity surcharge), provided you do not own 1% or more of the ProLogis’ stated capital (and have not owned 1% or more at any time in the last five years) and the common shares are not held as a business asset. Please note that you may elect to be taxed at your marginal tax rate if the 25% flat rate exceeds your marginal tax rate. The taxable amount, whether at the flat rate or at your marginal tax rate, will be the difference between the sale price and the fair market value of the common shares issued at vesting.
Dividends
If you hold common shares of ProLogis as of an applicable dividend record date, you will be entitled to receive dividends on such common shares. Any dividend paid will be subject to tax in Germany and also to U.S. federal tax that will be withheld at the source when a dividend is paid. You may be entitled to a tax credit in Germany for the U.S. federal tax withheld.
Withholding and Reporting
Your employer will withhold and report income tax and social insurance contributions (to the extent applicable) when the RSUs vest and common shares are issued to you. If your actual tax liability differs from the amount withheld, you are responsible for paying any additional tax owed. You are also responsible for reporting and paying any tax resulting from the sale of your common shares and the receipt of any dividends.
OTHER INFORMATION
Exchange Control Information
For statistical purposes, the German Federal Bank requires that you file monthly reports for any cross-border transactions in excess of €12,500. Generally, the bank assisting you with the transaction will file the report for you. In addition, you must report any receivables or payables or monetary claims against a person or entity outside Germany exceeding an amount of €5,000,000 on a monthly basis.

F-2

SCHEDULE G
GUIDE TO TAX ISSUES IN HUNGARY
The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of RSUs pursuant to the offer for eligible employees subject to tax in Hungary. This summary is based on the tax laws in effect in Hungary as of May 2010. We have not obtained a tax ruling or other confirmation from the tax authorities in Hungary with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the RSUs are granted, the RSUs vest or you sell common shares acquired upon vesting of the RSUs.
If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
TAX INFORMATION
Option Exchange
You will not be subject to tax as a result of the exchange of eligible options for the grant of RSUs pursuant to the offer.
Grant of RSUs
You will not be subject to tax when the RSUs are granted to you.
Dividend Equivalent Payments
Prior to the vesting of your RSUs, as of each dividend payment date with respect to common shares, you will be entitled to receive a dividend equivalent payment in an amount equal to the dividend paid with respect to a common share, multiplied by the number of RSUs you hold on the applicable dividend record date. Dividend equivalent payments will be paid to you at the same time and in the same form that dividends are paid on common shares. Cash dividend equivalent payments will be subject to tax at your individual progressive tax rate and social insurance contributions.
Vesting of RSUs
Generally, you will be subject to income tax and social insurance contributions when the RSUs vest. The taxable amount will be the fair market value of the common shares issued to you at vesting. Because the RSUs are granted to you by ProLogis and not your local employer, you must pay both the employee and employer social insurance contributions.

G-1

Sale of Shares
When you subsequently sell or otherwise dispose of any common shares acquired at vesting of the RSUs, you will be subject to capital gains tax on any gain you realize. The taxable amount will be the difference between the sale price and the fair market value of the common shares at vesting. When calculating this gain, the sale price must be verified by ProLogis or the broker involved in the transaction.
Dividends
If you hold common shares of ProLogis as of an applicable dividend record date, you will be entitled to receive dividends on such common shares. Any dividend paid will be subject to tax in Hungary and also to U.S. federal tax that will be withheld at the source when a dividend is paid. You may be entitled to a tax credit in Hungary for the U.S. federal tax withheld.
Withholding and Reporting
Your employer is not required to withhold or report income tax when the RSUs vest and common shares are issued to you. However, your employer may be required to withhold tax and social insurance contributions on any dividend equivalent payment you receive. You are responsible for reporting and paying any tax resulting from the exchange of eligible options, the grant and vesting of the RSUs, the sale of your common shares and the receipt of any dividends. Additionally, you will be responsible for reporting and paying any tax resulting from dividend equivalent payments to the extent that taxes due in connection with the dividend equivalent payments are not withheld by your employer or that any amounts withheld by your employer do not cover your actual tax liability.

G-2

SCHEDULE H
GUIDE TO TAX ISSUES IN JAPAN
The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of RSUs pursuant to the offer for eligible employees subject to tax in Japan. This summary is based on the tax laws in effect in Japan as of May 2010. We have not obtained a tax ruling or other confirmation from the tax authorities in Japan with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the RSUs are granted, the RSUs vest, or you sell common shares acquired upon vesting of the RSUs.
If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
TAX INFORMATION
Option Exchange
Although there is no clear guidance under local rules on the treatment of the exchange of eligible options for the grant of RSUs, the exchange of eligible options pursuant to the offer is not likely to be considered a taxable event. Please consult your personal tax advisor regarding the potential tax consequences of participating in the offer.
Grant of RSUs
Although the tax treatment of the RSUs granted in exchange for eligible options is uncertain in Japan, under the current practice of the tax authorities, you likely will not be subject to tax when the RSUs are granted to you.
Dividend Equivalent Payments
Prior to the vesting of your RSUs, as of each dividend payment date with respect to common shares, you will be entitled to receive a dividend equivalent payment in an amount equal to the dividend paid with respect to a common share, multiplied by the number of RSUs you hold on the applicable dividend record date. Dividend equivalent payments will be paid to you at the same time and in the same form that dividends are paid on common shares. Cash dividend equivalent payments will be taxed in the same manner as your regular salary.
Vesting of RSUs
You will likely be subject to income tax, but not social insurance contributions, when the RSUs vest and common shares are issued to you. The taxable amount will be the fair market value of the common shares issued to you at vesting, which will likely be characterized as remuneration income.

H-1

Sale of Shares
When you subsequently sell or otherwise dispose of any common shares acquired at vesting of the RSUs, you will be subject to capital gains tax on any gain you realize. The taxable amount will be the difference between the sale price and the fair market value of the common shares at vesting. Generally, you will be subject to capital gains tax at a flat rate of 20%. However, you may be eligible for a reduced tax rate if certain conditions are met. Please consult your personal tax advisor to determine whether you may be eligible for a reduced capital gains rate.
Dividends
If you hold common shares of ProLogis as of an applicable dividend record date, you will be entitled to receive dividends on such common shares. Any dividend paid will be subject to tax in Japan and also to U.S. federal tax that will be withheld at the source when a dividend is paid. You may be entitled to a tax credit in Japan for the U.S. federal tax withheld.
Withholding and Reporting
Your employer is not required to withhold or report income tax when the RSUs vest and common shares are issued to you. However, your employer will be required to withhold income tax (and possibly social insurance contributions) on any cash dividend equivalent payment you receive. You are responsible for reporting and paying any tax resulting from the exchange of eligible options, the grant and vesting of the RSUs, the sale of your common shares and the receipt of any dividends. Additionally, you will be responsible for reporting and paying any tax resulting from dividend equivalent payments to the extent that taxes due in connection with the dividend equivalent payments are not withheld by your employer or that any amounts withheld by your employer do not cover your actual tax liability.

H-2

SCHEDULE I
GUIDE TO TAX ISSUES IN KOREA
The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of RSUs pursuant to the offer for eligible employees subject to tax in Korea. This summary is based on the tax laws in effect in Korea as of May 2010. We have not obtained a tax ruling or other confirmation from the tax authorities in Korea with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the RSUs are granted, the RSUs vest, or you sell common shares acquired upon vesting of the RSUs.
If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
TAX INFORMATION
Option Exchange
Although there is no clear guidance under local rules on the treatment of the exchange of eligible options for the grant of RSUs, the exchange of eligible options pursuant to the offer is not likely to be considered a taxable event. Please consult your personal tax advisor regarding the potential tax consequences of participating in the offer.
Grant of RSUs
You will not be subject to tax when RSUs are granted to you.
Dividend Equivalent Payments
Prior to the vesting of your RSUs, as of each dividend payment date with respect to common shares, you will be entitled to receive a dividend equivalent payment in an amount equal to the dividend paid with respect to a common share, multiplied by the number of RSUs you hold on the applicable dividend record date. Dividend equivalent payments will be paid to you in the form of additional shares when the RSUs that entitled you to the dividend equivalent payment vest. The additional RSUs issued to you in connection with the dividend equivalent payments will be subject to the same taxation described herein for the RSUs you received pursuant to the offer.
Vesting of RSUs
You will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceilings) when the RSUs vest and common shares are issued to you. The taxable amount will be the fair market value of the common shares issued to you at vesting.

I-1

Sale of Shares
When you subsequently sell or otherwise dispose of any common shares acquired at vesting of the RSUs, you will be subject to capital gains tax on any gain you realize unless your total gains realized from the sale of stock assets in that year is less than the exempt amount (KRW2,500,000 per year per type of asset sold). Any gain you realize from the sale stock assets year that exceeds the annual exempt amount will be subject to capital gains tax. The taxable amount will be the difference between the sale price and the fair market value of the common shares at vesting. You will not be subject to any securities transaction tax when you sell the common shares.
Dividends
If you hold common shares of ProLogis as of an applicable dividend record date, you will be entitled to receive dividends on such common shares. Any dividend paid will be subject to tax in Korea and also to U.S. federal tax that will be withheld at the source when a dividend is paid. You may be entitled to a tax credit against your Korean income tax for the U.S. federal tax withheld.
Withholding and Reporting
Your employer is not required to withhold and report income tax when the RSUs vest and common shares are issued to you, but may be required to withhold social insurance contributions (to the extent you have not exceeded the applicable contribution ceilings). You are responsible for reporting any income and paying any applicable tax resulting from the vesting of the RSUs, the sale of your common shares and the receipt of any dividends.
You must file a tax return with the National Tax Service and pay any applicable tax by May 31 of the year following the year the income is received. Alternatively, you may join a taxpayer’s association whereby you routinely report your overseas income, in which case you will be eligible for a 10% tax reduction.
OTHER INFORMATION
Exchange Control Information
Please note that you must repatriate the proceeds received from the sale of common shares or any dividends to Korea within eighteen (18) months of receipt if such proceeds exceed US $500,000.

I-2

SCHEDULE J
GUIDE TO TAX ISSUES IN LUXEMBOURG
The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of RSUs pursuant to the offer for eligible employees subject to tax in Luxembourg. This summary is based on the tax laws in effect in Luxembourg as of May 2010. We have not obtained a tax ruling or other confirmation from the tax authorities in Luxembourg with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the RSUs are granted, the RSUs vest, or you sell common shares acquired upon vesting of the RSUs.
If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the offer in the original grant country, as well as in the new country. Additionally, if ProLogis were to be considered a tax-transparent entity under Luxembourg tax laws, a treaty exemption with regards to capital gains and dividends may be able to be claimed. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
TAX INFORMATION
Option Exchange
You will not be subject to tax as a result of the exchange of eligible options for the grant of RSUs pursuant to the offer.
Grant of RSUs
You will not be subject to tax when the RSUs are granted to you.
Dividend Equivalent Payments
Prior to the vesting of your RSUs, as of each dividend payment date with respect to common shares, you will be entitled to receive a dividend equivalent payment in an amount equal to the dividend paid with respect to a common share, multiplied by the number of RSUs you hold on the applicable dividend record date. Dividend equivalent payments will be paid to you at the same time and in the same form that dividends are paid on common shares. Cash dividend equivalent payments will be taxed in the same manner as your regular salary.
Vesting of RSUs
You will be subject to income tax and social security contributions (to the extent you have not exceeded the applicable wage ceiling) when the RSUs vest on the fair market value of the common shares at vesting.

J-1

Sale of Shares
When you subsequently sell or otherwise dispose of any common shares acquired at vesting of the RSUs, you will not be subject to capital gains tax on any gains realized as long as you have held the common shares for six months or more and you have not held, at any time within the five years preceding the sale, directly or indirectly, 10% or more of the ProLogis’ share capital. If you are subject to capital gains tax, the taxable amount will be the difference between the sale price and the fair market value of the common shares at vesting.
Dividends
If you hold common shares of ProLogis as of an applicable dividend record date, you will be entitled to receive dividends on such common shares. Any dividend paid will be subject to tax in Luxembourg and also to U.S. federal tax that will be withheld at the source when a dividend is paid. You may be entitled to a tax credit in Luxembourg for the U.S. federal tax withheld.
Withholding and Reporting
Your employer is required to withhold and report tax and social security contributions (to the extent you have not reached the annual contribution ceiling) when your RSUs vest and dividend equivalent payments are made to you. You are also responsible for reporting any income (if you have an individual income tax return filing obligation) resulting from the vesting of your RSUs and receipt of dividend equivalent payments as well as for paying any additional tax if the tax authorities determine that an insufficient amount was withheld by your employer by March 31 of the year following the year of vesting. You are responsible for reporting and paying any applicable taxes resulting from the sale of common shares or receipt of dividends.
OTHER INFORMATION
Exchange Control Information
Participant must report any outward and inward remittance of funds to the Banque Central de Luxembourg and/or the Service Central de La Statistique et des Études Économiques within fifteen working days following the month during which the transaction occurred. If a Luxembourg financial institution is involved in the transaction, it will generally fulfill the reporting obligation on Participant’s behalf; otherwise Participant will have to report the transaction him- or herself.

J-2

SCHEDULE K
GUIDE TO TAX ISSUES IN MEXICO
The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of RSUs pursuant to the offer for eligible employees subject to tax in Mexico. This summary is based on the tax laws in effect in Mexico as of May 2010. We have not obtained a tax ruling or other confirmation from the tax authorities in Mexico with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the RSUs are granted, the RSUs vest, or you sell common shares acquired upon vesting of the RSUs.
If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
TAX INFORMATION
Option Exchange
Although there is no clear guidance under local rules on the treatment of the exchange of eligible options for the grant of RSUs, the exchange of eligible options pursuant to the offer is not likely to be considered a taxable event. Please consult your personal tax advisor regarding the potential tax consequences of participating in the offer.
Grant of RSUs
You will not be subject to tax when RSUs are granted to you.
Dividend Equivalent Payments
Prior to the vesting of your RSUs, as of each dividend payment date with respect to common shares, you will be entitled to receive a dividend equivalent payment in an amount equal to the dividend paid with respect to a common share, multiplied by the number of RSUs you hold on the applicable dividend record date. Dividend equivalent payments will be paid to you at the same time and in the same form that dividends are paid on common shares. The tax treatment of cash dividend equivalent payments is not certain; however, because they are paid to you through payroll, they are likely to be taxed as income from dependent personal services.
Vesting of RSUs
You will be subject to income tax, but not social insurance contributions, when the RSUs vest and common shares are issued to you. The taxable amount will be the fair market value of the common shares issued to you at vesting.

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Sale of Shares
When you subsequently sell or otherwise dispose of any common shares acquired at vesting of the RSUs, you will be subject to income tax on any gain realized. The taxable amount will be the difference between the sale price and the tax basis in the common shares (i.e., the fair market value of the common shares at vesting, plus any broker’s fees paid, as adjusted for inflation). The tax treatment of gains from the sale of common shares is complex in Mexico; therefore, you should consult your personal tax advisor.
Dividends
If you hold common shares of ProLogis as of an applicable dividend record date, you will be entitled to receive dividends on such common shares. Any dividend paid will be subject to tax in Mexico and also to U.S. federal tax that will be withheld at the source when a dividend is paid. You may be entitled to a tax credit in Mexico for the U.S. federal tax withheld.
Withholding and Reporting
Your employer is not required to withhold or report income tax when the RSUs vest. You are responsible for reporting and paying any tax resulting from the vesting of the RSUs, the sale of your common shares and the receipt of any dividend equivalent payments or dividends. Your employer will withhold income tax and social insurance contributions with respect to any dividend equivalent payments made to you through local payroll.

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SCHEDULE L
GUIDE TO TAX ISSUES IN THE NETHERLANDS
The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of RSUs pursuant to the offer for eligible employees subject to tax in the Netherlands. This summary is based on the tax laws in effect in the Netherlands as of June 2010. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the RSUs are granted, the RSUs vest, or you sell common shares acquired upon vesting of the RSUs.
If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
TAX INFORMATION
Dutch Tax Rulings
Eligible options that first vested prior to January 1, 2005, are subject to a Dutch tax ruling issued on April 11, 2002. Under this April 11, 2002 ruling, the timing of taxation of the option is deferred from the time of vesting until the time of the exercise of the options provided employees agree to the terms of the ruling and exercise solely by the cashless sell-all method of exercise (i.e., all shares are sold immediately upon exercise, proceeds from the sale are used to pay the exercise price and any taxes due and the remaining net proceeds are distributed to the grantee). The taxable amount is the spread at exercise (i.e., the difference between the exercise price and the fair market value of the shares at exercise).
Options granted on or after January 1, 2005, are not subject to this ruling or the cashless sell-all exercise restriction.
In connection with the offer, ProLogis has submitted a request for a tax ruling from tax authorities in the Netherlands to confirm that the exchange of eligible options for RSUs will not result in a taxable event (the “2010 Dutch Tax Ruling”). ProLogis anticipates obtaining a favorable 2010 Dutch Tax Ruling for the exchange and therefore as a condition to participation, you will be required to accept the terms of the 2010 Dutch Tax Ruling.
If the 2010 Dutch Tax Ruling is not favorable and taxes are due as a result of the exchange of your options for RSUs, sufficient RSUs will be vested to cover the employer’s tax withholding liability at the time of the cancellation of the eligible options. The vested shares will be subject to income tax and social insurance contributions.

You are strongly advised to consult your personal tax and legal advisors regarding the tax implications of participating in the offer and agreeing to the terms of the 2010 Dutch Tax Ruling.
Option Exchange
The following discussion assumes your acceptance of a favorable 2010 Dutch Tax Ruling.
You will not be subject to tax as a result of surrendering the eligible options and their cancellation and for the grant of RSUs pursuant to the offer.
Grant of RSUs
You will not be subject to tax when the RSUs are granted to you.
Dividend Equivalent Payments
Prior to the vesting of your RSUs, as of each dividend payment date with respect to common shares, you will be entitled to receive a dividend equivalent payment in an amount equal to the dividend paid with respect to a common share, multiplied by the number of RSUs you hold on the applicable dividend record date. Dividend equivalent payments will be paid to you at the same time and in the same form that dividends are paid on common shares. Cash dividend equivalent payments qualify as taxable wages and will be taxed in the same manner as your regular salary.
Vesting of RSUs
You will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when the RSUs vest and common shares are issued to you. The taxable amount will be the fair market value of the common shares issued to you at vesting.
Investment Tax
You will be subject to an investment yield tax at an effective rate of 1.2% based on the average of the value of all assets that you own at the end of the year (including ProLogis common shares). An exemption is available on the first €20,661 (for 2010) of the average value of the assets held during the relevant calendar year.
Sale of Shares
When you subsequently sell or otherwise dispose of any common shares acquired at vesting of the RSUs, you will not be subject to capital gains tax, provided you hold less than a 5% interest in ProLogis as a private investment.
Dividends
If you hold the common shares issued upon vesting of the RSUs, you will be entitled to receive dividends if ProLogis, in its discretion, declares a dividend. Any dividend paid will not be subject to tax in the Netherlands provided you hold less than a 5% interest in ProLogis, but will be subject to U.S. federal to be withheld at the source. You may be entitled to a tax credit against your Dutch income tax for the U.S. federal tax withheld.

Cross-border Tax Implications for Employees Who Transferred Out of the Netherlands
In a cross-border scenario in which your eligible options were granted while you were resident in the Netherlands and you subsequently transferred to another country, you will be not be subject to tax at the time of the exchange, provided you agree in writing to the terms of the 2010 Dutch Tax Ruling. In this case, you will be subject to Dutch income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when the RSUs vest on the fair market value of the common shares issued to you at vesting on a pro-rata basis. The pro-ration will be based on the percentage of time you spent working in the Netherlands as compared to the time you worked outside of the Netherlands between the grant of the eligible options and the vesting date of the RSUs. Your former Dutch employer will be required to withhold any additional Dutch income tax and social insurance contributions due at vesting. Your ability to receive a credit for Dutch tax purposes for any non-Dutch taxes that may be paid by you on the same income may be limited. Depending on your current country of residence, you may be subject tax in both your current country of residence and the Netherlands on the income from the RSUs.
Even if you no longer reside in the Netherlands at the time of the exchange, but you have been granted eligible options while you resided in the Netherlands, you are not eligible to participate in the offer with respect to the eligible options granted in the Netherlands unless you agree to the terms of the Dutch Tax Ruling at the time you elect to participate in the offer.
Withholding and Reporting
Your employer is required to withhold and report income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when the RSUs vest and common shares are issued to you and when dividend equivalent payments are made to you. You are responsible for reporting and paying any investment tax resulting from the acquisition of common shares on your individual tax return. You are also responsible for reporting and paying any tax resulting from the sale of your common shares and the receipt of any dividends.

SCHEDULE M
GUIDE TO TAX ISSUES IN POLAND
The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of RSUs pursuant to the offer for eligible employees subject to tax in Poland. This summary is based on the tax laws in effect in Poland as of May 2010. We have not obtained a tax ruling or other confirmation from the tax authorities in Poland with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the RSUs are granted, the RSUs vest, or you sell common shares acquired upon vesting of the RSUs.
If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
TAX INFORMATION
Option Exchange
There is no clear guidance under local rules on the treatment of the exchange of eligible options for the grant of RSUs. The tax consequences of your participation in the offer will likely depend on the legal characterization of the transaction by tax authorities in Poland. Please consult your personal tax advisor regarding the potential tax consequences of participating in the offer.
Grant of RSUs
Although there is no clear guidance under local rules on whether the grant of RSUs will be a taxable event, it is likely that the grant of RSUs will not be considered a taxable event. Please consult your personal tax advisor regarding the potential tax consequences of receiving the grant of RSUs.
Dividend Equivalent Payments
Prior to the vesting of your RSUs, as of each dividend payment date with respect to common shares, you will be entitled to receive a dividend equivalent payment in an amount equal to the dividend paid with respect to a common share, multiplied by the number of RSUs you hold on the applicable dividend record date. Dividend equivalent payments will be paid to you at the same time and in the same form that dividends are paid on common shares. Cash dividend equivalent payments will be taxed in the same manner as your regular salary.
Vesting of RSUs
You likely will be subject to income tax when the RSUs vest and common shares are issued to you. The taxable amount will be the fair market value of the common shares issued to you at vesting. You likely will not be

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subject to social insurance contributions when the RSUs vest, provided the income you receive is not characterized as employment income.
Sale of Shares
When you subsequently sell or otherwise dispose of any common shares acquired at vesting of the RSUs, you will be subject to capital gains tax on any gain you realize. The taxable amount will be the difference between the sale price and your tax basis in the common shares. Your tax basis will be the fair market value of the common shares at vesting if this amount was included in taxable income at vesting.
Dividends
If you hold common shares of ProLogis as of an applicable dividend record date, you will be entitled to receive dividends on such common shares. Any dividend paid will be subject to tax in Poland and also to U.S. federal tax that will be withheld at the source when a dividend is paid. You may be entitled to a tax credit in Poland for the U.S. federal tax withheld.
Withholding and Reporting
Your employer is not required to withhold or report income tax when the RSUs vest and common shares are issued to you. However, your employer may be required to withhold income tax on any dividend equivalent payments you receive. You are responsible for reporting and paying any tax resulting from the exchange of eligible options, the grant and vesting of the RSUs, the sale of your common shares and the receipt of any dividends. Additionally, you will be responsible for reporting and paying any tax resulting from dividend equivalent payments to the extent that taxes due in connection with the dividend equivalent payments are not withheld by your employer or that any amounts withheld by your employer do not cover your actual tax liability.

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SCHEDULE N
GUIDE TO TAX ISSUES IN SPAIN
The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of RSUs pursuant to the offer for eligible employees subject to tax in Spain. This summary is based on the tax laws in effect in Spain as of May 2010. We have not obtained a tax ruling or other confirmation from the tax authorities in Spain with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the RSUs are granted, the RSUs vest, or you sell common shares acquired upon vesting of the RSUs.
If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
TAX INFORMATION
Option Exchange
Although there is no clear guidance under local rules on the treatment of the exchange of eligible options for the grant of RSUs, the exchange of eligible options pursuant to the offer is not likely to be considered a taxable event. Please consult your personal tax advisor regarding the potential tax consequences of participating in the offer.
Grant of RSUs
You will not be subject to tax when the RSUs are granted to you.
Dividend Equivalent Payments
Prior to the vesting of your RSUs, as of each dividend payment date with respect to common shares, you will be entitled to receive a dividend equivalent payment in an amount equal to the dividend paid with respect to a common share, multiplied by the number of RSUs you hold on the applicable dividend record date. Dividend equivalent payments will be paid to you at the same time and in the same form that dividends are paid on common shares. Cash dividend equivalent payments will be taxed in the same manner as your regular salary.
Vesting of RSUs
You will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when the RSUs vest and common shares are issued to you. The taxable amount will be the fair market value of the common shares issued to you at vesting. The income will be considered

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compensation in-kind subject to payment on account and you will be charged with the payment on account by your employer (see “Withholding and Reporting,” below).
Notwithstanding the above, you may be entitled to a tax exemption on the first €12,000 of restricted share unit and other share-based employment income received over a calendar year provided that you hold the common shares acquired at vesting for at least three years after vesting and certain other conditions are met. Please consult your tax advisor to determine if this exemption is available to you.
Sale of Shares
When you subsequently sell or otherwise dispose of any common shares acquired at vesting of the RSUs, you will be subject to tax on any gain you realize. The taxable amount will be the difference between the sale proceeds and the acquisition cost of the common shares. The acquisition cost likely will be considered to be the fair market value of the common shares at vesting. The gain will be taxed at the flat rate applicable to capital gains, irrespective of how long you hold the common shares.
Dividends
If you hold common shares of ProLogis as of an applicable dividend record date, you will be entitled to receive dividends on such common shares. Any dividend paid will be subject to tax in Spain and also to U.S. federal to be withheld at the source. You may be entitled to a tax credit in Spain for the U.S. federal tax withheld.
Withholding and Reporting
Your employer is required to report the vesting of the RSUs. As indicated above, the income at vesting will be considered compensation in-kind subject to payment on account and your employer will charge the payment on account to you. You will be entitled to deduct the payment on account and obtain a tax credit from your income tax obligation. Additionally, your employer is required to withhold social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when the RSUs vest. Your employer is required to withhold income tax and social insurance contributions on any cash dividend equivalent payments you receive. You are solely responsible for reporting and paying any tax resulting from the sale of your common shares and the receipt of any dividends.

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SCHEDULE O
GUIDE TO TAX ISSUES IN THE UNITED KINGDOM
The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of RSUs pursuant to the offer for eligible employees subject to tax in the United Kingdom. This summary is based on the tax laws in effect in the United Kingdom as of May 2010. We have not obtained a tax ruling or other confirmation from HM Revenue & Customs (“HMRC”) in the United Kingdom with regard to this information, and it is possible that HMRC may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the RSUs are granted, the RSUs vest, or you sell common shares acquired upon vesting of the RSUs.
If you are a citizen or resident of more than one country, are considered a resident of more than one country for local law purposes, or if you are not treated as resident, ordinarily resident and domiciled in the United Kingdom, the income tax and social security, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
TAX INFORMATION
Option Exchange
Although there is no clear guidance under local rules on the treatment of the exchange of eligible options for the grant of RSUs, the exchange of eligible options pursuant to the offer is not likely to be considered a taxable event. Please consult your personal tax advisor regarding the potential tax consequences of participating in the offer.
Grant of RSUs
You will not be subject to tax when the RSUs are granted to you.
Dividend Equivalent Payments
Prior to the vesting of your RSUs, as of each dividend payment date with respect to common shares, you will be entitled to receive a dividend equivalent payment in an amount equal to the dividend paid with respect to a common share, multiplied by the number of RSUs you hold on the applicable dividend record date. Dividend equivalent payments will be paid to you at the same time and in the same form that dividends are paid on common shares. Cash dividend equivalent payments will be subject to income tax and employee National Insurance contributions (“NICs”) at the time they are paid.

Vesting of RSUs
You will be subject to income tax and employee NICs when the RSUs vest and common shares are issued to you. The taxable amount will be the fair market value of the common shares issued to you at vesting.
Sale of Shares
When you subsequently sell or otherwise dispose of any common shares acquired at vesting of the RSUs, you will be subject to capital gains tax at a flat rate of (currently) 18% on any gain you realize. The taxable amount will be the difference between the sale proceeds and the fair market value of the common shares at vesting. Please note that, effective April 6, 2008, taper relief was abolished. However, you will be subject to capital gains tax in any tax year only if your capital gain exceeds your annual personal exemption (currently £10,100 for the 2010/2011 tax year).
Furthermore, if you acquire other common shares in ProLogis, you must take into account the share identification rules in calculating your capital gains liability. Please consult your personal tax advisor to determine how share identification rules apply in your particular situation.
Please note that the capital gains tax position summarized here may be affected by the emergency budget announced by the Government for June 22, 2010.
Dividends
If you hold common shares of ProLogis as of an applicable dividend record date, you will be entitled to receive dividends on such common shares. Any dividend paid with respect to the common shares will be subject to income tax (but not NICs) in the U.K. and also to U.S. federal tax that will be withheld at the source when a dividend is paid. Your applicable tax rate will depend on your total income. You will need to declare your dividend income to HMRC on your annual tax return. You may be entitled to a tax credit against your U.K. income tax for the U.S. federal tax withheld.
Withholding and Reporting
Your employer will calculate the income tax and employee NICs due at vesting and when dividend equivalent payments are made, and will account for these amounts to HMRC on your behalf. If, for any reason, your employer is unable to withhold the income tax under the PAYE system or by another method permitted in the applicable award agreement, you must reimburse your employer for the tax paid within 90 days of the date on which the RSUs vest and common shares are issued to you. If you do not reimburse your employer for the income tax paid on your behalf within 90 days of the acquisition of common shares pursuant to the RSUs and assuming you are not a director or executive officer of ProLogis (within the meaning of Section 13(k) of the Exchange Act), you will be deemed to have received a loan from your employer in the amount of the income tax due. The loan will bear interest at the then-current HMRC official rate and it will be immediately due and repayable and your employer may recover it at any time by any of the means set forth in the award agreement.
Your employer is also required to report the details of the exchange of the eligible options, the grant and vesting of the RSUs, the payment of dividend equivalent payments, the acquisition of common shares and any tax withheld on its annual tax returns filed with HMRC.
In addition to your employer’s reporting obligations, you are responsible for reporting any income acquired upon vesting of the RSUs, the sale of your common shares and the receipt of any dividends, on your annual tax return.

You are also responsible for paying any tax resulting from the sale of your common shares and the receipt of any dividends.